     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2005
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 FBO AIR, INC.
                 (Name of Small Business Issuer in Its Charter)

               NEVADA                                4581                              87-0617649
    (State or Other Jurisdiction              (Primary Standard                      (IRS Employer
 of Incorporation or Organization)      Industrial Classification Code            Identification No.)
                                                   Number)

                                101 HANGAR ROAD
                  WILKES-BARRE/SCRANTON INTERNATIONAL AIRPORT
                                AVOCA, PA 18641
                                 (570) 414-1400
         (Address and Telephone Number of Principal Executive Offices)

                                101 HANGAR ROAD
                  WILKES-BARRE/SCRANTON INTERNATIONAL AIRPORT
                                AVOCA, PA 18641
(Address of Principal Place of Business or Intended Principal Place of Business)

                             ROBERT W. BEREND, ESQ.
                              WACHTEL & MASYR, LLP
                             110 EAST 59(TH) STREET
                               NEW YORK, NY 10022
                                 (212) 909-9602
           (Name, Address and Telephone Number of Agent For Service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective
registration statement for the same offering.   [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ] ____________

     If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                    AMOUNT              OFFERING            AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED            TO BE REGISTERED    PRICE PER UNIT(1)    OFFERING PRICE(1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 Par Value, shares to be
  offered by Selling Stockholders............      31,366,821              $.35             $10,978,387           $1,292.16
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

(2) The closing sales price of the Common Stock as reported on the OTC Bulletin Board on June 10, 2005 was taken as the offering price of the shares for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(3) An indeterminate number of shares of the Common Stock are being registered pursuant to Rule 416. under the Securities Act to cover any adjustment in the number of shares issuable as a result of the anti-dilution provisions of the Series A Preferred Stock and Warrants.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION DATED: JUNE 14, 2005

PREMILIMARY PROSPECTUS

                                   31,366,821

                                 FBO AIR, INC.

                                  COMMON STOCK

     FBO Air, Inc. ("We" or the "Company") is in the business of acquiring and operating fixed base operations. A fixed based operator ("FBO") is the primary provider of services, such as fueling, hangaring of aircraft, maintenance and repair, to private and general aviation aircraft operators.

     We are not offering for sale any securities pursuant to this prospectus. Instead, 44 of the 86 selling stockholders named in the table beginning on page 32 of this prospectus will be selling shares of our common stock as follows:

     - 14,116,169 shares which we shall issue upon the conversions of shares of our preferred stock which we sold as part of units in two private placements in March and April 2005,

     - 3,617,652 shares which we shall issue upon the exercises of warrants which we sold as part of the units, and

     - 3,797,118 shares which we shall issue upon the conversions of shares of our preferred stock based on our estimate as to the number of shares of our preferred stock which we shall issue as dividends on the outstanding shares of our preferred stock.

     In addition, 31 of the selling stockholders named in the table will be selling 1,295,882 shares of our common stock which we shall issue upon the exercises of warrants originally issued in partial payment of the placement agent's fee in connection with the private placement in March and April 2005.

     In addition, 24 of the selling stockholders named in the list will be selling 8,540,000 shares of our common stock which they originally received either upon the conversions of our convertible notes or in a reverse merger transaction.

     The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter's discounts or commissions except for the charges to a selling stockholder for sales through a broker-dealer. All net proceeds from a sale will go to the selling stockholder and not to us.

     Our common stock is currently listed on the OTC Bulletin Board under the symbol: FBOR. On June 10, 2005, the closing sales price as so reported was $.35 per share.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    This Prospectus is dated          , 2005

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Risk Factors................................................    4
Use of Proceeds.............................................    9
Description of Business.....................................    9
Description of Property.....................................   15
Legal Proceedings...........................................   15
Directors, Executive Officers, Promoters and Control
  Persons...................................................   16
Executive Compensation......................................   20
Certain Relationships and Related Transactions..............   23
Security Ownership of Certain Beneficial Owners and
  Management................................................   23
Plan of Distribution........................................   26
Selling Stockholders........................................   30
Market for Common Equity and Related Stockholder Matters....   39
Description of Securities...................................   40
Interest of Named Experts and Counsel.......................   45
Commission Position on Indemnification......................   45
Additional Information......................................   47
Management's Discussion and Analysis or Plan of
  Operations................................................   48
Table of Contents to Financial Statements...................  F-1

                                    SUMMARY

     Because the following is a summary, it does not contain all of the information that may be important to you as a prospective purchaser of shares of our common stock from a selling stockholder. You should read this entire prospectus carefully, including the risk factors beginning on page 4 of this prospectus.

KEY QUESTIONS AND ANSWERS.

1.  WHO ARE WE?

     We, FBO Air, Inc., are a Nevada corporation, with our corporate office at 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, Pennsylvania 18641. Our telephone number is (570) 414 - 1400. You should make inquiries relating to this prospectus to Ronald J. Ricciardi, our President and Chief Executive Officer, by writing to him at our Avoca, Pennsylvania address or by calling him at (570) 414 - 1400.

2.  WHAT BUSINESS ARE WE IN?

     We are engaged in the business of acquiring and operating fixed based operators, which are generally called "FBOs." FBOs are the primary providers of services to private and general aviation aircraft operators. Such services include fueling, hangaring of aircraft, maintenance and repair. Our business strategy is to exploit what we believe is a considerable "consolidation" opportunity of FBOs in secondary and tertiary market locations in the United States. We currently operate the FBOs through subsidiaries -- incorporating a new subsidiary in each state where we intend to make an acquisition of an FBO.

     On March 31, 2005, we consummated our first acquisitions of FBOs -- acquiring the stock of a corporation enabling our subsidiary to operate an FBO at the Wilkes-Barre/Scranton International Airport in Avoca, Pennsylvania and acquiring assets enabling our subsidiary to operate an FBO at the Garden City Regional Airport in Garden City, Kansas.

     We also recently created an executive jet management division offering custom aircraft management, charter and maintenance services for corporate jet aircraft owners. We intend to handle the everyday operation and maintenance of the aircraft and, if the aircraft owner elects, we shall charter the aircraft to the public. We anticipate that the charter revenue generated will significantly offset the aircraft owner's fixed costs. Aircraft owners will decide the level of involvement they want in the management of their plane. We believe that our aircraft management agreements will liberate the owner from the stress of day-to-day management and operational responsibilities of owning a corporate jet. When an aircraft is managed by us we believe that the aircraft owner will be assured that the aircraft will be operated in a safe and cost effective manner. We anticipate that, with our growing network of FBOs, the aircraft owner can be assured that his or her fuel costs will be considerably reduced because of our fuel purchasing power. Our intention is to steadily increase the fleet size and charter operating working in close cooperation with our system of FBOs. There can be no assurance that we will be successful in these efforts.

     The FBO we acquired in Pennsylvania was also managing, for a fee, an FBO in Niagara Falls, New York and the Wyoming Valley Airport in Luzane County, Pennsylvania.

3.  WHAT IS OUR RECORD OF REVENUES AND EARNINGS?

     Until we acquired, on March 31, 2005, the two FBOs in Pennsylvania and Kansas described in the preceding answer we had no revenues. We incurred an operating loss of $901,017 during the period from January 17, 2003 (date of our inception) through March 31, 2005.

4.  ARE OUR OPERATIONS AFFECTED BY GOVERNMENTAL REGULATIONS?

     Fixed based operators such as we are subject to extensive regulatory requirements that could result in our incurring significant costs. For example, the Federal Aviation Administration from time to time issues directives and other regulations relating to the maintenance and operation of facilities and our compliance with these requirements may cause us to incur significant expenditures.

     We must obtain the approval from the state or local authority regulating the airport as to which we intend to acquire an FBO of our application to be the successor and, if appropriate, to extend the term of the lease for the facility to a more acceptable term.

5.  WHAT SECURITIES ARE WE OFFERING PURSUANT TO THIS PROSPECTUS?

     We are not offering any securities pursuant to this prospectus. Persons or entities who or which acquired investor units in our private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933 will make substantially all of the sales of shares of our common stock pursuant to this prospectus. These investor units consisted of our senior secured notes due March 31, 2008, shares of our Series A preferred stock (which shares are convertible into shares of our common stock) and common stock purchase warrants. We held three closings with respect to this offering -- on March 31, April 8 and April 15, 2005. In addition, at the first closing certain other persons or entities purchased co-investor units in a related private placement. These co-investor units consisted of shares of our Series A preferred stock and common stock purchase warrants, but not our senior secured notes. We do not intend to offer any additional investor units or co-investor units. These investors and co-investors will not be offering for resale pursuant to this prospectus any of our senior secured notes, any shares of our Series A preferred stock or any of our common stock purchase warrants which they purchased in the private placements. Instead they will be offering for resale the shares of our common stock which they shall receive when and if they convert their shares of our Series A preferred stock and when and if they exercise our investor and co-investor warrants.

     In connection with the first private placement described in the preceding paragraph, the placement agent received, as partial payment of its placement fee, common stock purchase warrants. Its assignees will offer for resale pursuant to this prospectus shares of the common stock issuable upon the exercises of these warrants.

     Certain persons or entities (or their assignee) who or which converted convertible notes into shares of our common stock will also offer for resale such shares pursuant to this prospectus. The convertible notes were acquired by the holders in a private placement pursuant to Regulation D under the Securities Act of 1933 by the Arizona corporation described in the next paragraph. The Company assumed that corporation's obligation under these convertible notes upon the merger described in that paragraph. These selling stockholders are the same persons and entities as the co-investors described above in the first paragraph of this answer.

     On August 20, 2004, an Arizona corporation named FBO Air, Inc. was merged with and into the Company and the Company's name was changed to FBO Air, Inc. Certain persons or entities who or which were shareholders of the Arizona corporation (including two of our three current principal executive officers, who are also directors, and another director) received shares of our common stock upon such merger in exchange for their shares in the Arizona corporation. Such persons or entities will also offer for resale these shares pursuant to this prospectus.

     All of these persons or entities (including certain transferees) will be referred to in this prospectus as the "selling stockholders". They are named in the table beginning on page 32 of this prospectus. The selling stockholders using this prospectus also will include pledgees, donees, transferees or other successors-in-interest of the persons or entities named in that table.

     The selling stockholders will offer, as of the date of this prospectus:

     - 14,116,169 shares of our common stock when and if they convert 846 shares of our Series A preferred stock.

     - 3,797,118 shares of our common stock to be issued by us upon conversions of shares of our Series A preferred stock which we estimate we shall issue upon quarterly payments of dividends with respect to the 846 shares of our Series A preferred stock during the period July 1, 2005 to March 31, 2008.

     - 3,617,652 shares of our common stock when and if the warrants we sold to the investors and co-investors are exercised.

     - 1,295,882 shares of our common stock when and if the warrants we issued to the placement agent and now held by its transferees are exercised.

     - 4,018,375 shares of our common stock which were acquired upon the conversion of our convertible notes.

     - 4,521,625 shares of our common stock which were acquired when the Arizona corporation was merged into the Company.

     The selling stockholders may, as an alternative to their offering pursuant to this prospectus, seek to sell the aggregate of 31,366,821 shares of our common stock, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. As the notes to the table beginning on page 38 of this prospectus indicate, certain of the selling stockholders beneficially own other shares of our common stock which are not being offered pursuant to this prospectus.

6.  WHAT IS THE OFFERING PRICE PURSUANT TO THIS PROSPECTUS?

     The selling stockholders have advised us that they will sell, from time to time the shares of our common stock at the prices quoted for our common stock on the OTC Bulletin Board, in the third market, in isolated transactions, or in a combination of such methods of sale. They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. Our common stock is currently listed on the OTC Bulletin Board under the symbol: FBOR. On June 10, 2005, the closing sales price as so reported was $.35 per share. The selling stockholders have also advised us that they may sell their shares, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933. There will be no underwriter's discounts or commissions, except for the charges to a selling stockholder if he, she or it sells through his, her or its broker-dealer.

7. WILL WE RECEIVE ANY PROCEEDS AS A RESULT OF SALES OF SHARES PURSUANT TO THIS PROSPECTUS?

     We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders pursuant to this prospectus. We may, however, receive $2,948,120 if all of the outstanding warrants we issued to the selling stockholders are exercised at the current exercise price of $.60 per share. These warrants enable the holders to purchase an aggregate of 4,913,534 shares of our common stock. We cannot be certain as to when and if all of these warrants will be exercised. Nor can we be certain as to the amount of proceeds we will actually receive from exercises. Estimates are especially difficult because of provisions in the warrants we issued to the selling stockholders which provide for a reduction in the exercise price if we sell in the future, with certain exceptions, our securities for a sales price less than the exercise price. In such event, the exercise price of these warrants is reduced to such lower sales price.

                                  RISK FACTORS

     Before you invest in our common stock by purchasing shares from a selling stockholder named in this prospectus, you should be aware that there are various risks. We have described below all of the risks which we deem material to your investment decision. A list of the named selling stockholders may be found in this prospectus in the table beginning on page 32. You should consider carefully these risk factors, together with all of the other information included in this prospectus, before you decide to purchase any shares of our common stock.

     Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward looking" information. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. These forward-looking statements could involve known and unknown risks, uncertainties and other factors that might materially alter the actual results suggested by the statements. In other words, our performance might be quite different from what the forward-looking statements imply.

THE FOLLOWING RISK FACTORS RELATE TO OUR OPERATIONS:

  PRIOR TO MARCH 31, 2005 WE HAD NO OPERATING HISTORY FOR YOU TO EVALUATE OUR BUSINESS.

     Our business was incorporated on January 2, 2004 and we made our first acquisitions of FBOs on March 31, 2005. Because we have no operating history, it is difficult to evaluate our proposed business and future prospects. A potential purchaser of shares from the selling stockholders should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, potential purchasers of shares will lose all of their investment.

  WE CAN GIVE NO ASSURANCES THAT WE SHALL CONSUMMATE ANY ACQUISITIONS FOLLOWING OUR FIRST TWO ACQUISITIONS.

     As of the date of this prospectus, we had entered into only two letters of intent and no definitive agreements to effectuate any other acquisition of an FBO. We can give no assurances that we will close any acquisitions, in addition to the two which we closed on March 31, 2005, including the two as to which we have letters of intent. Nor can we give any assurance that the final terms of any additional acquisition will be favorable to us. Moreover, even if we enter into definitive acquisition agreements, we can give no assurances that we will be able to raise additional financing to fund all of such acquisitions on acceptable terms, if at all.

  WE MAY HAVE A NEED FOR ADDITIONAL FINANCING TO CONTINUE OR EXPAND OUR
  BUSINESS.

     Using part of the net proceeds from our recent private placement in March and April 2005, we were able to consummate our first two acquisitions of FBOs in Pennsylvania and Kansas. Certain of the sellers with respect to FBOs we seek to acquire in the future may accept shares of our common stock or other securities as payment by us for the acquisition. However, we believe that it is likely, at least initially, if not for a longer period, that many will seek cash payments, whether paid at the closing or, in certain cases, in later installments payments as well. Because there can be no assurance that our operations will generate sufficient cash flow to meet these acquisition obligations and our other operational expenses, we anticipate seeking additional financing to meet all of our cash requirements. We shall seek to consummate standard commercial banking lines of credit or similar financing from other financial institutions; however, there can be no assurance that these sources will be open to us or whether the terms the banks or other financial institutions offer will be acceptable to us. We shall also seek additional equity financing; however, any such financing will be dependent on general market conditions and the stock market's evaluation of our performance and potential, so these can be assurance that we will obtain such equity financing and, even if do, will the terms be satisfactory?

     We recognize that, unless we obtain additional financing, whether equity or debt; or generate sufficient cash flow from operations, we cannot bridge the gap between now and when, if ever, we begin to operate on a profitable basis. Unless we obtain greater cash flow from operations and, to the extent required, additional financing, your investment in our Company may become a complete loss. We can give no assurance as to our obtaining the additional cash flow from operations, receiving additional financing or attaining profitability.

  WE HAVE INCURRED OPERATING LOSSES SINCE THE INCEPTION OF OUR BUSINESS AND ANTICIPATE CONTINUED LOSSES FOR THE FORESEEABLE FUTURE.

     Until March 31, 2005, we had no revenues and an operational loss of $901,017 from January 17, 2003 (date of our inception) through March 31, 2005. We expect to continue to incur a net loss through the balance of our fiscal year ending December 31, 2005, if not longer. As a result, we will need to generate significant incremental revenues to achieve profitability. We can, however, give you no assurances as to when and if we shall achieve profitability. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

  THE CONTINUED THREAT OF TERRORIST ACTIONS MAY RESULT IN LESS DEMAND FOR PRIVATE AVIATION; AS A RESULT, OUR REVENUES MAY BE ADVERSELY AFFECTED AND WE MAY NEVER ACHIEVE SUCCESSFUL OPERATIONS.

     Terrorist actions involving public and private aircraft may have a significant impact on the Company. The result of these actions could be that individuals and corporations stop using private aircraft. In this event, we may be unable to continue operations.

  WE COULD BE ADVERSELY AFFECTED BY INCREASES IN FUEL PRICES.

     Our operations could be significantly affected by the availability and price of jet fuel. A significant increase in jet fuel prices would most likely have a material impact on our achieving profitability unless we are able to pass on such costs to our customers. Due to the competitive nature of the industry, our ability to pass on increased fuel prices by increasing rates is uncertain. Likewise, any potential benefit of lower fuel prices may be offset by increased competition and lower revenues in general. While we do not currently anticipate a significant reduction in fuel availability, dependency on foreign imports of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are new outbreaks of hostility or other conflicts in oil producing areas or elsewhere, there could be a reduction in the availability of jet fuel or significant increases in costs to our business, as well as to the entire aviation industry.

  THE FIXED BASE OPERATION INDUSTRY IN WHICH WE HAVE JUST BEGUN TO OPERATE IS FIERCELY COMPETITIVE.

     We compete with national, regional, and local fixed base operators. Most of our competitors have been in business far longer than we have and many have greater financial resources available to them. Having greater financial resources will make it easier for these competitors to absorb higher fuel prices and other increases in expenses. In addition, these competitors might seek acquisitions of FBOs in competition to us. Accordingly, there is no assurance we will be able to successfully compete in this industry.

  OUR BUSINESS AS AN FBO IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.

     Fixed base operators are subject to extensive regulatory requirements that could result in significant costs. For example, the Federal Aviation Administration from time to time issues directives and other regulations relating to the maintenance and operation of facilities and our compliance with those requirements may cause us to incur significant expenditures.

     Additional laws, regulations and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce overall revenues. We cannot provide assurances that laws or regulations enacted in the future will not adversely affect our revenues and future profitability.

     There can be no assurance that the state or local authority regulating the airport as to which we intend to acquire an FBO will approve our application to be the successor, or, when requested, extend the term of the lease for the facility to a more acceptable term.

  WE MUST MAINTAIN AND ADD KEY MANAGEMENT AND OTHER PERSONNEL.

     Our future success will be heavily dependent on the performance of our executive officers and managers. We have entered into employment agreements with certain of these individuals, including our President and Chief Executive Officer (Ronald J. Ricciardi), our Vice Chairman and Executive Vice President of Business Development (Jeffrey M. Trenk), and our Vice Chairman and Chief Operating Officer (Robert J. Ettinger).

     Our growth and future success will depend, in large part, on the continued contributions of these key individuals, as well as our ability to motivate and retain these personnel or hire other persons. In addition, our proposed plan of development will require an increase in management, sales, marketing and accounting/ administrative personnel and an investment in development of our expertise by existing employees and management. We believed that we had engaged an appropriate candidate to serve as our Chief Financial Officer, but such engagement has been mutually terminated. Accordingly, a major priority for us is to engage a Chief Financial Officer and to have him or her create an appropriate supporting staff. Although we believe we will be able to hire and retain qualified personnel, due to our limited financial resources, there can be no assurance that we will be successful in obtaining, recruiting and retaining such personnel in sufficient numbers to increase revenues, attain profitability, or successfully implement our growth strategy.

  WE FACE THE POSSIBILITY OF RAISING AT LEAST $5,726,324 BY MARCH 31, 2008 IN ORDER TO MEET THE MATURITY DATE OF OUR SENIOR SECURED NOTES AND TO REDEEM THE SHARES OF OUR SERIES A PREFERRED STOCK.

     Our senior secured notes (currently in the principal amount of $1,496,324) mature on March 31, 2008. In addition, unless all or some of the shares of our Series A preferred stock are converted prior to that date, we shall be obligated to redeem such shares at an aggregate redemption price of $4,230,000. These amounts aggregating $5,726,324 do not give effect to accrued but unpaid interest on our senior secured notes and accrued but unpaid dividends on the shares of our Series A preferred stock. We do not believe that the projected cash flow from our current operations will generate sufficient funds for us to meet these obligations. Accordingly, we must increase our operating revenues, obtain additional equity or debt financing and/or induce the holders of our outstanding warrants to exercise their warrants for us to meet these obligations. There can be no assurance that we shall obtain such funds from any of these sources or that the market price of our common stock will rise to such a level as to cause conversions of the shares of our Series A preferred stock or to induce holders of our warrants to exercise prior to March 31, 2008. A default on March 31, 2008 with respect to either or both of our senior secured notes and our Series A preferred stock would result in changes to the Company that could make your investment in our common stock worthless. As an example of the foregoing, the holders of our senior secured notes have a security interest in all of our current and future assets. A foreclosure by such holders could eliminate the interests of our holders of shares of our common stock including you if you purchase shares from a selling stockholder.

  SO LONG AS OUR SENIOR SECURED NOTES AND SHARES OF OUR SERIES A PREFERRED STOCK ARE OUTSTANDING, THESE SECURITIES MAY NEGATIVELY IMPACT OUR OPERATIONS AND OUR ATTEMPTS TO SECURE ADDITIONAL FINANCING.

     In addition to the security interest of our senior secured notes in all of our current and future assets and the above described cash burden of up to $5,726,324 which we will have to meet on March 31, 2008 with respect to paying our senior secured notes and redeeming shares of our Series A preferred stock, each of these securities contain other provisions that could negatively impact our operations and our attempts to secure additional financing. Some of these provisions are as follows:

     We are required to make a prepayment of our senior secured notes from the gross proceeds from a sale, lease or other disposition of shares of the capital stock of a subsidiary or the property or other assets of our Company or a subsidiary, other than sales of their products and/or services in the ordinary course of their businesses as fixed base operators. Accordingly, funds which we might otherwise use to expand the business, or to meet other expenses of our business, will have to be used instead to make these prepayments.

     The Company may not, directly or indirectly, (or permit any subsidiary to) incur any indebtedness unless (a) such indebtedness is subordinated to our senior secured notes and, after giving effect to it issuance, the Company has a Consolidated EBITA Debt Service Coverage Ratio (as defined) of 2.5 times and (b) such indebtedness is incurred to finance the acquisitions of FBOs. Accordingly, our ability to use debt financing as an alternative to equity financing is limited.

     We need the approval of the holders of our Series A preferred stock to acquire any additional FBO (other than two proposed transactions with FBOs in Jackson, Mississippi and Prescott, Arizona) and for us to enter into any other material definitive agreement. Seeking such approval will not only delay the closing process, but, if a proposed FBO or other agreement was rejected by these holders, we would lose the benefit of a transaction that management otherwise believes is in the best interests of the Company.

THE FOLLOWING RISK FACTORS RELATE TO OUR COMMON STOCK:

  WE DO NOT CURRENTLY HAVE AN ACTIVE MARKET FOR OUR COMMON STOCK. IF OUR COMMON STOCK HAS NO ACTIVE TRADING MARKET, THERE MAY NOT BE AN OUTLET TO SELL YOUR SHARES OF COMMON STOCK AT ALL.

     Our common stock first became eligible to be quoted on the OTC Bulletin Board on December 21, 2004. To date, trading of our common stock has been extremely sporadic and limited. We attribute this in part to the limited float of freely tradeable shares, which is one of the reasons why we are registering shares of our common stock as to which we have no registration commitment. Absent an active trading market there may be no incentive for any holder to convert his, her or its shares of our Series A preferred stock or to exercise his, her or its warrants. As a result the number of shares of our common stock being offered in the market may not increase. Accordingly, there can be no assurance that an active trading market will ever develop. Consequently, there may not be an opportunity for you to resell the shares of our common stock you purchase from a selling stockholder pursuant to this prospectus.

  FUTURE SALES MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

     The timing and amount of resales of shares pursuant to this prospectus, as well as the threat of any such offering, could have a depressive effect on the market price of our common stock, even assuming (as to which there can be no assurance) that an active market for our common stock ever develops. A depressed market price for our common stock could impair our ability to raise capital through the sale of equity securities. In addition, a depressed market price for our common stock will discourage investors and other holders from exercising their warrants and, accordingly, cut off a possible source of funding, as well as adversely affecting any future financing we attempt.

  OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

     The Securities and Exchange Commission has adopted a set of rules called the penny stock rules that regulate broker-dealers with respect to trading in securities with a bid price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that, prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. If a market ever does develop for our common stock, as to which there can be no assurance, and it should remain subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares of our common stock.

  POTENTIAL ADDITIONAL FINANCINGS WILL FURTHER DILUTE OUR EXISTING STOCKHOLDERS.

     When we completed on August 20, 2004 the merger of the Arizona FBO Air with and into the Company, we had 6,026,022 shares of our common stock outstanding. 10,044,397 shares were outstanding when our convertible notes due April 15, 2009 were converted into 4,018,375 shares of our common stock in March 2005. If all of the shares of our Series A preferred stock and all of the common stock purchase warrants received as a result of the private placements were converted or exercised, respectively, there would be 29,074,596 shares outstanding, an increase of 382% from those outstanding on August 20, 2004. The foregoing amounts do not give effect to any shares of our common stock issuable upon the conversion of shares of our Series A preferred stock that we may issue as dividends on our outstanding shares of our Series A preferred stock or any additional shares of our common stock that we may issue as a result of the anti-dilution provisions in our shares of the Series A preferred stock and in such warrants. Any further issuances due to additional equity financings will further dilute our existing stockholders.

  WE DO NOT ANTICIPATE PAYING DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

     Our senior secured notes and our Series A preferred stock currently limit our ability to pay dividends on our common stock. In addition, even were such impediments not present, we would intend to retain future earnings, if any, to fund our operations and to expand our business. Accordingly, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

  OUR BOARD'S RIGHT TO AUTHORIZED ADDITIONAL SHARES OF PREFERRED STOCK COULD ADVERSELY IMPACT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

     Our board of directors currently has the right, with respect to the 9,999,000 shares of our preferred stock not designated as our Series A preferred stock, to authorize the issuance of one or more additional series of our preferred stock with such voting, dividend and other rights as our directors determine. Such action can be taken by our board without the approval of the holders of our common stock. The sole limitation is that the rights of the holders of any new series of preferred stock must be junior to those of the holders of the Series A preferred stock with respect to dividends, upon redemption and upon liquidation unless the holders of the Series A preferred stock otherwise consent. Accordingly, the holders of any new series of preferred stock could be granted voting rights that reduce the voting power of the holders of our common stock. For example, the preferred holders could be granted the right to vote on a merger as a separate class even if the merger would not have an adverse effect on their rights. This right, if granted, would give them a veto with respect to any merger proposal. Or they could be granted 20 votes per share while voting as a single class with the holders of the common stock, thereby diluting the voting power of the holders of our common stock. In addition, the holders of any new series of preferred stock could be given the option to be redeemed in cash in the event of a merger. This would make an acquisition of our Company less attractive to a potential acquirer. Thus, our board could authorize the issuance of shares of the new series of preferred stock in order to defeat a proposal for the acquisition of our Company which a majority of our then holders of our common stock otherwise favor.

  OUR COMMON STOCK MAY NOT CONTINUE TO BE TRADED ON THE OTC BULLETIN BOARD.

     We cannot provide any assurance that our common stock will continue to be eligible to trade on the OTC Bulletin Board. Should our common stock cease to trade on the OTC Bulletin Board and fail to qualify for listing on a stock exchange or Nasdaq, our common stock would be trading only on the "pink sheets" which generally provide an even less liquid market than the OTC Bulletin Board. In such event, stockholders may find it more difficult to trade their shares of our common stock or to obtain accurate, current information concerning market prices for our common stock.

  WE MAY NOT BE ABLE TO ABSORB THE EXPENSE OF BEING A PUBLIC COMPANY.

     There has always been a number of expenses involved with being a public company, including the costs of annual financial audits, legal fees and maintaining current filings with the Securities and Exchange Commission. In addition, since 2002, there have been changes in the laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission and by self-regulatory organizations, such as the New York Stock Exchange and the Nasdaq Stock Market. Should we later meet the qualifications for listing on one of these organizations, as to which there can be no assurance, this will result in increased costs to us as we respond to the requirements of these laws, regulations and standards. In addition, these laws and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers. We estimate these costs aggregate at least $150,000 for a company of our size. Unless we increase our revenues and/or obtain additional financing, as to neither of which there can be any assurance, we may not have the funds to absorb these expenses. As such, should we fail to maintain our status as a public company, a stockholder may not have an opportunity to liquidate his, her or its investment in the Company.

  OUR MANAGEMENT TEAM CURRENTLY HAS INFLUENTIAL VOTING POWER.

     As of May 31, 2005, the executive officers, key employees and directors of our Company and their family members and associates collectively could vote 5,532,112 shares or approximately 22.90% of the 24,161,062 shares of the issued and outstanding voting shares (which consists of 10,044,397 shares of our common stock and 846 shares of our Series A preferred stock convertible into 14,116,169 shares of our common stock). Accordingly, and because there is no cumulative voting for directors, our executive officers and directors are currently in a position to influence the election of all of the directors of the Company. Subject to the approval rights of the holders of the Series A preferred stock, the management of the Company is controlled by our board of directors, currently comprised of three independent directors, a director who is a managing partner of a law firm which is corporate counsel to the Company, a director who is related to an executive officer and three officers/directors.

                                USE OF PROCEEDS

     We will not receive any proceeds upon the subsequent sales by the selling stockholders of 31,366,821 shares of our common stock offered by this prospectus. If the common stock purchase warrants outstanding as of the date of this prospectus to purchase an aggregate of 4,913,534 shares of our common stock held by the selling stockholders and offered for resale pursuant to this prospectus are exercised in their entirety, we will receive $2,948,120 upon such exercises. Because of the uncertainty as to when and if any of these warrants will be exercised, we intend to use any proceeds from these exercises for working capital purposes.

                            DESCRIPTION OF BUSINESS

HISTORY

     Ronald J. Ricciardi and Jeffrey M. Trenk (currently directors and executive officers of the Company) formed FBO Air on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operators. On January 2, 2004, they had FBO Air incorporated as FBO Air, Inc. in the State of Arizona.

     The Arizona FBO Air completed a reverse merger transaction on August 20, 2004 with Shadows Bend Development, Inc., a Nevada corporation, the common stock of which was inactively traded in the pink sheets. Prior to the merger, Shadows Bend had, since October 2000, been pursuing a business plan to acquire, develop and operate "specialty care" facilities designed to help people diagnosed with Alzheimer's or other related illnesses. This business model was effectively abandoned in December 2002. The directors and management of the Arizona FBO Air upon consummation of the merger became the directors and management of Shadows Bend. Simultaneously with the merger Shadows Bend changed its name to FBO Air, Inc.

     For accounting purposes, the Arizona FBO Air was deemed the acquirer in the August 2004 reverse merger transaction and, consequently, the transaction was treated as a recapitalization of the Company previously called Shadows Bend. The Arizona FBO Air's financial statements became the historical financial statements of the post-merger entity.

     Prior to the private placements described in the subsection below captioned "Private Placements" in this section captioned "Description of Business," the Company's primary source of operating funds since the date of its inception had been provided by its shareholders and a convertible note financing. In April 2004, we entered into a convertible note agreement with a group of investors to purchase our 8% convertible notes due April 15, 2009 in the aggregate principal amount of $400,000. Through March 22, 2005, the investors had allowed us to draw down the total available amount of $400,000 against this agreement and had deferred the start of interest payments. On March 31, 2005, in connection with the offerings described below in the subsection captioned "Private Placements" in this section "Description of Business," the convertible notes were converted into 4,018,375 shares of our common stock.

     Shadows Bend's "predecessor" was incorporated with the name of Silver Beaver Mining Company, Inc. in the State of Idaho on May 25, 1967 for the primary purpose of exploring for commercial silver and zinc deposits. This Idaho company had owned various unpatented mining claims near Couer d'Alene, Idaho from 1967 until the last mining claim was abandoned in 1997 because of the lack of funds. The then management incorporated on June 3, 1998 a new corporation with the same name in the State of Nevada and merged the Idaho company with and into the new Nevada corporation on June 3, 1998. Subsequently, on June 2, 2000, the name of the Nevada corporation was changed to Shadows Bend Development, Inc., as a then new management assumed control to conduct the "specialty care" facilities operations described above. On October 10, 2001, Shadows Bend became a public company.

THE FBO INDUSTRY

     As indicated in the preceding subsection, the Company was formed to acquire and operate fixed based operators, which are generally called "FBOs." An FBO is the primary provider of services, such as fueling, hangaring of aircraft, maintenance and repair, to private and general aviation aircraft operators. Our business strategy is to purchase and consolidate FBOs in the secondary and tertiary markets located within the United States.

     We believe that the fixed based operator industry is comprised of only three national players and that each of these companies' holdings of FBOs are situated in predominantly primary market locations. The balance of the industry, in our opinion, is very highly fragmented and served by over 3,000 operators who own FBOs and serve customers at one or more of the almost 3,400 airport facilities across the country that have at least one paved 3,000-foot runway. The vast majority of these independent operators are single location operators. These operators are, in our opinion, relatively unsophisticated, frequently under-capitalized and, in many instances, seeking an exit strategy. It is these operators that are the prime targets of our consolidation strategy.

OUR METHOD OF OPERATIONS

     We currently intend to incorporate a subsidiary in the state where the target FBO to be acquired is located to effect such acquisition. The FBOs that we target for acquisition generally operate on municipal or other government owned real estate properties. Accordingly, at times we will need to obtain certain consents or approvals from that government entity in conjunction with our acquisition. The acquisition of an FBO may be effected either through the acquisition of the assets of the entity or through the purchase of the outstanding shares of stock of the entity. Our first two acquisitions of FBOs effected on March 31, 2005 represented each type of acquisition. Your attention is directed to the later subsections captioned "Acquisition of FBO at Wilkes-Barre/Scranton International Airport (Pennsylvania)" and "Acquisition of FBO at Garden City Regional Airport (Kansas)" in this section captioned "Description of Business" in this prospectus for certain information as to these acquisitions.

     As a trading market develops for our common stock, as to which occurrence we can give no assurance as to when and if such development will occur, certain of the owners of FBOs may be willing to accept all or part of the purchase price in securities of our Company. However, we anticipate that many will, at least initially, if not for a longer period, require that cash payments of the purchase price be made, whether at the closing or, in certain cases, in later installment payments as well. We do not anticipate that the cash flow generated from our operations will supply us with all of the funds necessary to effectuate acquisitions of additional FBOs. Accordingly, we shall be required to raise additional capital through private debt and equity investors in order to fund these acquisitions. Your attention is directed to the succeeding subsection captioned "Private Placements" in this section "Description of Business" in this prospectus for information as to the private placement of our securities which enabled us to effect our first two FBO acquisitions.

     For the most part, we intend to rely on local management to promote the market and to sell the goods and services of our FBO operations to current and future customers. As our field network of FBOs grows, we intend, from our central headquarters, to market nationally to new larger customers such as companies in the fractional jet ownership business. We can give no assurances as to how quickly, if at all, our network of FBOs will grow or as to when and if we will be able to market nationally.

PRIVATE PLACEMENTS

     At closings held on March 31, April 8 and April 15, 2005, we sold, in a private placement pursuant to Rule 506 of Regulation D under the Securities Act of 1933, to investors an aggregate of 59.85293 units at $75,000 per unit, realizing $4,488,975 in gross proceeds. Each unit consisted of (1) a 10% senior secured promissory note due March 31, 2008 in the principal amount of $25,000;
(2) ten shares of our Series A convertible preferred stock; and (3) a common stock purchase warrant expiring March 30, 2010 to purchase 50,000 shares of our common stock at an initial exercise price of $.60 per share. As a result of these closings, we sold (1) senior secured notes in the aggregate principal amount of $1,496,324, (2) 597 shares of our Series A preferred stock and (3) warrants to purchase an aggregate of 2,992,652 shares of our common stock. These investors, as selling stockholders, are offering pursuant to this prospectus an aggregate of 9,966,169 shares of our common stock when and if they convert the 597 shares of our Series A preferred stock they purchased in our private placement, in addition to the 2,992,652 shares of our common stock when and if they exercise their warrants. For additional information as to the terms of our Series A preferred stock and these warrants, we direct your attention to the subsections captioned "Series A Preferred Stock" and "Common Stock Purchase Warrants," respectively, in the section captioned "Description of Securities" subsequent in this prospectus.

     Laidlaw & Company (UK) Ltd. acted as the non-exclusive placement agent for this private placement on a "reasonable efforts $3,000,000 all-or-none" basis. This offering was conditioned upon investors purchasing a minimum of 40 units for an aggregate purchase price of $3,000,000. This offering was made to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933). Laidlaw received at each of the three closings: (i) a cash fee of 10% of the gross proceeds delivered at each closing and (ii) a common stock purchase warrant expiring March 30, 2010 to purchase 10% of the shares of the Common Stock underlying the shares of Series A preferred stock and the investors warrants issued at each closing. These warrants issued in partial payment of the placement fee are similar in terms to the warrants described above in this subsection which we sold to the investors in the offering. As a result of the three closings, Laidlaw received $448,898 in cash fees and warrants to purchase an aggregate of 1,295,882 shares of our common stock. After giving effect to the cash fees paid to Laidlaw and other expenses, we received $3,925,402 in net proceeds from this offering. Of such net proceeds, we used $2,722,147 to effect the acquisitions of two FBOs. Your attention is directed to the succeeding subsections captioned "Acquisition of FBO at Wilkes-Barre Scranton International Airport (Pennsylvania)" and "Acquisition of FBO at Garden City Regional Airport (Kansas)" in this section "Description of Business" in this prospectus for certain information as to these two acquisitions. Laidlaw and its transferees are offering, as selling security holders pursuant to this prospectus, an aggregate of 1,295,882 shares of our common stock when and if they exercise the warrants received as partial payment of the placement agent's fee.

     Simultaneously with the first closing on March 31, 2005, we sold to co-investors an aggregate of 12.5 units at $100,000 per unit, realizing $1,250,000 in gross proceeds. Each of these co-investor units consisted of (1) 20 shares of our Series A preferred stock and (2) a common stock purchase warrant to purchase 50,000 shares of our common stock at $.60 per share. As a result of this closing, we sold 249 shares of our Series A preferred stock and warrants to purchase 625,000 shares of our common stock. These warrants are similar in terms to the warrants described above in this subsection which we sold to investors in the offering. These co-investors, all of whom are accredited investors, are offering, as selling stockholders pursuant to this prospectus, an aggregate of 4,150,000 shares of our common stock when and if they convert their 249 shares of our Series A preferred stock, in addition to the 625,000 shares when and if they exercise their warrants. Laidlaw received no cash fees or common stock purchase warrants with respect to these sales to these co-investors.

ACQUISITION OF FBO AT WILKES-BARRE/SCRANTON INTERNATIONAL AIRPORT (PENNSYLVANIA)

     On March 31, 2005, our wholly-owned Pennsylvania subsidiary executed a stock purchase agreement with Tech Aviation Service, Inc., a Pennsylvania privately-owned corporation, and Ronald D. Ertley and Frank E. Paczewski, the shareholders of Tech Aviation Service. Tech Aviation Service was operating a FBO at the Wilkes-Barre/Scranton International Airport in Avoca, Pennsylvania. Other than the stock purchase agreement, there was no material relationship among Tech Aviation Service, Mr. Ertley and Mr. Paczewski, on the one part, and the Company, any of our affiliates (including our Pennsylvania subsidiary), our directors and officers or any associate of our directors and officers, on the other part.

     On March 31, 2005, our Pennsylvania subsidiary closed the purchase of shares of Tech Aviation Service from Messrs. Ertley and Paczewski. At the closing our Pennsylvania subsidiary paid the two shareholders an aggregate of $2,256,000 ($10,000 having previously been paid as a deposit). Our Pennsylvania subsidiary used the funds from our private placement described in the preceding subsection captioned "Private Placements" in this section captioned "Description of Business" to pay the purchase price to the two selling shareholders. At the closing, Tech Aviation Service, the acquired corporation, issued to each of the two selling shareholders a promissory note for $250,000, payable in five annual installments of $50,000 each. Both we and our Pennsylvania subsidiary guaranteed the payment of the notes. The notes bear no interest; however, in the event of default, Tech Aviation Service must pay interest at the annual rate of two percent in excess of the New York Prime Rate (as defined), as it changes from time to time.

     Simultaneously with the closing of the stock purchase agreement, Tech Aviation Service entered into an employment agreement with Mr. Paczewski, pursuant to which it agreed to employ Mr. Paczewski for a term of two years (subject to automatic renewals for one-year periods unless terminated by either party within 90 days of the anniversary of the initial term or any renewal period) to serve as the Chief Operating Officer of Tech Aviation Service at a base annual salary of $96,550 plus an incentive bonus based on the performance of the facility against its annual operating plan.

     Tech Aviation Service is the only FBO currently operating at the Wilkes-Barre/Scranton International Airport and services primarily jet traffic comprised of private, military, and commercial airplanes. Tech Aviation offers fuel, hangar, maintenance, instruction, and charter services to its customer base. The field offers two runways, the longest of which is 7,501 feet, and supports commercial air service.

     Initially we do not anticipate any significant change in the FBO's operations at the airport. However, we have initiated discussions with the Airport Board on the construction of additional hangar space on land that the Tech Aviation currently occupies and elsewhere on the airport grounds. Separate from the transaction, we are negotiating with the Airport Board to rent, improve, and manage an approximately 20,000 square-foot office building adjacent to the FBO. Our expectation is for this facility to accommodate corporate flight departments that we recruit to the airport, as well as being highly attractive general office space for potential local tenants.

     We have relocated, effective May 1, 2005, our corporate headquarters from Scottsdale, Arizona, to the Tech Aviation Service office in Avoca, Pennsylvania.

     In its last fiscal year, Tech Aviation Service had revenues of $5,378,189 and net income of $219,415. For the three months ended March 31, 2005, Tech Aviation Service had revenues of $1,034,092 and net income of $74,879.

ACQUISITION OF FBO AT GARDEN CITY REGIONAL AIRPORT

     On March 31, 2005, our wholly-owned Kansas subsidiary executed an assets purchase agreement with Central Plains Aviation, Inc., a Kansas privately-owned corporation, and Jon A. Crotts, the President of Central Plains Aviation. Central Plains Aviation was operating a FBO at the Garden City Regional Airport in Garden City, Kansas. There was no material relationship among the Company, our affiliates (including our Kansas subsidiary), our directors and officers, or any associates of our directors and officers, on the one part, and the seller Garden City Aviation and Mr. Crotts, on the other part.

     On March 31, 2005, our subsidiary closed the asset purchase acquisition. At the closing, our subsidiary paid to Central Plains Aviation $466,000 (using funds from our private placement described in the second preceding subsection captioned "Private Placements" in this section captioned "Description of Business") and issued to Central Plains Aviation a promissory note for $240,000 payable quarterly over an 18-month period and bearing interest at the rate of 5% per annum. Simultaneously, our Kansas subsidiary entered into an employment agreement dated March 31, 2005 with Mr. Crotts pursuant to which we agreed to employ Mr. Crotts, for a term of 18 months commencing with the closing and thereafter on a month-to-month basis, to serve as an FBO manager to oversee the operations of the Garden City facility at a base salary of $50,000 per annum plus an incentive bonus based on performance of the facility against its annual operating plan.

     The assets acquired by our Kansas subsidiary included the seller's inventory of fuels, contracts, authorizations, trucks and associated fueling equipment and auto parts inventory, office equipment and shop equipment used by Central Plains Aviation in its business as a fixed base operator at the Garden City Regional Airport in Garden City, Kansas. Our subsidiary assumed no liabilities of the seller other than those related to the foregoing assets.

     The seller serviced primarily transient jet traffic. The seller offered fuel, hangar limited maintenance, aircraft rental, instruction, and charter services to its customer base. The seller also maintained a sizeable military fuel contract. The field offers two runways, the longest at 7,300 feet, and supports commercial air service.

     Initially we do not anticipate any significant change in the FBO operations at the Garden City Regional Airport. However, separately we have negotiated an option with the Airport Board on an additional 20 acres of land for future aviation and/or non-aviation development.

     In its last fiscal year, Central Plains Aviation had revenues of $1,259,414 and net income of $62,452. For the three months ended March 31, 2005, Central Plains Aviation had revenues of $349,112 and net income of $33,995.

COMPETITION

     We believe that the fixed based operator industry in the United States is comprised of only three national FBO companies and that each of these companies' holdings of FBOs are situated in predominantly primary market locations. The balance of the industry is, in our opinion, very highly fragmented and served by over 3,000 operators who own FBOs and serve customers at one or more of the almost 3,400 airport facilities across the country that have at lease one paved 3,000-foot runway. The vast majority of these independent operators are single location operators. These operators are, in our opinion, relatively unsophisticated, frequently under-capitalized and, in many instances, seeking an exit strategy. It is these operators that are the prime targets of our consolidation strategy. As to competition, there is a fair amount of flexibility for aircraft in transit to choose from a number of FBO options within a 200 to 300 mile radius. Accordingly, we believe that the higher level of customer service that we intend to offer in our facilities will allow us to draw additional aircraft and thus compete successfully against other FBOs. There can be no assurance, however, that we will be able to compete successfully.

EFFECT OF GOVERNMENTAL REGULATION ON OUR BUSINESS

     The FBOs that we target for acquisition generally operate on municipal or other government owned real estate properties. Accordingly, we need to obtain certain consents or approvals from that governmental entity as to our being the successor of the target entity. In addition, where appropriate, we may request such consent or approval to extend the term of the lease for the facility to a more acceptable term.

     In addition, the FBOs that we target for acquisition operate under the supervision of the Federal Aviation Authority, or FAA. The FAA from time to time issues directives and other regulations relating to the maintenance of our facilities and our compliance with these requirements may cause us to incur significant expenditures. Finally, we intend to dispense fuels and provide repair and maintenance services, all of which are under the purview of local, regional and national regulatory agencies. We intend to comply with all of these governmental regulations which may result in increased expenditures.

COSTS AND EFFECTS OF COMPLYING WITH ENVIRONMENTAL LAWS

     The Company will be dispensing fuels and, in maintenance and repair operations, will be handling virgin and waste petroleum lubricants. The handling of these materials is subject to federal, state and local environmental laws. The Company intends to comply with these laws, as part of its standard operating practice. The cost of this compliance is considered a normal cost of operations in the FBO industry.

EMPLOYEES

     Prior to March 31, 2005, the Company had one full-time employee who is the Company's President and Chief Executive Officer. As of May 31, 2005, we had 60 employees, three of whom are the executive officers of our Company and the balance are employed by our two subsidiaries in the operations of our FBOs in Pennsylvania and Kansas.

     In October 2004, we entered into an agreement with an executive to serve as our Chief Financial Officer, the engagement to become effective upon the achievement of certain criteria. However, this arrangement has been mutually terminated. We are currently looking for his replacement and additional personnel to support our financial, marketing and operational requirements. We also have retained, and will continue to retain, consultants on an as-needed basis to provide marketing support and assist with financial matters.

AIRCRAFT MANAGEMENT ACTIVITIES

     We also recently created an executive jet management division offering custom aircraft management, charter and maintenance services for corporate jet aircraft owners. We intend to handle the everyday operation and maintenance of the aircraft and, if the aircraft owner elects, we shall charter the aircraft to the public. We anticipate that the charter revenue generated will significantly offset the aircraft owner's fixed costs. Aircraft owners will decide the level of involvement they want in the management of their plane. We believe that our aircraft management agreements will liberate the owner from the stress of day-to-day management and operational responsibilities of owning a corporate jet. When an aircraft is managed by us we believe that the aircraft owner will be assured that the aircraft will be operated in a safe and cost effective manner. We anticipate that, with our growing network of FBOs, the aircraft owner can be assured that his or her fuel costs will be considerably reduced because of our fuel purchasing power. Our intention is to steadily increase the fleet size and charter operations working in close cooperation with our system of FBOs. There can be no assurance that we shall be successful in these efforts.

AIRPORT MANAGEMENT

     Tech Aviation Service, the stock of which we acquired to operate the FBO at the Wilkes-Barre/Scranton International Airport, was managing, for a fee an FBO in Niagara Falls, New York, and the Wyoming Valley Airport in Luzane County, Pennsylvania.

                            DESCRIPTION OF PROPERTY

     From our inception on January 17, 2003 until April 30, 2005, we maintained our corporate headquarters at 9087 East Charter Oak, Scottsdale, AZ 85260, a shared space provided for no rental by one of our organizers. Effective May 1, 2005, we moved our corporate headquarters to 101 Hangar Road, Avoca, PA 18641, the building in which Tech Aviation Services, our new FBO, has its office.

     As a result of its acquisition of the Wilkes-Barre, Pennsylvania FBO, the Company's subsidiary leases its operating facility under the terms of a fixed base operator's lease and operating agreement with the Wilkes-Barre/Scranton International Airport. The agreement is for an initial term of ten years with two five-year renewal periods. The agreement requires monthly rental payments of $6,250 plus additional payments based on certain of the subsidiary's revenues. These include per-gallon fees for certain fuel sales and commissions on landing, parking, tie-down and other types of fees charged by the subsidiary to its aviation customers.

     As a result of its acquisition of the Garden City, Kansas FBO, the Company's subsidiary leases facilities from the City of Garden City, Kansas pursuant to an assignment and amendment of lease. This agreement provides for:
(a) a ten-year lease term expiring March 31, 2015, (b) a base rent of $1,550 and $1,750 per month for years one through five and years six through ten of the lease, respectively. In addition a fuel flowage fee of $.06 per gallon of fuel received by the Company will be due monthly. The fuel flowage fee is to be reviewed annually by the Garden City Regional Airport, the City of Garden City and the Company's subsidiary.

     We have no intention to invest in real estate other than in connection with the acquisition of an FBO property. However, once we acquire any such property, we may seek to use any excess space for purposes other than operation of an FBO.

                               LEGAL PROCEEDINGS

     In early 2005, the Company was served with a complaint which names the Company, among others, as a defendant in a suit brought by a broker-dealer, seeking damages of approximately $100,000 arising from Shadows Bend's cancellation of a stock certificate in the year 2002. Captioned Institutional Capital Management, Inc. vs. Michael W. Sciacchetano, et. al., the suit is currently pending in the 215(th) Judicial District Court, Harris County, Texas. On March 28, 2005, the Company filed a general denial. Discovery is in the initial stages and trial is set for late November 2005. The Company disputes the allegations and intends to vigorously defend itself in this matter.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table contains certain information related to the directors and executive officers of the Company as of May 31, 2005.

NAME                                        AGE                    POSITION
----                                        ---                    --------
Ronald J. Riccardi........................  43    President, Chief Executive Officer and a
                                                  director
Robert J. Ettinger........................  44    Vice Chairman of the Board, Chief Operating
                                                  Officer and a director
Jeffrey M. Trenk..........................  52    Vice Chairman of the Board, Executive Vice
                                                  President for Business Development and a
                                                  director
William B. Wachtel........................  50    Director, Chairman of the Board
William R. Colaianni......................  58    Director
Jeffrey B. Mendell........................  57    Director
George Reenstra...........................  52    Director
Alvin S. Trenk............................  75    Director

     Mr. Riccardi is also currently serving as Acting Chief Financial Officer pending the engagement of an officer to serve in such capacity. There is also currently a vacancy in the officership of Chief Accounting Officer.

     Each director of the Company is elected to serve until the next Annual Meeting of Stockholders or until his or her successor is elected and shall have qualified. The directors intend to call an Annual Meeting of Stockholders later in 2005. Each officer of the Company is elected by the board of directors to serve at the discretion of the board.

BUSINESS HISTORY

  RONALD J. RICCIARDI -- PRESIDENT, CHIEF EXECUTIVE OFFICER, DIRECTOR

     Mr. Ricciardi was elected as the President and a director of the Arizona FBO Air and designated as its Chief Executive Officer on January 2, 2004. He was elected the President and a director of the Company and designated as its Chief Executive Officer effective with the merger of the Arizona corporation with and into the Company on August 20, 2004.

     Mr. Ricciardi is a senior executive with extensive general management experience in entrepreneurial and large companies. Before joining the Arizona FBO Air, Mr. Ricciardi was President and CEO of P&A Capital Partners, Inc., an entertainment finance company established to fund the distribution of independent films. Mr. Ricciardi was also co-founder, Chairman and CEO of eTurn, Inc., a high technology service provider, for which he developed a consolidation strategy, negotiated potential merger/acquisition candidates, prepared private placement materials and executed numerous private, institutional and venture capital presentations. After a management career at Pepsi-Cola Company and the Perrier Group of America, Mr. Ricciardi was President and CEO of Clearidge, Inc., a leading regional consumer products company, where he provided strategic and organizational development, and led a consolidation effort that included 14 transactions, which more than tripled company revenue over four years.

  ROBERT J. ETTINGER -- VICE CHAIRMAN OF THE BOARD, CHIEF OPERATING OFFICER, DIRECTOR

     Mr. Ettinger was elected as a Vice Chairman of the Board and a director of the Company and designated as its Chief Operating Officer on March 31, 2005.

     Mr. Ettinger is a senior aviation expert who has a long history in managing aviation companies and corporate flight departments. From 1998 to March 2005, he was President of New World Aviation, Inc.

("New World"), a company engaged, in the business of managing, maintaining and chartering third party-owned jet aircraft. Prior to New World, Mr. Ettinger held senior management positions with a number of aviation firms: PAB Aviation, Inc. as Vice President/Director of Sales from 1992 to 1998; TPI International Airways as Executive Vice President from 1989 to 1992; Island Helicopter Corp. as General Manager -- Sales & Operations from 1987 to 1989; Skyster International as Vice President Sales & Marketing from 1986 to 1987; and National Airlines as General Manager -- Aircraft Scheduling/Fleet Planning and later Director of Government Contracts from 1983 to 1986.

  JEFFREY M. TRENK -- VICE CHAIRMAN OF THE BOARD, CHIEF OPERATING OFFICER, DIRECTOR

     Mr. Trenk was elected as a Vice Chairman of the Board, the Executive Vice President for Business Development and a director on March 31, 2005.

     Mr. Trenk was a founder of the Arizona FBO Air and, prior to his election as an executive officer and a director of the Company, had served as a consultant to the Company through its formative and capitalization stage. Before founding the Arizona FBO Air, from 1998 to 2001, Mr. Trenk built a chain of dry-cleaning operations through a series of acquisitions and then refocused the organization to become one of the largest providers of dry-cleaning services to the hospitality industry in Arizona, servicing over 200 hotels. After three years and ten acquisitions, he sold the business in a private transaction. Before and after the dry-cleaning consolidation, Mr. Trenk was a consultant to numerous investment banking companies and public companies focusing on capital structure, strategic direction and management/organization issues. From 2001 to 2002 he was a consultant to the Company when it was named Shadows Bend Corporation.

     In 2001, Mr. Trenk pled guilty to one count of conspiracy to commit commercial bribery stemming from an incident in 1996. He has paid his fine and assessment of $2,100, served his probation period and has no restrictions as a result of this conviction. The board of directors of the Company has reviewed the 1996 incident and, after careful deliberation, determined that these issues associated with this past event were not of sufficient import to turn away from the skills that the directors believed Mr. Trenk could bring to the Company.

  WILLIAM B. WACHTEL -- DIRECTOR, CHAIRMAN OF THE BOARD

     Mr. Wachtel was elected as a director of the Company and its Chairman of the Board on March 31, 2005.

     Mr. Wachtel has been a managing partner of Wachtel & Masyr, LLP, or its predecessor law firm (Gold & Wachtel, LLP), since its founding in August 1984. Such firm serves as corporate counsel to the Company. He is a co-founder of the Drum Major Institute, an organization carrying forth the legacy of the late Reverend Martin Luther King, Jr.

  WILLIAM R. COLAIANNI -- DIRECTOR

     Mr. Colaianni was elected as a director of the Company on September 30, 2004.

     Mr. Colaianni is currently a member of Holding Capital Group LLC, a private investment banking firm that invests in smaller middle market private companies. Holding Capital has been in business for over 25 years and has made investments in over 300 deals. Mr. Colaianni joined the firm in 1983. Structuring and financing of unique transactions is Holding Capital's expertise. Mr. Colaianni also sits on the board of directors for seven privately-held companies and is the President of a $35 million veneer and plywood company in Georgia.

     Prior to joining Holding Capital, Mr. Colaianni was Chief Operating Officer of Adidas Sports and Leisure, and was President of Pony footwear. He was also a Vice President for Bankers Trust Company, New York, in charge of asset based lending. Before beginning his professional career, Mr. Colaianni served as a captain in the US Army.

  JEFFREY B. MENDELL -- DIRECTOR

     Mr. Mendell was elected as a director of the Company on September 30, 2004.

     Mr. Mendell has over 30 years of real estate experience in the New York metropolitan area. Presently, he owns and manages JBM Realty Capital Corp., a private real estate company active in the development, financing and sale of residential and commercial projects in the New York metropolitan area. During 2004 JBM Realty developed a 55-unit rental luxury waterfront apartment project in Greenwich, Connecticut. He started his career as a lending officer in the New York real estate department of Citibank, providing construction loans to Manhattan real estate developers. In the early 1980's, as Senior Vice President of Chase Enterprises he was responsible for the development of over 2 million square feet of office, retail properties, plus over 1,000 residential units in Florida. In the mid-1980's he joined Jones Lang Wootton, an international investment bank, as a partner in charge of the finance group and closed over $1 billion in debt and equity transactions. In 1989, he was recruited by Citicorp to run the New York City workout group and was responsible for a portfolio totaling $2 billion in distressed and non-performing loans. In 1992, he became President of National Realty & Development Corp., a private real estate development where he was responsible for all aspects of a 14 million square foot portfolio of shopping centers, office parks and a residential construction business based in New Jersey.

     In 1997, he formed and subsequently sold, a mortgage banking company that represented life insurance companies and other lenders in placing mortgage debt in the New York metropolitan area. From 1999-2000, he was President of RFR/Davis, Davis & Partners and affiliated companies, the largest residential development company in New York City, where he supervised all aspects of the development, construction and management of a portfolio of over 1,500 luxury residential apartments in Manhattan. Projects completed during this period included Wellington Tower, Century Tower, and The Empire. Mr. Mendell is a graduate of the Wharton School of Finance and Commerce at the University of Pennsylvania, and a licensed real estate broker in the State of New York.

  GEORGE REENSTRA -- DIRECTOR

     Mr. Reenstra was elected as a director of the Company on September 30, 2004.

     Mr. Reenstra began his aviation career as an Army helicopter pilot serving in Viet Nam from 1968 to 1969. He is a recipient of the Distinguished Flying Cross and the Navy Commendation Medal with a V-Device, as well as over 25 air medals. Mr. Reenstra has over 30 years of involvement in civilian aviation, most notably in the helicopter market. In the early 70's as an employee of Bell Helicopter, he was instrumental in the sale of multiple helicopters to various first time buyers at the very beginning of the corporate helicopter cycle. He was also involved with the early introduction of helicopter transportation in the medical field. His last involvement in helicopter marketing and sales was with Sikorsky Aircraft which he left in 1989 as National Sales Manager. Mr. Reenstra's FBO and aviation experience includes the operation and creation of FBOs at Teterboro, New Jersey, Conroe, Texas, Long Beach, California, and Newburg, New York. He has also assisted other individuals as a consultant in acquiring FBO properties throughout the United States. Currently, Mr. Reenstra is President of Aircraft Services Group, a diversified aircraft brokerage and management company. He is also President of EVAS Worldwide, the only approved cockpit smoke protection device approved by the Federal Aviation Administration and currently in use throughout the world on Part 121, 135, 91 and military aircraft. He is a founding partner of Safety Operating Systems which provides corporate and airline audits on a worldwide basis.

  ALVIN S. TRENK

     Mr. Trenk was elected as a director and the Chairman of the Board of the Company effective with the merger of the Arizona FBO Air with and into the Company on August 20, 2004. He resigned as the Chairman of the Board on March 31, 2005.

     Mr. Trenk has served as Chairman and CEO of Air Pegasus since 1981 and, from 1997 to 2003, as Chairman, President and CEO of Sightseeing Tours of America, Inc. and Liberty Helicopters, Inc., privately held corporations operating public use heliports in New York and providing helicopter air tours and charter and air services. Mr. Trenk has also been Chairman and CEO of TechTron, Inc. since 1980. TechTron is a privately owned holding company with investment emphasis on emerging global market opportunities. From 1976 to 1980, Mr. Trenk was Vice Chairman of Kenton Corporation, a diversified publicly-traded corporation, where he also served as President and CEO of Charles Town Turf Club, owner and operator of thoroughbred race tracks in West Virginia, and Chairman and CEO of International Health Company, which owned and operated a national chain of artificial kidney centers.

FAMILY RELATIONSHIPS

     Jeffrey M. Trenk, a Vice Chairman of the Board, the Executive Vice President for Business Development and a director since March 31, 2005, is the son of Alvin S. Trenk, another director of the Company since August 20, 2004. There are no other family relationships among the directors and the executive officers of the Company.

OTHER DIRECTORSHIPS

     William B. Wachtel has served since November 18, 2003 as a director of Hanover Direct, Inc. whose stock is traded on the American Stock Exchange and which is engaged in the catalog business.

     No other director of the Company serves as a director of a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or any company registered as an investment company under the Investment Company Act of 1940.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     As a result of the merger of the Arizona FBO Air with and into the Company, effective August 20, 2004, Ronald J. Ricciardi and Alvin S. Trenk became directors of the Company and Mr. Ricciardi its President and Chief Executive Officer. On September 30, 2004, William R. Colaianni, Jeffrey B. Mendell and George Reenstra were elected as directors. Because none of these persons had a CIK/access code, the Company had to process forms for them and, as a result, all of the Forms 3 (except for Mr. Reenstra) and one Form 4 for Mr. Trenk were late. With the cooperation of these directors and executive officers, the Company has set up a system which it hopes will avoid late filings in the future. Because he had been out of the country, the Company just recently processed Mr. Reenstra's application and filed his Form 3.

     Each of the directors or executive officers of the Company prior to the merger of the Arizona FBO Air with and into the Company has advised the Company that he had no reportable transactions in the fiscal year ended December 31, 2004.

CODE OF ETHICS

     The Company is in the process of developing and implementing a Code of Ethics policy. Until March 31, 2005, it had only one officer who was also the sole employee of the Company.

COMMITTEES

     The Company's Audit Committee consists of William R. Colaianni as Chairman and Financial Expert, as well as Jeffrey B. Mendell and George Reenstra. The Company's Compensation Committee consists of Jeffrey B. Mendell, Chairman, as well as George Reenstra and Alvin S. Trenk.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation for service in all capacities for the fiscal year ended December 31, 2004 paid to Ronald J. Ricciardi, our President and Chief Executive Officer. No other executive officer received compensation exceeding $100,000 during the fiscal years ended December 31, 2004 and 2003. Mr. Ricciardi became the President and Chief Executive Officer of the Arizona FBO Air on January 2, 2004 and was elected as the President and Chief Executive Officer of the Company on August 20, 2004 in connection with the completion of the Company's reverse merger with the Arizona FBO Air. The following table sets forth the annual compensation paid by the Company for services performed on the Company's behalf for the fiscal years ended December 31, 2002, 2003 and 2004, with respect to Mr. Ricciardi who was, as of December 31, 2004, the Company's Chief Executive Officer and the only executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                      ANNUAL COMPENSATION                   COMPENSATION AWARDS
                             -------------------------------------   ---------------------------------
                                                                         SECURITIES
                                                      OTHER ANNUAL   UNDERLYING OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY    BONUS   COMPENSATION   (NUMBER OF SHARES)   COMPENSATION
---------------------------  ----   -------   -----   ------------   ------------------   ------------
Ronald J. Ricciardi,......   2004   $73,000    $0          $0                0                 $0
  President and Chief        2003   $     0    $0          $0                0                 $0
  Executive Officer          2002   $     0    $0          $0                0                 $0

---------------

Note: Mr. Ricciardi was compensated at an annual equivalent compensation of $125,000.

STOCK OPTIONS

     On September 20, 2004, the board of directors of the Company granted options to purchase an aggregate of 150,000 shares, 25,000 shares to each of four directors (Messrs. Colaianni, Mendell, Reenstra and Alvin S. Trenk) and 50,000 shares to Jeffrey M. Trenk, who was then a consultant/shareholder of the Company. These options have an exercise price of $0.01 per share and expire four years from the date of grant and are not exercisable for the first year from the date of grant. There was no trading market for our common stock at the date of grant which would have otherwise permitted the board to use the market price as the exercise price. Your attention is directed to the section captioned "Market for Common Equity and Related Stockholder Matters" later in this prospectus for information as to the market for our common stock through March 31, 2005 and a recent quotation. Mr. Ricciardi, the sole executive officer after the merger transaction with the Arizona FBO Air and the fifth then director on September 20, 2004, received no options and none were granted to any officer, director, employee or consultant prior to August 20, 2004 in the fiscal year ended December 31, 2004.

     Except for the options described in the succeeding subsection captioned "Employment Agreements" in this section "Executive Compensation" and those described in the preceding paragraph, no other stock options are outstanding and, during the fiscal year ended December 31, 2004, no stock options were exercised.

     The directors intend to adapt a stock option plan permitting the grant of options for up to an aggregate of 2,500,000 shares of our common stock to officers, directors, employees and consultants at exercise prices equal to the fair market value per share of our common stock on the respective dates of grant. The options granted on March 31, 2005 to the three executive officers of the Company will be made subject to such plan. The directors intend to seek stockholder approval of that stock option plan at the next Annual Meeting of Shareholders whenever scheduled during the balance of our fiscal year ending December 31, 2005.

     The directors currently have no plans to grant stock appreciation rights ("SARs" as they are commonly called) and there are no outstanding SARs.

LONG-TERM INCENTIVE PLAN

     The Company currently has no pension plan or any other long-term incentive plan in effect. Tech Aviation Service, the operator of the Wilkes-Barre, Pennsylvania facility, has in effect a 401(k) plan covering substantially all of its employees. Tech Aviation Service is obligated under this plan to make contributions equal to 25% of each participating employee's contribution of up to 4% of his or her salary. As the Company through a subsidiary acquires additional FBOs, the additional FBO may also have in effect a 401(k) plan or other long-term incentive plan. The Company's directors recognize that, when and if the number of employees of the Company grows, consideration will have to be given to adopting a pension plan, adopting a new, or extending the aforementioned, 401(k) plan for other employees and/or adopting some other long-term incentive plan.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company or a subsidiary thereof are entitled to a fee of $1,000 per board meeting and $750 and $500 per committee meeting for a committee chairman and a committee member, respectively. In addition, your attention is directed to the second preceding subsection captioned "Stock Options" in this section captioned "Executive Compensation" for a description of options granted on September 30, 2004 to four of the five then directors who were not, and are not, employees of the Company. Each director who is not an employee of the Company or subsidiary may in the future be granted an option. However, the timing of such grant, the number of shares and the other terms of such option have not been determined. Each director is also reimbursed for expenses incurred in connection with attendance at meeting of the Board of Directors.

EMPLOYMENT AGREEMENTS

     In January 2004, the Company entered into a three-year employment agreement with Ronald J. Ricciardi, its President and Chief Executive Officer, which was to become effective upon the closing of an FBO acquisition and which provided for an annual base salary of $125,000, $150,000 and $200,000, respectively, during the first three years, plus an annual incentive bonus each year equal to three percent of the Company's Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA") earned by meeting or exceeding the annual plan for EBITA developed by management and approved by our board of directors. In addition, the executive was entitled to receive an option to purchase shares of our common stock in an amount to be determined annually by our board of directors. Among other fringe benefits, the employment agreement with Mr. Ricciardi obligates the Company to maintain a term life insurance policy on Mr. Ricciardi's life in the amount of $1,000,000 with one half of the proceeds on his death to go to his designated beneficiary or beneficiaries and one half to the Company. This agreement was originally with the Arizona FBO Air, but was assumed by the Company as a result of the merger of the Arizona FBO Air with and into the Company on August 20, 2004.

     On March 31, 2005, our board of directors authorized execution of the first amendment effective April 1, 2005 to the employment agreement with Mr. Ricciardi. This amendment provided that Mr. Ricciardi's employment under the employment agreement became effective April 1, 2005 and will continue for three years thereafter subject to automatic one-year renewals unless either party gives written notice not to extend the term not less than 90 days prior to the next upcoming expiration date. The employment agreement as initially executed provides that the Company may terminate Mr. Ricciardi's employment for cause (as defined), in which event the Company is only obligated to pay him through the date of termination, or without cause, in which event the Company is obligated to pay severance pay of one-year's base salary plus his incentive bonus on a pro rata basis. Mr. Ricciardi may also terminate his employment without cause on notice to the Company, but, in such event, he receives no severance pay and forfeits his incentive bonus. The Company may also terminate Mr. Ricciardi's employment in the event of a sale of substantially all of its assets, a merger or consolidation in which the pre-merger or pre-consolidation stockholders own less than 50% of the outstanding voting shares or the disposition of at least two-thirds of the outstanding shares of the Company. In such event, Mr. Ricciardi becomes fully vested in any issued but non-vested options and his non-cash benefits continue for up to six months. The first amendment did not change any of the termination provisions described in the preceding four sentences. The first amendment did change Mr. Ricciardi's base salary to $175,000 for each of the three years in the initial term, rather than as provided in the preceding paragraph, subject to such increases as our board may authorize from time to time in the future. The first amendment did not change the bonus provision in the original agreement as described in the preceeding paragraph. In addition, the first amendment also provides that Mr. Ricciardi be granted an option each April 1 during the initial term to purchase 250,000 shares of our common stock at the then market price for our common stock, superseding the option provision in the employment agreement as initially executed and as described in the preceding paragraph. On March 31, 2005, our board granted Mr. Ricciardi an option expiring March 31, 2010 to purchase 250,000 shares of our common stock at $1.60 per share, the market price on April 1, 2005. The option is immediately exercisable.

     On March 31, 2005, our board of directors authorized an employment agreement dated as of April 1, 2005 with Robert J. Ettinger. Our board had simultaneously elected him as a Vice Chairman of the Board and a director of the Company and had designated him as its Chief Operating Officer. Pursuant to this employment agreement, Mr. Ettinger is employed as the Chief Operating Officer of the Company and as the President of its executive jet management division. He also is to serve as a Vice Chairman of the Company. The term of his employment agreement is for three years, commencing April 1, 2005, and thereafter automatically renews for additional one-year periods unless either party gives written notice not to extend the term not less than 90 days prior to the then next upcoming expiration date. The Company may terminate the employment for Cause (as defined), in which event the Company is only obligated to pay him through the date of termination. In addition Mr. Ettinger may terminate his employment for Good Reason (as defined) or in the event of a Change in Control (as defined). If either such termination occurs, the employment agreement specifies the Company's further obligations, including, in the case of a Change in Control, Mr. Ettinger is entitled to a severance benefit of one-year's base salary and his annual bonus (as described in the next paragraph).

     Pursuant to his employment agreement, Mr. Ettinger's base annual salary is $150,000, subject to such increases as our board may authorize from time to time in the future, and he is guaranteed an annual bonus payment of $100,000, both the salary and the bonus payment to be paid in equal monthly installments. In addition, he may receive an annual performance bonus based on our board's evaluation of the Company's (particularly the executive jet management division's) performance and his performance. Like Mr. Ricciardi, Mr. Ettinger is to be granted an option each April 1 during the initial term to purchase 250,000 shares of our common stock at the then market price. On March 31, 2005, our board granted Mr. Ettinger an option similar to that described for Mr. Ricciardi in the second preceding paragraph. Among the other fringe benefits, the employment agreement with Mr. Ettinger obligates the Company to maintain a term life insurance policy on Mr. Ettinger's life similar to that described above for Mr. Ricciardi.

     The Company had entered in a business development agreement dated as of January 2, 2004 with Jeffrey M. Trenk, a founder of the Arizona FBO Air. This consulting agreement was assumed by the Company as a result of the merger of the Arizona FBO Air with and into the Company. The Consulting Agreement, by its terms, never became effective, although Mr. Trenk rendered services and received certain cash compensation. In addition, as indicated in the subsection captioned "Stock Options" in this section captioned "Executive Compensation," he was granted an option expiring September 29, 2009 to purchase 50,000 shares of our common stock at $.01 per share.

     With Mr. Trenk's election on March 31, 2005 as an officer of the Company, our board of directors authorized termination of the consulting agreement effective March 31, 2005 and execution of an employment agreement dated as of April 1, 2005 with him. Pursuant to the employment agreement, Mr. Trenk is employed as the Executive Vice President of Business Development of the Company. He is also to serve as a Vice Chairman of the Company. The term of the employment agreement is for three years, commencing April 1, 2005, and thereafter automatically renews for additional one-year periods unless either party gives written notice no to extend the term not less than 90 days prior to the then next upcoming expiration date. The Company may terminate the employment for Cause (as defined), in which event the Company is only obligated to pay him through the date of termination. In addition, Mr. Trenk may terminate his employment for Good Reason (as defined) or in the event of a Change in Control (as defined). The benefits upon termination in the employment agreement are similar to those in the employment agreement with Mr. Ricciardi as described above in this subsection.

     Pursuant to the employment agreement, Mr. Trenk's base annual salary is $175,000, subject to such increases as our board may authorize from time to time in the future. In addition, he is eligible to receive annually an incentive bonus equal to three percent of the Company's Earnings Before Income Taxes Depreciation and Amortization ("EBITDA") earned by meeting or exceeding the annual plan for EBITDA developed by management and approved by our Board annually. Pursuant to the employment agreement, among other fringe benefits, Mr. Trenk is also entitled to similar life insurance as described above for Messrs. Ricciardi and Ettinger. Like Messrs. Ricciardi and Ettinger, Mr. Trenk is to be granted an option each April 1 during the initial term to purchase 250,000 shares of our common stock at the then market price. On March 31, 2005, our board granted Mr. Trenk an option similar to that described above for Mr. Ricciardi.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the Company's fiscal year ended December 31, 2004, Jeffrey M. Trenk (and his affiliates) and Ronald J. Ricciardi, as promoters of the Company, provided funds and services to the Company valued at $132,186 and $31,860, respectively, in exchange for the receipt of 1,536,573 and 369,677 shares, respectively, of our common stock. Mr. Trenk is currently a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company. Mr. Ricciardi is currently the President, the Chief Executive Officer and a director of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of May 31, 2005, certain information with respect to all stockholders known by the Company to be beneficial owners of more than 5% of its outstanding shares of our common stock, the Chief Executive Officer of the Company, all directors and all officers and directors of the Company as a group. The ownership information was furnished to the Company by the person or entity.

                                                 NUMBER OF SHARES            PERCENTAGE OF
                                                 OF COMMON STOCK             COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED       BENEFICIALLY OWNED(1)
------------------------------------            ------------------       ---------------------
Ruth Trenk(2).................................     1,536,437.5(3)                   15.30%
  9087 East Charter Oak
  Scottsdale, AZ 85260
Jaime Levine(4)...............................     1,307,687.5(5)                   13.02%
  9087 East Charter Oak
  Scottsdale, AZ 85260
Jeffrey M. Trenk(6)...........................         539,750(7)                    5.24%
  c/o FBO Air, Inc.
  101 Hangar Road
  Avoca, PA 18641
Ronald J. Ricciardi(8)........................       1,126,875(9)                   10.95%
  c/o FBO Air, Inc.
  101 Hangar Road
  Avoca, PA 18641
Robert J. Ettinger(10)........................         250,000(11)                   2.43%
  c/o FBO Air, Inc.
  101 Hangar Road
  Avoca, PA 18641
William B. Wachtel(12)........................       2,931,114(13)                  25.19%
  c/o Wachtel & Masyr, LLP
  110 East 59(th) Street
  New York, NY 10022

                                                 NUMBER OF SHARES            PERCENTAGE OF
                                                 OF COMMON STOCK             COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED       BENEFICIALLY OWNED(1)
------------------------------------            ------------------       ---------------------
Alvin S. Trenk(14)............................          15,520(15)            less than 1%
  350 East 79(th) Street
  Apartment 38C
  New York, NY 10021
William R. Colaianni(14)......................               0(15)                      0
  c/o Holding Capital Group LLC
  630 Third Avenue
  New York, NY 10017
Jeffrey B. Mendell(14)........................         216,667(15)(16)               2.11%
  c/o JBM Realty Capital Corp.
  100 Putnam Green
  Greenwich, CT 06830
George Reenstra(14)...........................               0(15)                      0
  c/o Aircraft Services Group
  545 Island Road, Suite 2B
  Ramsey, NJ 07446
All directors and officers as a group (8 in
  number).....................................       5,079,656(17)                  40.30%
Nordin Corp. .................................        1,150,00(18)(19)               9.92%
  Bakkerevej OA
  Snekkersten, Denmark
Peter Nordin..................................         650,000(18)(19)               5.68%
  Bakkerevej OA
  Snekkersten, Denmark
Per Gustaffson................................       1,733,333(18)                  14.23%
  Sodergatan 20A
  Vaxjo, Sweden
Arco Van Nieuwland............................       1,733,333(18)                  14.23%
  Bunder 8, 2970
  Schildz, Belgium
Alpha Capital AG..............................         716,667(18)                   6.42%
  Pradafant 7
  Furstentums 9490
  Vaduz, Liechtenstein
Uladisloa Prieto..............................         650,000(18)                   5.86%
  Diagnal 128 B 20-91
  Bogata, Columbia
James K. and Shawn A. Randolph................         650,000(18)                   5.86%
  9290 East Thompson Pk
  Parkway Lot 460
  Scottsdale, AZ 85255
J. Mark Roper.................................         650,000(18)                   5.86%
  2409 Never Bend Cove
  Austin, TX 78746
Natan and Miryan Vishlitsky...................         650,000(18)                   5.86%
  87 Clinton Road
  Brookline, MA 02445
Sheldon Miller................................         563,333(18)                   5.12%
  4450 Pontiac Trail
  Orchard Lake, MI 48323

                                                 NUMBER OF SHARES            PERCENTAGE OF
                                                 OF COMMON STOCK             COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED       BENEFICIALLY OWNED(1)
------------------------------------            ------------------       ---------------------
Sands Brothers Venture........................       1,658,201(20)                  14.09%
  Capital III, LLC
  90 Park Avenue
  New York, NY 10016
Sands Brothers Venture........................         837,431(20)                   7.53%
  Capital IV, LLC
  90 Park Avenue
  New York, NY 10016
Andrew Zaro...................................         873,516(20)                   8.14%
  7 Skyline Drive
  Hawthorne, NY 10532
KWG Trust.....................................         662,683(20)                   6.30%
  c/o Horwood Marcus & Berk
  180 North Lasalle Street, Suite 3700
  Chicago, IL 60601
Bonanza Trust.................................         921,860(21)                   8.55%
  c/o Horwood Marcus & Berk
  180 North Lasalle Street, Suite 3700
  Chicago, IL 60601

---------------

 (1) The percentages computed in the table are based upon 10,444,893 shares of our common stock which were outstanding on May 31, 2005. Effect is given, pursuant to Rule 13-d(1)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of May 31, 2005 and to shares of our common stock issuable upon the conversion of shares of our Series A preferred stock, all of which shares are currently convertible. No effect is given to the shares of our common stock which we shall issue upon the conversion of shares of our Series A preferred stock which may be issued when and if our board declares dividends.

 (2) Ruth Trenk is the wife of Jeffrey M. Trenk, a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company.

 (3) The shares of our common stock reported in the table reflect (a) 244,000 shares owned personally by her; (b) 842,562.5 shares of the 1,685,125 shares owned of record by York Capital Group, LLC, of which limited liability company she is a 50% member with her daughter Jaime Levine being the other 50% member; and (c) 449,875 shares of the 899,750 shares owned of record by Rogo Letter, Inc., of which corporation she is a 50% shareholder with her daughter Jaime Levine owning the other 50%. See Note (5) to the table. She disclaims beneficial ownership of the shares of our common stock reported by her husband in the text to Note (7) to the table.

 (4) Jamie Levine is the daughter of Ruth Trenk. See Note (2) to this table.

 (5) The shares of our common stock reported in the table reflect 15,250 shares owned personally by her; (b) 842,562.5 shares of the 1,685,125 shares owned of record by York Capital Group, LLC, of which limited liability company she is a 50% member with her mother Ruth Trenk being the other 50% member; and (c) 449,875 shares of the 899,750 shares owned of record by Rogo Letter, Inc., of which corporation she is a 50% stockholder with her mother Ruth Trenk owing the other 50%. See Note (3) to the table.

 (6) Jeffrey M. Trenk is a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company.

 (7) The shares of our common stock reported in the table reflect (a) 289,750 shares owned personally by him and (b) 250,000 shares issuable upon the exercise of an option expiring March 31, 2010 which is currently exercisable. The shares reported in the table do not reflect 50,000 shares of our common stock issuable upon exercise of an option expiring September 29, 2008 which is not currently exercisable or exercisable within 60 days of May 31, 2005. Mr. Trenk disclaims beneficial ownership of the shares reported in the table for his wife Ruth Trenk and her daughter Jaime Levine. See Notes (3) and (5) to the table. Were such shares attributed to him, he might be deemed the beneficial owner of an aggregate of 3,383.875 shares, or 32.87% of the outstanding shares of our common stock on May 31, 2005.

 (8) Ronald J. Ricciardi is the President, the Chief Executive Officer and a director of the Company.

 (9) The shares of our common stock reported in the table reflect (a) 876,875 shares owned of record and (b) 250,000 shares issuable upon the exercise of an option expiring March 31, 2010 which is currently exercisable.

(10) Robert J. Ettinger is a Vice Chairman of the Board, the Chief Operating Officer and a director of the Company.

(11) The shares of our common stock reported in the table reflect 250,000 shares issuable upon the exercise of an option expiring March 31, 2010 which is currently exercisable.

(12) William B. Wachtel is the Chairman of the Board and a director of the Company.

(13) The shares of our common stock reported in the table reflect (a) 1,339,445 shares owned of record; (b) 208,336 issuable upon the exercise of a co-investor warrant expiring March 30, 2010 which is currently exercisable; and (c) 1,383,333 shares issuable upon the conversion of 83 shares of our Series A preferred stock which is currently convertible.

(14) He is a director of the Company.

(15) The shares of our common stock reported in the table do not reflect 25,000 shares issuable upon the exercise of an option expiring September 29, 2009 which is not currently exercisable or exercisable within 60 days of May 31, 2005.

(16) The shares of our common stock reported in the table reflect (a) 50,000 shares issuable upon the exercise of an investor warrant expiring March 30, 2010 which is currently exercisable and (b) 166,667 shares issuable upon the conversion of 10 shares of our Series A preferred stock which is currently convertible.

(17) The shares of our common stock reported in the table do not reflect the shares which might be attributed to Jeffrey M. Trenk. See Note (7) to the table.

(18) The shares of our common stock reported in the table reflect (a) shares issuable upon the conversion of shares of our Series A Preferred Stock and
     (b) shares issuable upon the exercise of an investor warrant expiring March 30, 2010. Both the shares of our Series A preferred stock and the investor warrants are currently convertible and exercisable respectively.

(19) Peter Nordin may be deemed the beneficial owner of both the shares he owns personally and those of Nordin Corp. If such attribution is made, he would be deemed the beneficial owner of an aggregate of 1,800,000 shares, or 14.70% of the outstanding shares of our common stock on May 31, 2005.

(20) The shares of our common stock reported in the table reflect (a) shares issued upon the conversion of our 8% Convertible Notes due April 15, 2009;
     (b) shares issuable upon the conversion of shares of our Series A preferred stock; and (c) shares issuable upon the exercise of a co-investor warrant expiring March 30, 2010. Both the shares of our Series A preferred stock and the co-investor warrants are currently convertible and exercisable, respectively.

(21) The shares of common stock reported in the table reflect (a) those described in Note (20) to the table and (c) shares issuable upon the exercise of a placement agent's warrant expiring March 30, 2010.

                              PLAN OF DISTRIBUTION

ELIGIBLE SHARES

     The selling stockholders will re-offer, pursuant to this prospectus, shares of our common stock which we:

     - shall issue upon the conversions of shares of our Series A preferred stock sold as a part of the units sold to investors in our private placement which we closed on March 31, April 8 and April 15, 2005,

     - shall issue upon the exercises of common stock purchase warrants sold as part of the units sold to investors in the private placement described in the preceding bullet,

     - shall issue upon the conversions of shares of our Series A preferred stock sold as a part of the units sold to co-investors in a related private placement which we closed on March 31, 2005,

     - shall issue upon the exercises of common stock purchase warrants sold as a part of the units sold to co-investors in the related private placement described in the preceding bullet,

     - shall issue upon the exercises of common stock purchase warrants issued as part of the placement agent's fees with respect to the private placement which we closed on March 31, April 8 and April 15, 2005 (these warrants were initially issued to the placement agent which subsequently transferred all of the warrants to certain of its personnel and others),

     - shall issue upon conversions of shares of our Series A preferred stock which is the number of shares which we currently estimate we shall issue as quarterly dividends to the holders of our Series A preferred stock for the period July 1, 2005 to March 31, 2008,

     - issued to the holders of our convertible notes due April 15, 2009 upon the conversions of such notes (the convertible notes were originally issued as part of a private placement which we closed on April 16, 2004), and

     - issued to the shareholders of the Arizona FBO Air when it was merged into the Company (then called Shadows Bend Corporation) on August 20, 2004.

     There can be no certainty as to when and if the shares of our Series A preferred stock will be converted or our common stock purchase warrants exercised. Your attention is directed to the section captioned "Description of Securities-Series A Preferred Stock" in this prospectus for a description of when the shares of our Series C preferred stock must be converted into shares of our common stock and the section captioned "Description of Securities-Warrants" in this prospectus for a description of when the Company may redeem the common stock purchase warrants, in which event we believe that the holders are likely to exercise the common stock purchase warrants if the Company is otherwise performing to their satisfaction.

     The Company is filing the registration statement of which this prospectus constitutes part I as required by a registration rights agreement which it executed with the investors in our private placement which was closed on March 31, April 8 and April 15, 2005. Had we not filed this registration statement on or before June 14, 2005 we would have owed as liquidated damages and not as a penalty to these investors a cash payment. Unless this registration statement is declared effective on or before October 11, 2005, or if the holders are not able to sell their securities under this registration statement during the period we are required to keep this registration statement effective, then we will pay each holder, for each 30-day period (or portion thereof) in which we are in default, an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent of the aggregate purchase price paid by the holder. If we fail to pay such damages within five days of the date payable, we shall pay interest thereon at the rate of 18% per annum (or such lesser amount as is legally permissible). We are obligated to keep the registration statement effective until the earlier date (i) when all securities have been sold, whether pursuant to this prospectus or pursuant to an exemption from the registration requirement of the Securities Act of 1933, as amended (the "Securities Act"), or
(ii) when all securities may be sold pursuant to the exemption of Rule 144(k) under the Securities Act of 1933. We granted similar registration rights to the co-investors as to whom or which we closed a related private placement on March 31, 2005 and to Laidlaw, the placement agent, and its transferees.

     We had given a "piggybank" registration commitment in connection with the offering of our convertible notes in April 2004, which commitment we are fulfilling with the filing of this registration statement. Although we have no registration commitment to the former shareholders of the Arizona FBO Air, we are registering their shares in an effort to increase the float of shares eligible for sale in the market for shares of our common stock. There can be no assurance that this will result in an active trading market for shares of our common stock.

     The term "selling stockholders" as used by us in this prospectus includes pledgees, donees, transferees or other successors in interest selling shares of our common stock received after the date of this prospectus from one or more of the selling stockholders named in the table commencing on page 45 as a pledge, gift, partnership distribution or other non-sale related transfer.

DISTRIBUTION METHOD

     All of the selling stockholders have advised us that they may sell, from time to time, pursuant to this prospectus, their shares of our common stock (an aggregate of 31,366,821 shares as of the date of this prospectus) on the OTC Bulletin Board, in isolated transactions, or in a combination of such methods of sale. They have also advised us that their sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors. In addition, the selling stockholders may sell, when permissible, pursuant to the exemption of Rule 144 under the Securities Act. As of the date of this prospectus, only 4,018,375 of the shares of our common stock being offered pursuant to this prospectus had met the one-year holding requirement to become eligible for sale pursuant to Rule 144 under the Securities Act. On June 10, 2005, the closing sales price as reported on the OTB Bulletin Board was $.35 per share.

     The selling stockholders will act independently of each other. They may sell the shares of our common stock pursuant to this prospectus by one or more of the following methods, without limitation:

          (a) a block trade on which the broker-dealer so engaged will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          (b) purchases by the broker-dealer as principal and resales by such broker-dealer for its account pursuant to this prospectus;

          (c) ordinary brokerage transactions and transactions in which the broker solicits, or acts as an intermediary for, purchasers; or

          (d) face-to-face transactions between the selling stockholder and purchasers without a broker-dealer.

     In effecting sales, a broker-dealer engaged by a selling stockholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholder in amounts which will be negotiated immediately prior to sale. This compensation to a particular broker-dealer might be in excess of customary commissions for routine market transactions. Brokers or dealers and any participating brokers or dealers acting as described in this paragraph may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with these sales. Any profits realized by the selling stockholder and the compensation of such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, a purchase by a broker or dealer, or any special offering other than an underwritten offering, we shall file a post-effective amendment to the registration statement of which this prospectus is part I to amend the prospectus. In such amendment we shall disclose (a) the name of each broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, as supplemented, and (f) other facts material to the transaction.

     In the event that a group of selling stockholders advises us that they have engaged an underwriter to sell for them and any other selling stockholder who or which so advises, we shall file a post-effective amendment to the registration statement of which this prospectus is part I so that a new amended prospectus will become available describing the underwritten offering, whether on a firm commitment or best efforts basis. As of the date of this prospectus, we have received no such advice.

     From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in, or transfer or assign, some or all of the shares of our common stock owned by them. The pledgees, secured parties or persons to whom such securities have been hypothecated shall, upon foreclosure in the event of a default, and the transferees and assignees shall, be deemed to be selling stockholders for the purpose of this prospectus. The number of shares of our common stock beneficially owned by a selling stockholder who or which so transfers, pledges or assigns will decrease as and when the selling stockholder takes such action. The plan of distribution for the selling stockholder's shares of our common stock sold hereunder will otherwise remain unchanged by reason of a transfer, pledge or assignment. In addition, a selling stockholder may, when permitted, sell short our common stock. In such instances, this prospectus may be delivered in connection with such short sales and the shares of our common stock offered hereby may be used to cover such short sales.

     A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may at certain times engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder. This may occur in connection with distributions of shares of our common stock by such broker-dealers. A selling stockholder may also enter into option or other transactions with a broker-dealer that involve the delivery of shares of our common stock to the broker-dealer. The broker-dealer may then resell or otherwise transfer the shares of our common stock. A selling stockholder may also loan or pledge shares of our common stock to a broker-dealer. The broker-dealer may then sell the shares of our common stock so loaned or, upon a default, may sell or otherwise transfer the pledged shares of our common stock.

     In order to comply with the securities laws of some states, the shares of our common stock will have to be sold for a selling stockholder in those jurisdictions only through registered or licensed brokers or dealers.

     We have advised the selling stockholders of the requirement under the Securities Act that each of them, or any broker-dealer acting for him, she or it, must deliver a copy of this prospectus in connection with any resale by such selling stockholder of shares of our common stock under this prospectus.

     We have also undertaken, if, in our opinion in the future, this prospectus no longer complies with Section 10(a)(3) of the Securities Act, to advise the selling stockholders of this opinion, to request that the selling stockholders cease use of this prospectus and to confirm our then intention to amend the registration statement of which this prospectus is part I in order to effect such compliance.

COMPLIANCE

     We have also advised each of the selling stockholders that a court may determine at a later date that he, she or it is an "underwriter" within the meaning of Section 2(11) of the Securities Act. In such event the selling stockholder may be found liable for monetary damages to purchasers under Sections 11, 12(2) and 15 of the Securities Act if there are any defects in this prospectus (i.e., material misstatements or omissions). We have also advised them that they may be found liable under Section 10(b) of the Act and Rule 10b-5 for such material misstatements or omissions, if any.

     We and the selling stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the selling stockholders of an aggregate, as of the date of this prospectus, of 31,366,821 shares of our common stock offered by this prospectus will comply with the requirements of the federal securities laws and regulations, including Regulation M.

     In general, Rule 102 under Regulation M prohibits any selling stockholder or a broker-dealer acting for such selling stockholder from, directly or indirectly, bidding for, or purchasing, any shares of our common stock, or attempting to induce any person to bid for, or to purchase, shares of our common stock during a restricted period (as such term is defined in Rule 100) which ends when he, she or it has completed his, her or its participation in a distribution of shares in an offering made pursuant to this prospectus. Rule 102 sets forth certain exceptions for the selling stockholder, including exercising a stock option or warrant. For purposes of the Rule, exercise of an investor warrant, a co-investor warrant or a placement agent's warrant would be excepted.

     We are bearing all costs relating to the registration of the shares of our common stock offered by this prospectus. Any commissions, discounts or other fees payable to a broker-dealer in connection with any sale of shares of our common stock will be borne by the selling stockholder selling such shares.

                              SELLING STOCKHOLDERS

     The next following table for each selling stockholder indicates as of the date of this prospectus.

     - the name of the selling stockholder,

     - the number of shares of our common stock beneficially owned as of May 31, 2005,

     - the number of shares of our common stock to be offered pursuant to this prospectus, and

     - the number of shares of our common stock to be beneficially owned if all of the shares to be offered pursuant to this prospectus are sold.

     The table indicates the percentage of beneficial ownership before and after the proposed sales. During the past three years, none of the selling stockholders had any position, office or other material relationship with us, any predecessor or any affiliate of the Company except as a stockholder and except that Ronald J. Ricciardi is the President, the Chief Executive Officer and a director of the Company, Jeffrey M. Trenk is a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company (and, prior to March 31, 2005, was a consultant to the Company), Robert
J. Ettinger is a Vice Chairman of the Board, the Chief Operating Officer and a director of the Company, William B. Wachtel is the Chairman of the Board and a director of the Company, Alvin S. Trenk is a director of the Company (and, from August 20, 2004 until March 31, 2005, also served as Chairman of the Board) and Jeffrey B. Mendell is a director of the Company.

     The selling stockholders are offering, by this prospectus, as of the date of this prospectus, as indicated in the next following table, an aggregate of 31,366,821 shares of our common stock, as follows:

          (1) an aggregate of 9,966,169 shares which we shall issue upon the conversions of 597 shares of our Series A preferred stock which we sold to investors as part of units in the private placement which we closed on March 31, April 8 and April 15, 2005.

          (2) an aggregate of 2,999,652 shares which we shall issue upon the exercises of common stock purchase warrants which we sold to investors as part of units in the private placement which we closed on March 31, April 8 and April 15, 2005.

          (3) an aggregate of 4,150,000 shares which we shall issue upon the conversions of 249 shares of our Series A preferred stock which we sold to co-investors as part of units in the related private placement which we closed on March 31, 2005.

          (4) an aggregate of 625,000 shares which we shall issue upon the exercises of common stock purchase warrants which we sold to co-investors as part of units in the related private placement which we closed on March 31, 2005.

          (5) an aggregate of 3,797,118 shares which we shall issue upon conversions of shares of our Series A preferred stock which we currently estimate is the number of shares of our Series A preferred stock that we shall issue as dividends on the 846 shares of our Series A preferred stock during the period July 1, 2005 to March 31, 2005.

          (6) an aggregate of 1,295,882 shares which we shall issue upon the exercises of common stock purchase warrants initially issued to the placement agent as part of the placement agent's fee in the private placement we closed on March 31, April 8 and April 15, 2005 and subsequently transferred to its assignees.

          (7) an aggregate of 4,018,375 shares which we issued upon the conversions of our convertible notes due April 15, 2009.

          (8) an aggregate of 4,521,625 shares which we issued to the former shareholders of the Arizona FBO Air when it merged with and into the Company on August 20, 2004.

     Although we have estimated, as indicated in item (5) above, the number of shares of our common stock which we believe may be issued upon conversions of shares of our Series A preferred stock issued as dividends on shares our Series A preferred stock, all of the shares of our Series A preferred stock so estimated may never be issued as dividends and, accordingly, to the extent such dividend shares are never issued, the underlying shares of our common stock may not be offered for resale pursuant to this prospectus. As an example as to why this may occur we note that, as indicated in the subsection captions "Series A Preferred Stock" in the section captioned "Description of Securities" subsequently in this prospectus, there are events which would cause a mandatory conversion of the shares of our Series A preferred stock and, as a result, terminate the holders' rights to future dividends. In view of the Company's cash requirements, as discussed elsewhere in this prospectus, the Company will likely seek additional financing well in advance of the March 31, 2008 mandatory redemption date for shares of our Series A preferred stock. If the gross proceeds from such an offering of equity securities aggregate at least $5,000,000, the shares of our Series A preferred stock are mandatorily converted without any action on the part of the holders other than to elect which form of consideration they receive upon the conversion. We recognize, however, that consummation of any such financing will be dependent on our performance and market conditions, so that we can given no assurance as to when and if that financing will occur.

     The percentages of beneficial ownership reported in the next following table are based upon 10,044,397 shares of our common stock which were outstanding on May 31, 2005. Effect is given, where applicable, pursuant to Rule 13d-3(1)(i) under the Securities Exchange Act of 1934, to shares issuable upon the conversion of shares of our Series A preferred stock and exercises of warrants which were exercisable as of May 31, 2005 or within 60 days of such date.

     Each of the following symbols as used in the following table shall have the meaning assigned to it as below:

SYMBOL                            MEANING
------                            -------
IS      Shares of our common stock issuable upon conversion of
        shares of our Series A preferred stock purchased by
        investors as part of units in our private placement in March and April 2005.



IW Shares of our common stock issuable upon exercise of our investor warrants purchased as part of units in our private placement in March/April 2005.



CS Shares of common stock issuable upon conversion of shares of our Series A preferred stock purchased by co-investors as part of units in our related private placement in March
        2005.
CW Shares of our common stock issuable upon exercise of our co-investor warrants purchased as part of units in our related private placement in March 2005.



ES Shares of our common stock issuable upon conversion of shares of our Series A preferred stock which we estimate will be issuable as dividends on the outstanding shares of our Series A preferred stock during the period July 1, 2005 to March 31, 2008.



PW Shares of our common stock issuable upon exercise of warrants initially issued for placement agent services in connection with our private placement in March and April
        2005.



NS Shares of our common stock which we issued upon conversion of our convertible notes due April 15, 2009.



MS Shares of our common stock which we issued to the former shareholders of the Arizona FBO Air upon its merger with and into the Company.



TS The total of all of the foregoing shares of our common stock.



OS Shares of our common stock issuable for a reason other than the foregoing reasons.

     Where a particular symbol is not shown for the selling stockholder, he, she or it does not own shares falling in that category.

                         TABLE OF SELLING STOCKHOLDERS

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
Per Gustaffson........................   IS     1,333,333     1,333,333         0
                                         IW       400,000       400,000         0
                                         ES       357,656       357,656         0
                                              -----------   -----------   -------
                                         TS     2,090,989     2,090,989         0      16.68%         0
Arco Van Nieuwland....................   IS     1,333,333     1,333,333         0
                                         IW       400,000       400,000         0
                                         ES       357,656       357,656         0
                                              -----------   -----------   -------
                                         TS     2,090,989     2,090,989         0      16.68%         0
Nordin Corp.(2).......................   IS       883,333       883,333         0
                                         IW       266,667       266,667         0
                                         ES       238,437       238,437         0
                                              -----------   -----------   -------
                                         TS     1,388,437     1,388,437         0      11.73%         0
Peter Nordin(2).......................   IS       500,000       500,000         0
                                         IW       150,000       150,000         0
                                         ES       134,121       134,121         0
                                              -----------   -----------   -------
                                         TS       784,121       784,121         0      6.98%          0
Alpha Capital AG......................   IS       550,000       550,000         0
                                         IW       166,667       166,667         0
                                         ES       149,024       149,024         0
                                              -----------   -----------   -------
                                         TS       865,691       865,691         0      7.65%          0
Uladisloa Prieto......................   IS       500,000       500,000         0
                                         IW       150,000       150,000         0
                                         ES       134,121       134,121         0
                                              -----------   -----------   -------
                                         TS       784,121       784,121         0      6.98%          0
James K. and Sharon A. Randolph.......   IS       500,000       500,000         0
                                         IW       150,000       150,000         0
                                         ES       134,121       134,121         0
                                              -----------   -----------   -------
                                         TS       784,121       784,121         0      6.98%          0
J. Mark Roper.........................   IS       500,000       500,000         0
                                         IW       150,000       150,000         0
                                         ES       134,121       134,121         0
                                              -----------   -----------   -------
                                         TS       784,121       784,121         0      6.98%          0
Natan and Miryan Vishlitsky...........   IS       500,000       500,000         0
                                         IW       150,000       150,000         0
                                         ES       134,121       134,121         0
                                              -----------   -----------   -------
                                         TS       784,121       784,121         0      6.98%          0
Sheldon Miller........................   IS       433,333       433,333         0
                                         IW       130,000       130,000         0
                                         ES       116,238       116,238         0
                                              -----------   -----------   -------
                                         TS       679,571       679,571         0      6.11%          0
Juan Enrique Delmau Mera..............   IS       216,667       216,667         0
                                         IW        66,667        66,667         0
                                         ES        59,610        59,610         0
                                              -----------   -----------   -------
                                         TS       342,944       342,944         0      3.18%          0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
The Trenk Family LLC..................   IS       216,667       216,667         0
                                         IW        66,667        66,667         0
                                         ES        59,610        59,610         0
                                              -----------   -----------   -------
                                         TS       342,944       342,944         0      3.18%          0
Michael and Sheila Carroll............   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Pedro and Ellen Goita.................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Logan Hurst...........................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
William R. Jellison...................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Gideon and Ilana Kaplan...............   IS       166,667       166,667         0
                                         IW        49,983        49,983         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,357       261,357         0      2.44%          0
Jeffrey B. Mendell(3).................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
John Pappajohn........................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Peter Gordon Slothart.................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Marilyn Z. Trust......................   IS       166,667       166,667         0
                                         IW        50,000        50,000         0
                                         ES        44,707        44,707         0
                                              -----------   -----------   -------
                                         TS       261,374       261,374         0      2.44%          0
Joseph T. Coma, Jr. ..................   IS       116,667       116,667         0
                                         IW        33,333        33,333         0
                                         ES        29,804        29,804         0
                                              -----------   -----------   -------
                                         TS       179,804       179,804         0      1.69%          0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
Peter and Linda Licari................   IS       116,667       116,667         0
                                         IW        33,333        33,333         0
                                         ES        29,804        29,804         0
                                              -----------   -----------   -------
                                         TS       179,804       179,804         0      1.69%          0
Allan J. Taracuk......................   IS       116,667       116,667         0
                                         IW        33,333        33,333         0
                                         ES        29,804        29,804         0
                                              -----------   -----------   -------
                                         TS       179,804       179,804         0      1.69%          0
Donald Gross..........................  IS..      100,000       100,000         0
                                         IW        33,334        33,334         0
                                         ES        29,806        29,806         0
                                              -----------   -----------   -------
                                         TS       163,140       163,140         0      1.54%          0
William V. Hugie......................   IS       100,000       100,000         0
                                         IW        33,334        33,334         0
                                         ES        29,806        29,806         0
                                              -----------   -----------   -------
                                         TS       163,140       163,140         0      1.54%          0
John Igoe.............................   IS       100,000       100,000         0
                                         IW        30,000        30,000         0
                                         ES        26,824        26,824         0
                                              -----------   -----------   -------
                                         TS       156,824       156,824         0      1.48%          0
Theodore V. Bonneu....................   IS        83,333        83,333         0
                                         IW        23,333        23,333         0
                                         ES        20,863        20,863         0
                                              -----------   -----------   -------
                                         TS       127,529       127,529         0      1.21%          0
Krikor Sadikan........................   IS        66,667        66,667         0
                                         IW        20,000        20,000         0
                                         ES        17,883        17,883         0   less than 1%
                                              -----------   -----------   -------
                                         TS       104,550       104,550         0                     0
James Ehrhart.........................   IS        50,000        50,000         0
                                         IW        16,667        16,667         0
                                         ES        14,903        14,903         0   less than 1%
                                              -----------   -----------   -------
                                         TS        81,570        81,570         0                     0
Howard E. Richmond, Jr. ..............   IS        50,000        50,000         0
                                         IW        16,667        16,667         0
                                         ES        14,903        14,903         0   less than 1%
                                              -----------   -----------   -------
                                         TS        81,570        81,570         0                     0
Stuart James and Anne Tomlinson.......   IS        50,000        50,000         0
                                         IW        12,667        12,667         0
                                         ES        14,903        14,903         0   less than 1%
                                              -----------   -----------   -------
                                         TS        77,570        77,570         0                     0
Ronald Martell........................   IS        33,333        33,333         0
                                         IW        10,000        10,000         0
                                         ES         8,941         8,941         0   less than 1%
                                              -----------   -----------   -------
                                         TS        52,274        52,274         0                     0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
William B. Wachtel(4).................   CS     1,383,333     1,383,333         0
                                         CW       208,336       208,336         0
                                         NS     1,339,445     1,339,445         0
                                         ES       372,558       372,558         0
                                              -----------   -----------   -------
                                         TS     3,303,672     3,303,672         0      26.62%         0
Sands Brothers Venture Capital III,
  LLC.................................   CS     1,150,000     1,150,000         0
                                         CW       173,335       173,335         0
                                         NS       334,866       334,866         0
                                         ES       309,969       309,969         0
                                              -----------   -----------   -------
                                         TS     1,968,170     1,968,170         0      16.30%         0
Sands Brothers Venture Capital IV,
  LLC.................................   CS       583,333       583,333         0
                                         CW        86,665        86,665         0
                                         NS       167,433       167,433         0
                                         ES       154,984       154,984         0
                                              -----------   -----------   -------
                                         TS       992,415       992,415         0      8.81%          0
Sands Brothers Venture Capital, LLC...   CS       283,333       283,333         0
                                         CW        43,332        43,332         0
                                         NS        83,717        83,717         0
                                         ES        77,492        77,492         0
                                              -----------   -----------   -------
                                         TS       487,874       487,874         0      4.50%          0
Sands Brothers Venture Capital II,
  LLC.................................   CS       283,333       283,333         0
                                         CW        43,332        43,332         0
                                         NS        83,717        83,717         0
                                         ES        77,492        77,492         0
                                              -----------   -----------   -------
                                         TS       487,874       487,874         0      4.50%          0
Andrew Zaro...........................   CS       250,000       250,000         0
                                         CW        37,500        37,500         0
                                         NS       586,016       586,016         0
                                         ES        67,060        67,060         0
                                              -----------   -----------   -------
                                         TS       940,576       940,576         0      8.71%          0
KWG Trust.............................   CS        66,667        66,667         0
                                         CW        10,000        10,000         0
                                         NS       586,016       586,016         0
                                         ES        17,883        17,883         0
                                              -----------   -----------   -------
                                         TS       680,566       680,566         0      6.46%          0
Bonanza Trust.........................   CS        66,667        66,667         0
                                         CW        10,000        10,000         0
                                         NS       586,016       586,016         0
                                         ES        17,883        17,883         0
                                         PW       259,177       259,177         0
                                              -----------   -----------   -------
                                         TS       939,743       939,743         0      8.70%          0
Katie and Adam Bridge Partners, LP....   CS        50,000        50,000         0
                                         CW         7,500         7,500         0
                                         NS        83,717        83,717         0
                                         ES        13,412        13,412         0
                                              -----------   -----------   -------
                                         TS       154,629       154,629         0      1.47%          0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
Theodore V. Fowler....................   CS        16,667        16,667         0
                                         CW         2,500         2,500         0
                                         NS       100,460       100,460         0
                                         ES         4,471         4,471         0
                                         PW       123,989       123,989         0
                                              -----------   -----------   -------
                                         TS       248,087       248,087         0      2.34%          0
280 Ventures, LLC.....................   CS        16,667        16,667         0
                                         CW         2,500         2,500         0
                                         NS        66,973        66,973         0
                                         ES         4,471         4,471         0   less than 1%
                                              -----------   -----------   -------
                                         TS        90,611        90,611         0                     0
Ruth Trenk(5).........................   MS   1,536,437.5   1,536,437.5         0
                                              -----------   -----------   -------
                                         TS   1,536,437.5   1,536,437.5         0      15.03%         0
Jamie Levine(6).......................   MS   1,307,687.5   1,307,687.5         0
                                              -----------   -----------   -------
                                         TS   1,307,687.5   1,307,687.5         0      13.02%         0
Jeffrey M. Trenk(7)...................   MS       289,750       289,750         0
                                         OS       250,000             0   250,000
                                              -----------   -----------   -------
                                         TS       539,750       289,750   250,000      5.24%       2.34%
Ronald J. Ricciardi(8)................   MS       876,875       876,875         0
                                         OS       250,000             0   250,000
                                              -----------   -----------   -------
                                         TS     1,126,875       876,875   250,000      10.95%      2.34%
Alvin S. Trenk(9).....................   MS        15,250        15,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        15,250        15,250         0                     0
Adam Trenk (10).......................   MS        15,250        15,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        15,250        15,250         0                     0
Elizabeth Trenk (10)..................   MS        15,250        15,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        15,250        15,250         0                     0
Samantha Trenk (10)...................   MS        15,250        15,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        15,250        15,250         0                     0
Merit Group, LLC......................   MS       266,875       266,875         0   less than 1%
                                              -----------   -----------   -------
                                         TS       266,875       266,875         0                     0
Robert Gerstein.......................   MS        76,250        76,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        76,250        76,250         0                     0
Marco Group...........................   MS        45,750        45,750         0   less than 1%
                                              -----------   -----------   -------
                                         TS        45,750        45,750         0                     0
Sunwa Holdings........................   MS        45,750        45,750         0   less than 1%
                                              -----------   -----------   -------
                                         TS        45,750        45,750         0                     0
Ivan Galindo..........................   MS        15,250        15,250         0   less than 1%
                                              -----------   -----------   -------
                                         TS        15,250        15,250         0                     0
Dianthus LLC..........................   PW       259,176       259,176         0
                                              -----------   -----------   -------
                                         TS       259,176       259,176         0      2.42%          0
Frank G. Mazzola......................   PW       177,140       177,140         0
                                              -----------   -----------   -------
                                         TS       177,140       177,140         0      1.67%          0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
Jason Russo...........................   PW       162,938       162,938         0
                                              -----------   -----------   -------
                                         TS       162,938       162,938         0      1.54%          0
Craig Boden...........................   PW        40,496        40,496         0   less than 1%
                                              -----------   -----------   -------
                                         TS        40,496        40,496         0                     0
Todd Cirella..........................   PW        37,142        37,142         0   less than 1%
                                              -----------   -----------   -------
                                         TS        37,142        37,142         0                     0
Robert Bonaventura....................   PW        33,317        33,317         0   less than 1%
                                              -----------   -----------   -------
                                         TS        33,317        33,317         0                     0
Peter O'Neill.........................   PW        28,064        28,064         0   less than 1%
                                              -----------   -----------   -------
                                         TS        28,064        28,064         0                     0
James Reid............................   PW        26,857        26,857         0   less than 1%
                                              -----------   -----------   -------
                                         TS        26,857        26,857         0                     0
Peter Silverman.......................   PW        25,357        25,357         0   less than 1%
                                              -----------   -----------   -------
                                         TS        25,357        25,357         0                     0
Kevin Conners.........................   PW        22,818        22,818         0   less than 1%
                                              -----------   -----------   -------
                                         TS        22,818        22,818         0                     0
Craig Bonn............................   PW        22,817        22,817         0   less than 1%
                                              -----------   -----------   -------
                                         TS        22,817        22,817         0                     0
Nicholas Gupta........................   PW        19,237        19,237         0   less than 1%
                                              -----------   -----------   -------
                                         TS        19,237        19,237         0                     0
Richard Kirschner.....................   PW        19,237        19,237         0   less than 1%
                                              -----------   -----------   -------
                                         TS        19,237        19,237         0                     0
Hugh Marasa...........................   PW         8,277         8,277         0   less than 1%
                                              -----------   -----------   -------
                                         TS         8,277         8,277         0                     0
Joe Cordi.............................   PW         6,413         6,413         0   less than 1%
                                              -----------   -----------   -------
                                         TS         6,413         6,413         0                     0
Lars Headley..........................   PW         3,588         3,588         0   less than 1%
                                              -----------   -----------   -------
                                         TS         3,588         3,588         0                     0
Maya Lawler...........................   PW         3,000         3,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         3,000         3,000         0                     0
Mike Giles............................   PW         2,842         2,842         0   less than 1%
                                              -----------   -----------   -------
                                         TS         2,842         2,842         0                     0
Glen McKelvey.........................   PW         2,500         2,500         0   less than 1%
                                              -----------   -----------   -------
                                         TS         2,500         2,500         0                     0
Brian Anderson........................   PW         2,000         2,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         2,000         2,000         0                     0
Ron Zuckerman.........................   PW         2,000         2,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         2,000         2,000         0                     0
Beatrice Aleman.......................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
Sunny M. Grillo.......................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0

                                                                                         BENEFICIAL
                                                        NUMBER OF SALES                 OWNERSHIP(1)
                                              -----------------------------------   --------------------
                                                BEFORE                     AFTER       BEFORE      AFTER
NAME OF SELLING STOCKHOLDER                      SALE         OFFERED      SALE         SALE       SALE
---------------------------                   -----------   -----------   -------   ------------   -----
Mark Koplik & Deirdre Henderson.......   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
Hugh Regan............................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
Alex Shtaynberger.....................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
John Telfer...........................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
Oseas Zuluaga.........................   PW         1,000         1,000         0   less than 1%
                                              -----------   -----------   -------
                                         TS         1,000         1,000         0                     0
Claude M. Maynard II..................   PW           500           500         0   less than 1%
                                              -----------   -----------   -------
                                         TS           500           500         0                     0

---------------

 (1) The percentages computed in the table are based upon 10,444,397 shares of our common stock which were outstanding on May 31, 2005. Effect is given, pursuant to Rule 13-d(1)(i) under the Exchange Act, to shares of our common stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of May 31, 2005 and to shares of our common stock issuable upon the conversion of shares of our Series A preferred stock, all of which shares are currently convertible.

 (2) Peter Nordin has sole dispositive and sole voting rights with respect to the shares owned by Nordin Corp. and, accordingly, may be deemed the beneficial owner of the corporate entity's shares. If such shares were attributed to him, he would be the beneficial owner of an aggregate of 2,172,558 shares of our common stock or 17.22% of the outstanding shares of our common stock on May 31, 2005.

 (3) Jeffrey B. Mendell is a director of the Company. The shares of our common stock reported in the table do not reflect 25,000 shares issuable upon the exercise of an option expiring September 29, 2000 which is not currently exercisable or exercisable within 60 days of May 31, 2005.

 (4) William B. Wachtel is the Chairman of the Board and a director of the Company and a managing partner of Wachtel & Masyr, LLP, corporate counsel to the Company.

 (5) Ruth Trenk is the wife of Jeffrey M. Trenk, a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company. The shares of our common stock reported in the table reflect (a) 244,000 owned personally by her; (b) 842,562.5 shares of the 1,685,125 shares owned by York Capital Group, LLC, of which limited liability company she is a 50% member with her daughter Jamie Levine being the other 50% member; and (c) 449,875 shares of the 899,750 shares owned of record by Rogo Letter, Inc., of which corporation she is a 50% shareholder with her daughter Jamie Levine owning the other 50%. See Note (6) to the table. She disclaims beneficial ownership of the shares of our common stock reported by her husband in the text to Note (7) to the table.

 (6) Jamie Levine is the daughter of Ruth Trenk. See Note (5) to this table. The shares of our common stock reported in the table reflect (a) 15,250 shares owned personally by her; (b) 842,562.5 shares of the 1,685,125 shares owned of record by York Capital Group, LLC, of which limited liability company she is a 50% member with her mother Ruth Trenk being the other 50% member; and (c) 449,875 shares of the 889,750 shares owned of record by Rogo Letter, Inc., of which corporation she is a 50% stockholder with her mother Ruth Trenk owning the other 50%. See Note (5) to the table.

 (7) Jeffrey M. Trenk is a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company. The other shares of our common stock reported in the table reflect 250,000 shares issuable upon the exercise of an option expiring March 31, 2010 which is currently exercisable. The shares of our common stock reported in the table do not reflect 50,000 shares of our common stock issuable upon exercise of an option expiring September 29, 2008 which is not currently exercisable or exercisable within 60 days of May 31, 2005. Mr. Trenk disclaims beneficial ownership of the shares reported in the table for his wife Ruth Trenk and her daughter Jamie Levine. See the text to Notes (5) and (6) to the table. Were such shares attributed to him, he might be deemed the beneficial owner of an aggregate of 3,383,875 shares, or 32.87% of the outstanding shares of our common stock on May 31, 2005.

 (8) Ronald J. Ricciardi is the President, the Chief Executive Officer and a director of the Company. The other shares of our common stock reported in the table reflect 250,000 shares issuable upon the exercise of an option expiring March 31, 2010 which is currently exercisable.

 (9) Alvin S. Trenk is a director of the Company. The shares of our common stock reported in the table do not reflect 25,000 shares issuable upon the exercise of an option expiring September 29, 2009 which is not currently exercisable or exercisable within 60 days of May 31, 2005.

(10) Samantha Trenk is the daughter of Jeffrey M. Trenk, a Vice Chairman of the Board, the Executive Vice President for Business Development and a director of the Company. Adam Trenk and Elizabeth Trenk are his nephew and niece, respectively. Each of Samantha Trenk, Adam Trenk and Elizabeth Trenk is a grandchild of Alvin St. Trenk, a director of the Company. Each of Jeffrey
     M. Trenk and Alvin S. Trenk disclaims beneficial ownership of any of the shares of our common stock owned by each of Samantha Trenk, Adam Trenk and Elizabeth Trenk.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR COMMON EQUITY

     Our common stock is traded on the OTC Bulletin Board under the symbol FBOR. The OTC Bulletin Board is a regulated quotation service of the National Association of Securities Dealers, Inc. that displays real-time quotes, last-sale prices and volume information in over-the-counter equity securities. Prior to December 21, 2004, our common stock had been traded in the pink sheets. The following table sets forth the range of high and low closing sales prices for our common stock as reported in the pink sheets during each of the quarters presented until December 21, 2004 and the OTC Bulletin Board subsequent to December 21, 2004. The quotations set forth below are inter-dealer quotations, without retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. On August 20, 2004, the Company effected a one-for-four reverse stock split. All closing sales prices below have been restated retroactively for the effect of the reverse stock split.

                                                               CLOSING SALES
                                                                  PRICES
                                                              ---------------
QUARTERLY PERIOD ENDED                                         HIGH     LOW
----------------------                                        ------   ------
March 31, 2003..............................................  0.0040   0.0004
June 30, 2003...............................................  0.0040   0.0004
September 30, 2003..........................................  0.0004   0.0004
December 31, 2003...........................................  0.0040   0.0004
March 31, 2004..............................................  0.2000   0.0004
June 30, 2004...............................................  0.0004   0.0004
September 30, 2004..........................................  0.0040   0.0001
December 31, 2004...........................................  0.0001   0.0001

     On June 10, 2005, the closing sales price as reported on the OTC Bulletin Board was $.35 per share.

     To date there has not been an active market for our common stock. Although, we are attempting to remedy such situation by expanding the float of shares available for trading and to encourage broker-dealers to trade in our common stock, we can give no assurance that an active trading market will develop.

HOLDERS

     As of May 31, 2005, there were 591 holders of record of our common stock. This number does not include beneficial owners of the Common Stock whose shares are held in the names of various broker-dealers, clearing agencies, banks and other fiduciaries.

DIVIDENDS

     We have not declared or paid any cash dividends on our common stock for the period from January 2, 2004 through March 31, 2005. The Nevada General Corporation Law would currently prohibit our paying cash dividends because our total assets are less than the sum of our total liabilities and the amount that would be needed, if the Company were to be dissolved at the time of the dividend distribution, to satisfy the liquidation preference of the holders of our Series A preferred stock. In addition, our senior secured notes due March 31, 2008 require the consent of the holders of 50.1% of the principal amount of such notes for us to pay a cash dividend on shares of our common stock. Even were our senior secured notes to be prepaid, unless the holders of at least 50.1% of the then outstanding shares of our Series A preferred stock consent, such security would also bar any cash dividends on shares of our common stock so long as there are any accumulated but unpaid dividends on the Series A preferred stock. Even if a cash dividend were permissible on shares of our common stock, the holders of our Series A preferred stock would participate as if they had converted. Finally, even if the foregoing legal and agreement limitations were not effective, we would intend to retain future earnings, if any, to finance the growth and development of our business and future operations. Therefore, for all the reasons cited in this paragraph, we do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future.

                           DESCRIPTION OF SECURITIES

     The following summary of the current terms of the Company's capital stock and the terms of certain of the Company's other securities describes every term which the Company, based on the advice of its corporate counsel, Wachtel & Masyr, LLP, deems material to a stockholder. For a complete description you should refer to the Company's articles of incorporation and bylaws, its Certificate of Designations relating to the terms of our Series A preferred stock, the form of our common stock purchase warrants and the form of our senior secured notes due March 31, 2008. Copies of these documents and securities may be obtained by you upon written request to the Company at its corporate headquarters, 101 Hangar Road, Wilkes-Barre/Scranton International Airport, Avoca, PA 18641, Attention: Mr. Ronald J. Ricciardi, President and Chief Executive Officer.

AUTHORIZED CAPITAL STOCK

     The Company's authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of "blank check" preferred stock, $0.001 value per share.

COMMON STOCK

     Subject to the rights of holders of our preferred stock, of which 1,000 shares of our Series A preferred stock is the only series or class currently authorized, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by the board of directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of the Common Stock. For an explanation of the reasons why no dividends will currently be declared, your attention is directed to the subsection captioned "Dividends" in the preceding section captioned" Market for Common Equity and Related Stockholder Matters" in this prospectus. Upon the Company's liquidation, dissolution or winding up, after payment of creditors and the holders of any outstanding shares of our preferred stock, the remaining assets of the Company, if any, will be divided pro rata on a per share basis among the holders of shares of our common stock. Our shares of our common stock are not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to our common stock. Our common stock is not subject to call. The holders of our common stock do not have any pre-emptive or other subscription rights.

     Holders of shares of our common stock are entitled to cast one vote for each share held at all stockholders' meeting for all purposes. There are no cumulative voting provisions. All of the issued and outstanding shares of our common stock are, and any shares to be issued upon conversions of shares of our Series A preferred stock or exercises of common stock purchase warrants will be, fully paid, validly issued and non-assessable.

     As of May 31, 2005, there were 10,044,397 shares of our common stock outstanding. In addition, there were 14,116,169 shares reserved for conversions of the 846 outstanding shares of our Series A preferred stock (without giving effect to any additional shares to be issued as dividends), 4,913,534 shares reserved for exercises of common stock purchase warrants and 900,000 shares reserved for exercises of outstanding options, or a reserve for an aggregate of 19,929,703 shares.

PREFERRED STOCK

     The Company's articles of incorporation authorize 10,000,000 shares of "blank check" preferred stock. The board of directors has the authority, without further action by the holders of the outstanding shares of our common stock, to issue shares of preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

     As of May 31, 2005, the board had only authorized 1,000 shares of our Series A Convertible Preferred Stock, or our Series A preferred stock, of which 846 shares were outstanding. Because, as indicated in the next subsection, dividends on our Series A preferred stock are payable, at our option, in either cash or in shares of our Series A preferred stock, because we have estimated that, if all dividends were paid in shares of our Series A preferred stock and all 846 shares remained outstanding through March 31, 2008, we would have to issue an aggregate of 220 shares of our Series A preferred stock as dividends, and because, as indicated in the preceding sentence, only 154 shares are currently authorized for such purpose, our board will have to increase the number of authorized shares of our Series A preferred stock from 1,000 to at least 1,066 shares.

SERIES A PREFERRED STOCK

     As indicated in the immediately preceding subsection, the only authorized series or class of our preferred stock is our Series A preferred stock, which has certain conversion, dividend, voting and liquidation preference rights. Also as described below, shares of our Series A preferred are mandatorily redeemable so that, for accounting purposes, these shares are not included in stockholders' equity in our balance sheet. None of the shares of our Series A preferred stock will be offered pursuant to this prospectus. However, more than 50% of the shares of our common stock offered pursuant to this prospectus will not be offered unless and until the holders convert their shares of our Series A preferred stock into shares of our common stock, whether voluntarily or mandatorily. In addition, our Series A preferred stock provides for certain limitations on our operations. For both of these reasons, we are of the opinion, based on the advice of Wachtel & Masyr, LLP, our corporate counsel, that you, as a potential purchaser of shares of our common stock from the selling stockholders pursuant to this prospectus, be apprised of the material terms of our Series A preferred stock.

  (1)  CONVERSION RIGHTS

     From time to time after issuance a holder may convert a share of our Series A preferred stock into that number of shares of our common stock determined by dividing the stated value of a share of our Series A preferred stock (currently $5,000) by the conversion price (initially $.30 per share). Accordingly, subject to the anti-dilution provisions described below in this subsection, a share of our Series A preferred stock would be initially convertible into 16,666.666 shares of our common stock. Because no fractional shares may be issued, the number of shares would be rounded up or down to the nearest whole share of our common stock. If all of the currently outstanding shares of our Series A preferred stock had been converted as of the date of this prospectus we would have issued an aggregate of 14,116,169 shares of our common stock.

     Provided that there is an effective registration statement covering the resale of the shares of our common stock into which the shares of our Series A preferred stock are convertible, holders of our Series A preferred stock will be obligated to convert their shares into shares of our common stock upon the occurrence of either of the following two mandatory conversion events: (1) the closing by the Company of a follow-on equity offering generating gross proceeds of not less than $5,000,000 (called a "Qualified Follow On Offering") or (2) the shares of our common stock shall, for a period of 20 consecutive trading days,
(a) close at a bid price of at least 2.5 times the initial conversion price of $.30 (i.e., the closing bid price must be at least $.75) and (b) have a trading volume of at least 200,000 shares per trading day. The registration statement of which this prospectus is part I fulfills one of the conditions to both mandatory conversion events, provided the Company or an underwriter or placement agent acting for the Company does not in the future require the holders to sign a lock-up agreement. In the event of a mandatory conversion event due to a Qualified Follow-On Offering, the holder may convert his, her or its shares of our Series A preferred stock into shares of our common stock at either (i) the conversion price in effect on the date of the mandatory conversion event or (ii) into the securities being sold in the Qualified Follow-On Offering at the same price that such securities are being sold. In the latter event the holder pays the purchase price by converting the stated value (currently $5,000 per share) and accrued but unpaid dividends on the shares of our Series A preferred stock so converted. Each holder who so converts into such securities shall received an additional ten percent of the identical securities of the Qualified Follow-On Offering that such person converted into the Qualified Follow-On Offering. If the Company has met the market price condition, then the holder must convert at the conversion price in effect on the date of this mandatory conversion event.

     The conversion price (initially $.30 per share) and the number of shares of our common stock are subject to adjustment in the event of a stock dividend, a stock split, a recapitalization, or a combination or a subdivision of our common stock or a similar event. In addition, if we sell shares of our common stock (or a security convertible or exercisable into shares of our common stock) for a purchase price less than the then conversion price, then we must reduce the conversion price to such lower sale price.

     Any shares of our Series A preferred stock converted into shares of our common stock shall be cancelled and may not be reissued as a share of preferred stock, whether as Series A or as another class or series.

  (2)  DIVIDEND RIGHTS

     Holders of our Series A preferred stock shall be entitled when and as declared by our board of directors, out of funds legally available therefor, cumulative dividends at the rate of 8% per annum per share payable, at our option, in cash or in shares of our Series A preferred stock. Dividends when declared shall be payable quarterly in arrears on each successive first day of January, April, July and October, commencing July 1, 2005.

     The holders of our Series A preferred stock are also entitled to participate in any dividends paid to the holders of shares of our common stock to the same extent as if they had converted into shares of our common stock. As indicated in the subsection captioned "Dividends" in the preceding section captioned "Market for Common Equity and Related Stockholder Matters" in this prospectus, we do not anticipate paying dividends on our common stock in the foreseeable future.

     Unless the holders of not less than 50.1% of the then outstanding shares of our Series A preferred stock consent, no dividend, whether in cash or property may be paid on shares of our common stock until all accumulated but unpaid dividends on shares of our Series A preferred stock have been paid.

  (3)  VOTING RIGHTS

     Except as otherwise provided in the Certificate of Designations, or the articles of incorporation or as required by law, the holders of our Series A preferred stock vote as a single class with the holders of our common stock on all matters submitted for a vote or consent of stockholders. Each share of our Series A preferred stock has the same number of votes equal to largest whole number of shares of our common stock into which such share of our Series A preferred stock could be converted.

     So long as at least 25% of the aggregate stated value ($4,230,000 is such aggregated stated value) of the shares of our Series A preferred stock initially sold in the March and April 2005 private placements are outstanding, the holders of our Series A preferred stock may either elect a director or have a person receive notice of and attend all meetings of our board of directors as an observer. As of the date of this prospectus, no such person had been designated for election as a director or to act as an observer. The Company is obligated to institute such procedure at its next annual meeting of stockholders, which meeting we currently anticipate will be held later in 2005.

  (4)  LIQUIDATION AND OTHER PREFERENCE RIGHTS

     Without the written consent of the holders of 50.1% of the then outstanding shares of our Series A preferred stock, the Company may not create or authorize any other class or series of our capital stock ranking pari passu and/or senior in any respect to our Series A preferred stock, or issue any indebtedness convertible into, or exchangeable or redeemable for, any equity security, or issue any indebtedness issued together with any right, option or warrant to purchase any equity security. All shares of our common stock are expressly made junior to shares of our Series A preferred stock in all respects as to preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or in the event of a merger or consolidation of the Company with and into another entity or the sale of all or substantially all of the assets of the Company (provided that the compensation to the Company or its stockholders in such merger, consolidation or sale consists only of equity securities), a holder of a share of our Series A preferred stock is entitled to receive, before any payment on any class or series of our capital stock which is junior to our Series A preferred stock, an amount equal to 115% of the stated value of his, her or its share, plus any accrued but unpaid dividends on such share. If the remaining assets of the Company are insufficient to pay such liquidation amount in its entirety, the remaining assets are distributed pro rata among the holders of our Series A preferred stock.

     The holders of at least 50.1% of the then outstanding shares of our Series A preferred stock must consent to a liquidation before it can be implemented by the Company. In addition, such consent is required for what is called a "cash-out liquidation". Such term (as used in the Certificate of Designations) means a change in voting control of the Company where by more than 50% of the votes eligible to be cast are acquired in one or more related transactions by one person, entity or group or in a merger or consolidation with or into another entity or a sale of all or substantially all of the assets of the Company (where the compensation to the Company or its stockholders for such merger, consolidation or sale is not limited to equity securities).

  (5)  REDEMPTION

     On March 31, 2008, the Company becomes obligated to redeem, in accordance with the procedure set forth in the Certificate of Designations, all of then outstanding shares of our Series A preferred stock at a redemption price equal to the aggregate stated value of such shares, plus all accrued but unpaid dividends. If the Company does not pay the redemption price on the date set for redemption, the redemption price is automatically increased by 10% at the end of each 30-day period in which all of the redemption price is not paid.

  (6)  RESTRICTIVE COVENANTS

     The Certificate of Designations requires the approval of the holders of at least 50.1% of the aggregate stated value of all of then outstanding shares of our Series A preferred stock to each of the following actions by the Company or a subsidiary.

     - any acquisition of assets other than proposed acquisitions of FBOs in Prescott, Arizona and Jackson, Mississippi.

     - the sale, transfer and/or other disposition (other than in the ordinary cause of business/of any assets (other than a "permitted asset sale" as defined in our senior secured notes).

     - incur any indebtedness for borrowed money other than our senior secured notes or as permitted in such notes.

     - enter into any material agreement that would acquire disclosure by the Company pursuant to Item 1.1 of the Form 8-K of the Securities and Exchange Commission.

     - create any subsidiaries which are not wholly-owned by the Company.

     The foregoing covenants terminate whenever there is outstanding less than 25% of the aggregate stated value of the shares of our Series A preferred stock purchased in our related private placements in March and April 2005 (less than $1,057,500 in aggregate stated value).

COMMON STOCK PURCHASE WARRANTS

     As indicated in a preceding section "Plan of Distribution" in this prospectus, the investors and co-investors in our related private placements in March and April 2005 are offering, pursuant to this prospectus, the shares of our common stock issuable when and if they exercise from time to time the common stock purchase warrants purchased as part of the units in such private placements. In addition, the placement agent and its transferees are offering the shares of our common stock when and if they exercise the common stock purchase warrants received as a partial payment of the placement agent's fee with respect to one of such private placements. The selling stockholders are not offering any of these warrants pursuant to this prospectus.

     The substantive terms of all three types of warrants are identical. All are immediately exercisable and expire March 30, 2010. The warrants are initially exercisable at $.60 per share. The exercise price and the number of shares of our common stock are subject to adjustment in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of our common stock or a similar event. In addition, if we sell shares of our common stock (or a security convertible or exercisable into shares of our common stock) for a purchase price less than the then exercise price, then we must reduce the exercise price of the warrant to such lower sale price.

     We have the option to redeem all, but not in part, the warrants at a redemption price of $.01 per warrant provided that the market price (as defined) of a share of our common stock equals or exceeds 250% of the then exercise price (currently $.60 per share, so the market price would have to be at least $1.50 per share) for a period of 20 consecutive trading days and the average daily trading volume of our common stock is no less than 200,000 shares of our common stock for each trading day during such 20 consecutive day trading period. In addition, the registration statement, of which this prospectus is part I and which registered, among other shares, the shares of our common stock underlying these warrants, must still be effective under the Securities Act for us to exercise this redemption option. We anticipate that the holders are likely to exercise their warrants rather than accept the redemption price.

SENIOR SECURED NOTES

     As described in the subsection captioned "Private Placements" in the section captioned "Description of Business" earlier in this prospectus, the investors in the private placement which we closed on March 31, April 8 and April 15, 2005 purchased as part of their units 10% Senior Secured Notes due March 30, 2008 in the aggregate principal amount of $1,496,324. The holders are not offering for resale these senior secured notes pursuant to this prospectus. However, these notes contain significant limitations on the Company that require, in our opinion based on the advice of our corporate counsel Wachtel & Masyr, LLP, that you, as a potential purchaser of shares of our common stock from a selling stockholder pursuant to this prospectus, be aware of these terms.

     The senior secured notes bear interest at the rate of 10% per annum payable quarterly. In the event of our default the interest rate increases to the lesser of 18% or the rate then legally permitted. The holders, pursuant to a general security agreement which we executed at the closing, have a security interest in all of our assets, both current assets and those acquired in the future. We may sell our products and services in the ordinary course of our business. However, if we sell, lease, transfer or otherwise dispose of shares of capital stock of a subsidiary or property or other assets of our Company or a subsidiary not in the ordinary course of our business operating FBOs, we are obligated to apply the gross proceeds from such a transaction as a prepayment of the principal and accrued but unpaid interest on our senior secured notes. We may voluntarily prepay our senior secured notes in whole or in part, at any time and from time to time, without penalty.

     Our senior secured notes impose certain negative covenants on our Company and our subsidiaries, including the following, unless the holders of not less than 50.1% of the principal amount of the notes consent:

     - the Company (or a subsidiary) will not liquidate or dissolve, consolidate with, or merge into another entity (excluding mergers or consolidations where the Company is the survivor or mergers between our wholly-owned subsidiaries).

     - we cannot sell, transfer, lease or otherwise dispose of assets other than the permitted sales related to our FBOs described above where we make prepayments.

     - except for our shares of Series A preferred stock and the warrants described in the preceding subsections of this section captioned "Description of Securities," we cannot redeem or repurchase any equity securities.

     - we cannot incur or guarantee indebtedness unless by its terms it is expressly subordinated in all respects to our senior secured notes and, after giving effect to such subordinated indebtedness, the Company has a Consolidated EBITDA Debt Service Coverage (as defined) of 2.5 times and such indebtedness was incurred to finance the acquisition of a FBO.

     - we are limited to the types of security interests and liens we may create.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

     The financial statements of our Company at December 31, 2004 and for the year ended December 31, 2004 have been audited by Marcum & Kleigman LLP, an independent registered public accounting firm.

     The validity of the shares offered hereby will be passed on for our Company by Wachtel & Masyr, LLP, 110 East 59(th) Street, New York, New York 10022. William B. Wachtel, a managing partner of such firm (or its predecessor) from its inception, on March 31, 2005, was elected as Chairman of the Board and a director of our Company and became a major stockholder.

                     COMMISSION POSITION ON INDEMNIFICATION

     Section 6.1 of our bylaws provides that the Company shall indemnify its officers, directors and agents to the fullest extent permitted under Nevada law, which provision would permit indemnification of directors, officers and controlling persons under the Securities Act of 1933. However, Section 6.6 of our bylaws provides that nothing contained in these bylaws shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act, the Exchange Act, or any other applicable state or federal law.

     Section 6.2 of our bylaws provides that, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in our bylaws.

     Section 6.3 of our bylaws provides that any indemnification under Section
6.1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Nevada law.

     Section 78.51 of the Nevada General Corporation Law authorizes the foregoing provisions in our bylaws. It also provides that any discretionary indemnification by a corporation, unless ordered by a court or provided in the articles of incorporation, bylaws or an agreement, can only be authorized by a determination made (a) by the stockholders, (b) by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or by independent legal counsel in a written opinion if such directors are not available. The section also provides that discretionary indemnification cannot be made if there is a final adjudication establishing that the act or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Finally, this section provides that the indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executers and administrators of such a person.

     Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any person in a threatened pending or completed action or proceeding (other than a derivative action if he or she (a) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his conduct was unlawful. Section
78.7502 also permits indemnification in a derivative action but only if ordered by a court.

     Section 78.138 of the Nevada General Corporation Law provides that, with certain specified statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settle by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             ADDITIONAL INFORMATION

     We are subject to the information requirements of the Exchange Act. In accordance with such statute and the related regulations, we file reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy such reports, proxy and information statements and other information field with the Commission (including this registration statement and all of its exhibits) at the following public reference facility of the Commission:

                             450 Fifth Street, N.W.
                                Judiciary Plaza
                                   Room 1024
                             Washington, D.C. 20549

     You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including our Company (since August 20, 2004), that file electronically with the Commission at the following Web site address: http://www.sec.gov.

     The foregoing is furnished only for your information and the reports, proxy and information statements and other information so filed are not incorporated in this prospectus.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following information should be read in conjunction with the consolidated financial statements of FBO Air, Inc. (the "Company") and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute
"forward-looking statements."

GENERAL

     The Company's business strategy is to purchase and consolidate FBOs in the secondary and tertiary markets located within the United States. In this market, the Company would provide FBO services such as fueling, hangaring of aircraft, maintenance and repair, to private and general aviation aircraft operators.

     Until March 31, 2005, the Company's operations were limited to organizing the Company and raising funds for the acquisition of operating FBO companies. On March 31, 2005, the Company completed its first round of financing in a private offering and closed on the purchase of two FBO acquisitions.

RESULTS OF OPERATIONS OR PLAN OF OPERATIONS

  COMPARISON OF 3 MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004

     There were no revenues in the three months ended March 31, 2005 and 2004. The acquisitions of the two operating companies were made as of March 31, 2005, the last day of the quarterly period. Accordingly, there are no operating results from these two companies to report within these condensed consolidated statements of operations.

     General and administrative expenses increased approximately $198,000, or 1,150%, to approximately $215,000 for the three months ended March 31, 2005 compared to $17,000 for the prior year. This increase was mainly due to the additional costs for professional fees incurred for conducting due diligence regarding potential acquisitions, arranging for financing and for preparing the Company's financial reports and public filings with the Securities and Exchange Commission. Accordingly, accounting fees have increased by approximately $50,000 to $53,000, consulting fees for market development were incurred of approximately $16,000, legal fees have increased approximately $39,000 to $48,000 and financial consulting fees were incurred of approximately $16,000. The increase was also associated with the compensation of our President of approximately $31,000, versus $0 in the prior year.

     Interest expense for the three months ended March 31, 2005 of approximately $8,000 consisted of the financing costs related to the costs of borrowing under the convertible notes agreement. There was no interest expense for the three months ended March 31, 2004.

  PLAN OF OPERATION FOR THE YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD JANUARY 17, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003:

     (1) The Company's business strategy is to purchase and consolidate FBOs in the secondary and tertiary markets located within the United States. In this market, the Company would provide FBO services such as fueling, hangaring of aircraft, maintenance and repair, to private and general aviation aircraft operators. The Company's primary source of operating funds since inception has been provided by its stockholders and convertible note financing. In April 2004, we entered into a convertible note agreement with a group of investors to purchase five-year, 8% convertible notes in the aggregate principal amount of $400,000. Through March 22, 2005, the investors have allowed us to draw down the total available amount $400,000 against this agreement.

     (i) The Company requires additional cash to finance the purchases of the FBOs and is in the process of seeking to raise a minimum of $3 million through a private placement. Under terms of this offering and upon successful completion of the minimum amount, the Company shall have the capacity to consummate the first two acquisitions of fixed base operations in addition to having sufficient working capital for at least the next twelve months. Under the terms of this offering and successful completion of the maximum amount, the

Company is expected to have the financial capacity to consummate the next two acquisitions. There can be no assurance that this private placement will be consummated or that the acquisition will be effected.

     (ii) As part of its plan to acquire fixed base operations in secondary and tertiary markets across the country, the Company has developed a database of potential target acquisitions. This database was compiled through publicly available and industry-specific information as well as from direct contact with hundreds of individual owners of FBOs.

     (iii) In connection with its anticipated transactions, the Company will acquire plant and equipment related to the aviation industry such as fuel vehicles, aircraft movement vehicles, and tools and supplies for the maintenance of aircraft. After each acquisition, a capital expenditure plan and budget would be established for each location, a portion of which would inevitably go toward additional plant and equipment. In connection therewith, the Company has negotiated and issued letters of intent for four potential FBO acquisitions: 1) An FBO located in Garden City, Kansas, requiring cash at closing of approximately $435,000 and the issuance of a 5% note for approximately $240,000 to be paid out over 18 months; 2) An FBO located in the northeast region of the country, acquiring the stock of the company with a combination of cash and debt totaling approximately $2,800,000; 3) An FBO located in the southern region of the country, requiring cash at closing of approximately $1,250,000; and 4) A flight school, including certain aircraft, located in the southwest region of the country, requiring a combination of cash and notes totaling approximately $2,495,000. Completion of these acquisitions is subject to customary closing conditions including the raising of capital.

     (iv) In connection with its anticipated transactions, the number of employees in the Company will change significantly. In the first two anticipated acquisitions, the employee count would grow to over 50 people, including full-time and part-time headcount. Subsequent transactions would add employees in numbers ranging from 5 - 60 people per acquisition.

  (b)  PRIVATE OFFERING

     The Company is seeking to offer units in a private placement pursuant to Rule 506 of Regulation D under the Securities Act (the "Private Offering"). Each such unit in the Private Offering will consist of:

          1. A Note (a) in the principal amount of $25,000; (b) with a maturity date of three (3) years; (c) bearing interest at the rate of 10% per annum payable quarterly in arrears; (d) secured by the current and to be acquired assets of the Company and its present and future subsidiaries; and (d) subject to certain covenants of the Company;

          2. $50,000 in face amount of shares of our convertible preferred stock, and

          3. A five-year warrant to purchase 50,000 shares of our common stock at the initial exercise price of $0.60 per share, with the warrant exercise price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale by the Company of additional equity securities at a price below the warrant exercise price. At the option of the Company, the warrants may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement under the Securities Act covering the resale of the warrant shares; (b) the volume weighted average closing price of our common stock for the prior 20 trading days is not less than 250% of the warrant exercise price; and (c) the average daily trading volume of our common stock is not less than 200,000 shares per day during such 20-day trading period.

     The foregoing description of the Company's contemplated private placement is not an offer by the Company of any securities and such offer may be made only in compliance with Regulation D under the Securities Act.

     There can be no assurance that the Private Offering will be consummated or that, if consummated, it will be on the terms described.

CO-INVESTMENT OFFERING

     In addition, if the minimum units of the Private Offering are sold, the Company intends to offer to other investors an additional $1,250,000 in face amount of our convertible preferred stock and to issue a five-year warrant to purchase 625,000 shares of our common stock (the "Co-Investment"). The terms of the convertible preferred stock and the Warrant are the same as those in the Private Offering. The Co-Investment will not be a part of the Private Offering.

     During February 2005, Co-Investors purchased for cash $100,000 of our convertible preferred stock. There can be no assurance that they will purchase any additional securities.

  (c)  OFF-BALANCE SHEET ARRANGEMENTS

     The Company does not have any off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

     The Company's consolidated financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on various assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our consolidated financial statements.

     Our significant accounting policies are summarized in Note 3 of our consolidated financial statements. The Company currently has no critical accounting policies.

EFFECTS OF NEW ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123R "Shared Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of shared based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that file as small business issuers -- as of the beginning of the first interim period of the first annual reporting period that begins after December 15, 2005. The Company is in the process of evaluating whether the SFAS No. 123R will have a significant impact on the Company's overall results of operations or financial position.

     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, otherwise, is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 in the third quarter of 2003. The adoption did not have an impact on the consolidated financial statements.

     In January 2003, as revised in December 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 for provisions effective during 2003 did not have a material impact on the consolidated financial statements.

     In November 2004, the FASB ratified the release of Emerging Issue Task Force ("EITF") Issue No. 04-08 ("EITF 04-08"), "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." EITF 04-08 reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock and other such securities should be reflected in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004. EITF 04-08 did not have a material impact on the consolidated financial statements.

  LIQUIDITY AND CAPITAL RESOURCES FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2004 AND 2003

     On March 31, 2005, the Company closed on its first round of financing in its private offering, raising gross cash proceeds of approximately $3,200,000. Simultaneously the Company raised $1,250,000 in a related private offering. The Company raised additional funds of $1,200,000 and $90,000 in second and final rounds of financing on April 8, 2005 and April 15, 2005, respectively. Until the March 31 offering funding, the Company's primary source of operating funds since inception had been provided by its founding shareholders and through convertible note financing.

     During the three months ended March 31, 2005, the Company had a net increase in cash of approximately $1,413,000. During the three months ended March 31, 2005, the Company was in its development stage and during which time the Company's operations were limited to seeking financing and conducting due diligence for acquisition targets, and as such, there was no cash. The Company's sources and uses of funds were as follows:

          Cash Used in Operating Activities. Net cash used in operating activities was approximately $117,000. This was primarily driven by a net loss of $223,000 offset by an increase in accounts payable and accrued expenses of $111,000. For the three months ended March 31, 2004, net cash used in operating activities was $0. This was attributable to a net loss of $29,000 offset by an increase of $12,000 in the compensatory element of stock issuances and an increase of $17,000 in the accounts payable and accrued expenses.

          Cash Used in Investing Activities. Net cash used in investing activities was approximately $2,555,000. This was attributable to the Company's purchase of two fixed base operating companies, representing an aggregate cash purchase price of $2,722,000, less cash acquired of $167,000.

          On March 31, 2005, the Company purchased 100% of the stock of Tech Aviation, Inc. ("Tech Aviation"), a fixed base operator conducting business in the Northeast. Under the terms of the acquisition agreement, the Company paid cash at closing of approximately $2,256,000, applied a deposit of $10,000 and issued notes payable to the Tech Aviation shareholders aggregating a discounted value of approximately $433,000. The terms of the notes provide for payments of $100,000 payable annually for each of five years on the anniversary of the closing. Interest on these notes was imputed at an annual rate of 5% per annum.

          On March 31, 2005, the Company purchased certain assets of Central Plains Aviation, Inc. ("Central Plains"), a fixed base operator conducting business in Kansas. Under the terms of the acquisition agreement, the Company paid cash at closing of $466,000, and issued a note payable to the Central Plains shareholder for $240,000. This note matures in September 2006 and is payable in quarterly installments beginning on June 30, 2005, bearing an interest rate of 5% per annum.

          Cash Provided by Financing Activities. Net cash provided by financing activities was approximately $4,084,000, principally through the proceeds received on March 31, 2005 from the issuance of

     $1,066,000 of senior notes, the issuance of approximately $3,383,000 of our convertible preferred stock and the issuance of warrants for the purchase 2,758,000 of our common stock, less issuance expenses paid in cash at closing of $385,000. During February 2005, the Company issued convertible notes of $20,000.

          As of March 31, 2005, the Company had a working capital balance of approximately $979,000. The Company raised additional funds of $1,200,000 and $90,000 in second and final rounds of financing dated April 8, 2005, and April 15, 2005, respectively. Our capital commitments involve our targeted acquisitions of fixed base operators. The Company will proceed to make these acquisitions only in so much as there is adequate investment and operating capital. This capital is expected to be raised through the issue of additional debt and equity capital.

          On March 31, 2005, we issued senior notes with a face value of approximately $1,066,000, which are due in three years, on March 31, 2008; bear interest at the rate of 10% per annum; are payable quarterly, are secured by the current and to be acquired assets of the Company and its present and future subsidiaries; and are subject to certain covenants of the Company.

          On March 31, 2005, we issued approximately $3,383,000, or 676 shares, of our mandatorily redeemable Series A convertible preferred stock, which was authorized during February 2005.

          On March 31, 2005, the Company issued warrants to purchase shares of our common stock aggregating approximately 2,758,000 to investors and 924,000 to the placement agent. Each warrant provides a five-year right to purchase a share of the common stock at the initial exercise price of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale by the Company of additional equity securities at a price below the warrant exercise price. At the option of the Company, the warrants may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement covering the resale of the warrant shares; (b) the volume weighted average closing price of our common stock for the prior 20 trading days is not less than 250% of the warrant exercise price; and (c) the average daily trading volume of our common stock is not less than 200,000 shares per day during such 20-day trading period.

          On March 31, 2005, the holders converted the entire $400,000 in convertible notes into 4,018,375 shares of our common stock.

          During February 2005, the Company authorized the issue of 1,000 shares of preferred stock, designated as Series A convertible preferred stock, each share having a stated value of $5,000. These shares provide for cumulative dividends at the annual rate of 8%, payable quarterly and mature three years from the date of issue. The cumulative dividend, at the option of the Company, may be paid either in cash or by the issuance of additional shares of the Series A preferred stock. The holders of our Series A preferred stock and the holders of our shares of common stock shall vote as a single class, with the holders of the Series A preferred stock having the number of votes based upon the formula for the conversion to Common Stock, as provided below. The holders of our Series a preferred stock have the right to elect one director to the Company's Board of Directors or to have one observer at Board meetings.

          The Series A preferred stock is convertible into shares of our common stock. The shares shall automatically convert upon (a) the Company's realization of gross proceeds exceeding $5,000,000 from the sale of equity securities (a "Qualified Follow-On Offering"), separate and apart from the March 2005 Private Offering, or (b) at such time as the traded price of our common stock exceeds 2.5 times the initial conversion price, and under both
     (a) and (b), the shares subject to conversion are fully registered shares. At the option of the holder, the shares, in whole or in part, may be converted at any time.

          Subject to certain adjustments, as provided in the agreement, the conversion price is $0.30 per share. Each share of Series A preferred stock will convert into that number of shares of common stock determined by dividing the stated value of each share of Series A preferred stock by the conversion price. In the case of a mandatory conversion on account of a Qualified Follow-on Offering, then at the option of the holder, the shares shall be converted at (a) the conversion price or (b) at the same price that such securities are being sold in such Qualified Follow-On Offering, with the holder, in this case, also receiving a premium of an additional 10% in the number of such shares. Under certain conditions whereupon the Company sells shares of common stock at a price below the conversion price, then the conversion price shall be reduced, as provided for in the agreement.

          On the third anniversary of the original date of issue of our Series A preferred stock, the Company shall redeem for cash all remaining outstanding shares at a redemption price equal to the aggregate stated value, plus all accrued and unpaid dividends.

          In the event of a liquidation of the Company, the holders of our Series A preferred stock then outstanding will be entitled to receive 115% of the stated value of each share, plus any accrued and unpaid dividends.

          On the basis of the foregoing, and subject to the risk factors more fully discussed within this report, we believe that based upon the cash on hand and resources available, the Company will require additional debt or equity capital to fund operations past the remainder of this calendar year.

                         FBO AIR, INC. AND SUBSIDIARIES

                                   FORM SB-2

                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS

                              FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
  MONTHS ENDED MARCH 31, 2005 AND 2004
Balance Sheet as of March 31, 2005 (unaudited)..............   F-2
Statements of Operations for the three month periods ended
  March 31, 2005 (unaudited) and 2004 (unaudited)...........   F-3
Statements of Cash Flows for the three month periods ended
  March 31, 2005 (unaudited) and 2004 (unaudited)...........   F-4
Notes to Condensed Consolidated Financial Statements........   F-5
CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
  DECEMBER 31, 2004 AND 2003
Report of Independent Registered Public Accounting
  Firm -- Marcum & Kliegman LLP.............................  F-18
Balance Sheet as of December 31, 2004.......................  F-19
Statements of Operations for the year ended December 31,
  2004 and for the period January 17, 2003 (Inception)
  through December 31, 2003.................................  F-20
Statements of Stockholders' Equity (Deficiency) for the
  periods from January 17, 2003 (Inception) through December
  31, 2004..................................................  F-21
Statements of Cash Flows for the year ended December 31,
  2004 and for the period from January 17, 2003 (Inception)
  through December 31, 2003.................................  F-22
Notes to Consolidated Financial Statements..................  F-23

                         FBO AIR, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                               MARCH 31,
                                                                  2005
                                                              ------------
                                                              (UNAUDITED)
                                  ASSETS
CURRENT ASSETS
Cash and cash equivalents...................................  $ 1,426,750
Accounts receivable, net....................................      237,118
Inventory...................................................      130,704
Prepaid expenses............................................       53,000
Due from stockholder........................................       13,010
                                                              -----------
  Total current assets......................................    1,860,582
PROPERTY, PLANT AND EQUIPMENT, net of accumulated
  depreciation of $0........................................      694,785
OTHER ASSETS
Intangible assets...........................................      153,100
Goodwill....................................................    2,368,284
                                                              -----------
  Total other assets........................................    2,521,384
                                                              -----------
TOTAL ASSETS................................................  $ 5,076,751
                                                              ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses.......................  $   645,669
Long-term debt -- current portion...........................      236,357
                                                              -----------
  Total current liabilities.................................      882,026
LONG-TERM LIABILITIES
Notes Payable -- other -- less current portion..............      497,272
Senior Notes Payable -- net of discount of $858,392.........      207,933
                                                              -----------
  Total long term liabilities...............................      705,205
                                                              -----------
TOTAL LIABILITIES...........................................    1,587,231
MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK -- net of discount of $3,382,650 $0.001
     par value; 1,000 shares authorized; Series A Cumulative
     Convertible -- 676 shares issued and outstanding; with
     rights to a cumulative 8% dividend; payable quarterly;
     liquidation at stated value of $3,382,650..............           --
                                                              -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock -- $.001 par value; authorized 9,999,000;
  none issued and outstanding...............................           --
Common stock -- $.001 par value; authorized 100,000,000;
  10,044,397 issued and outstanding.........................       10,044
Deferred financing costs....................................   (1,391,443)
Additional paid-in capital..................................    5,667,544
Accumulated deficit.........................................     (796,625)
                                                              -----------
     TOTAL STOCKHOLDERS' EQUITY.............................    3,489,520
                                                              -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.............  $ 5,076,751
                                                              ===========

           See notes to condensed consolidated financial statements.

                         FBO AIR, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              FOR THE THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2005           2004
                                                              -----------   ------------
                                                                     (UNAUDITED)
REVENUE.....................................................   $      --     $       --
                                                               ---------     ----------
EXPENSES
  General and administrative expenses.......................     215,327         17,228
  Compensatory element of stock issuances (for general and
     administrative expenses)...............................          --         12,203
                                                               ---------     ----------
     TOTAL EXPENSES.........................................     215,327         29,431
                                                               ---------     ----------
     OPERATING LOSS.........................................    (215,327)       (29,431)
INTEREST EXPENSE............................................       7,798             --
                                                               ---------     ----------
     NET LOSS...............................................   $(223,125)    $  (29,431)
                                                               =========     ==========
Net loss applicable to common stockholders..................   $(223,125)    $  (29,431)
Basic and Diluted Loss Per Common Share.....................   $   (0.04)    $    (0.01)
                                                               =========     ==========
Weighted Average Common Shares
  Basic and Diluted.........................................   6,070,066      2,615,375
                                                               =========     ==========

           See notes to condensed consolidated financial statements.

                         FBO AIR, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                  2005           2004
                                                              -------------   ----------
                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................   $  (223,125)    $(29,431)
                                                               -----------     --------
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Compensatory element of stock issuances................            --       12,203
  Changes in operating assets and liabilities:
     Due from stockholder...................................        (2,500)          --
     Prepaid insurance......................................        (2,000)          --
     Accounts payable and accrued expenses..................       111,101       17,228
                                                               -----------     --------
       TOTAL ADJUSTMENTS....................................       106,601       29,431
                                                               -----------     --------
       NET CASH USED IN OPERATING ACTIVITIES................      (116,524)          --
                                                               -----------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of FBOs, less cash acquired of $167,329.......    (2,554,818)          --
                                                               -----------     --------
       NET CASH USED IN INVESTING ACTIVITIES................    (2,554,818)          --
                                                               -----------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from the sale of convertible notes...............        20,000           --
  Deferred financing costs..................................      (385,000)          --
  Proceeds from the Private placement.......................     3,198,975           --
  Proceeds from the Co-Investment...........................     1,250,000           --
                                                               -----------     --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES............     4,083,975           --
                                                               -----------     --------
NET INCREASE IN CASH........................................     1,412,633           --
CASH AND CASH EQUIVALENTS -- Beginning......................        14,117           --
                                                               -----------     --------
CASH AND CASH EQUIVALENTS -- Ending.........................   $ 1,426,750     $     --
                                                               ===========     ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the periods for:
     Interest...............................................   $        --     $     --
                                                               ===========     ========
     Income taxes...........................................   $        --     $     --
                                                               ===========     ========
Non-cash investing and financing activities:
  Convertible Notes converted to common stock...............   $   400,000     $     --
                                                               ===========     ========
  Advances from affiliates converted to equity..............   $        --     $ 94,818
                                                               ===========     ========
  Notes issued for acquisitions.............................   $   672,948     $     --
                                                               ===========     ========

           See notes to condensed consolidated financial statements.

                         FBO AIR, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the financial statements and related footnotes included in FBO Air, Inc. and Subsidiaries (the "Company") annual report on Form 10-KSB for the year ended December 31, 2004 filed on March 29, 2005.

     In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) necessary to make the Company's financial position as of March 31, 2005 and the results of operations and statements of cash flows for the periods shown not misleading have been included.

     On March 31, 2005, the Company completed the acquisition of two operating companies. Accordingly, the Company is no longer considered a development stage entity.

     The results of operations for the three-month period ended March 31, 2005 are not necessarily indicative of the results to be expected for the full year ended December 31, 2005.

NOTE 2 -- BUSINESS, REVERSE MERGER AND ACQUISITIONS

     Effective August 20, 2004, Shadows Bend Development, Inc. ("Shadows Bend"), a Nevada publicly-traded company with no active business, entered into a merger transaction with FBO Air, Inc. ("FBO Air"), a privately-held Arizona corporation. Upon completion of the merger transaction, Shadows Bend changed its name to FBO Air, Inc. and the original FBO Air shareholders owned 75% of the outstanding common stock of the Company. Accordingly, this transaction has been accounted for as a reverse merger with FBO Air as the acquirer of Shadows Bend. The reverse merger was accounted for as a recapitalization of FBO Air and the stockholders' equity of FBO Air was retroactively restated to its inception on January 17, 2003.

     FBO Air was formed on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operators. On January 2, 2004, FBO Air was incorporated in the State of Arizona. Fixed base operators are the primary providers of services to general aviation aircraft operators. The Company's business strategy is to purchase and consolidate fixed base operators in the secondary and tertiary markets located within the United States.

     On March 31, 2005, FBO Air formed FBO Air-Wilkes-Barre, a wholly owned subsidiary formed for the purpose of acquiring the stock of a fixed base operator (See Note 5).

     On March 31, 2005, FBO Air-Garden City, a wholly owned subsidiary of FBO Air, acquired certain operating assets of a fixed base operator located in Garden City, Kansas, pursuant to an asset purchase agreement dated March 31, 2005 (See Note 6).

     The acquisitions of the two operating companies were made as of March 31, 2005, the last day of the quarterly period. Accordingly, there are no operating results from these two companies to report within the condensed consolidated statements of operations.

NOTE 3 -- GOING CONCERN AND MANAGEMENT'S PLANS

     On March 31, 2005, FBO Air closed on its first round of financing in its private offering, raising gross cash proceeds of approximately $3,200,000. Simultaneously, FBO Air raised $1,250,000 in a related private offering. FBO Air raised additional funds of $1,200,000 and $90,000 in second and final rounds of financing dated April 8, 2005, and April 15, 2005, respectively. Until the March 31 offering funding, the Company's primary source of operating funds since inception had been provided by its founding shareholders and through

                         FBO AIR, INC. AND SUBSIDIARIES
a convertible note financing. There is no assurance that FBO Air will be able to raise the additional funds sufficient to enable the Company to fully complete its development activities, attain profitable operations or continue as a going concern.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2005, the Company had working capital of approximately $979,000, had no revenues and incurred operating losses of approximately $900,000 during the period from January 17, 2003 (date of inception) through March 31, 2005. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 4 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of FBO Air and its wholly-owned subsidiaries FBO Garden City and FBO Wilkes-Barre. All significant intercompany accounts and transactions have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     For purposes of the condensed consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  DEFERRED FINANCING COSTS

     The costs incurred on March 31, 2005 to issue the senior notes payable, the convertible preferred stock and the warrants have been capitalized and have been charged to equity as deferred financing costs.

  INVENTORY

     Inventory consists primarily of aviation fuel and is stated at the lower of cost or market determined by the first-in, first out method.

  PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income.

  GOODWILL

     In accordance with the requirements of Statement of Financial Accounting Standards No. 141 ("SFAS No. 141"), "Business Combinations", the Company recognized certain intangible assets acquired,

                         FBO AIR, INC. AND SUBSIDIARIES
primarily goodwill, tradenames and customer relationships. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", on a regular basis, the Company performs impairment analysis of the carrying value of goodwill and certain other intangible assets.

  DEPRECIATION

     Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

  INCOME TAXES

     As of January 2, 2004 (date of incorporation), the Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the three months ended March 31, 2005, as a result of net operating losses incurred during the period. As of March 31, 2005, the Company has available approximately $800,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2025. At December 31, 2004, the Company has a deferred tax asset of approximately $320,000, which consists primarily of temporary differences relating to net operating losses. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory rate of 35% and the Company's effective tax rate of 0% is due to the increase in the valuation allowance of approximately $120,000. The Company's ability to utilize its NOL carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The reported amounts of our financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

  ACCOUNTS RECEIVABLE

     Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectibility and the allowance for doubtful accounts is adjusted accordingly. Management determines collectibility based on their experience and knowledge of the customers.

  STOCK OPTIONS

     As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying Common Stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That

                         FBO AIR, INC. AND SUBSIDIARIES

Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

     In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS 148"). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123 which require disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

     Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  NET LOSS PER COMMON SHARE

     Basic net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of options, warrants and convertible notes discussed in the notes to the financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed. The total shares issuable upon the exercise of stock options and the convertible notes as of March 31, 2005 approximated 15,857,000.

NOTE 5 -- ACQUISITION OF TECH AVIATION SERVICE, INC.

     On March 31, 2005, the Company purchased 100% of the stock of Tech Aviation Service, Inc. ("Tech Aviation"), a fixed base operator conducting business in the Northeast. Under the terms of the acquisition agreement, the Company paid cash at closing of approximately $2,256,000, applied a deposit of $10,000 and issued notes payable to the Tech Aviation shareholders with a face value aggregating $500,000. The notes bear no stated interest. The notes were discounted at a market interest rate of 5% per annum and recorded at the net discounted value of $432,948. These notes are to repaid with five annual payments aggregating $100,000 annually, beginning on March 31, 2006.

     All assets and liabilities of Tech Aviation have been recorded in the Company's condensed consolidated balance sheet at their fair values at the date of acquisition. Identifiable intangible assets and goodwill relating to the purchase approximated $1,958,000. Identifiable intangible assets included trade names and customer relationships of $100,000 and $20,000, respectively. Trade names and customer relationships have an indefinite life. Trade names and customer relationships will not be amortized and will be evaluated at least annually.

                         FBO AIR, INC. AND SUBSIDIARIES

     The following table details the allocation of the purchase price:

                                                              FAIR VALUE
                                                              ----------
Cash........................................................  $  167,329
Accounts receivable.........................................     237,117
Inventory...................................................      99,752
Prepaid expenses............................................      52,331
Equipment...................................................     579,785
Intangible assets -- trade names............................     100,000
Intangible assets -- customer relationships.................      20,000
Goodwill....................................................   1,838,284
Accounts payable and accrued expenses.......................    (334,776)
Long term debt..............................................     (60,681)
                                                              ----------
Total.......................................................  $2,699,141
                                                              ==========

NOTE 6 -- ACQUISITION OF CENTRAL PLAINS AVIATION, INC.

     On March 31, 2005, the Company purchased certain assets of Central Plains Aviation, Inc. ("Central Plains"), a fixed base operator conducting business in Kansas. Under the terms of the acquisition agreement, the Company paid cash at closing of $466,000, and issued a note payable to the Central Plains shareholder for $240,000. This note bears an interest rate of 5% per annum, and is payable in 6 quarterly installments of approximately $42,000, each with the first installment due June 30, 2005.

     The assets Central Plains have been recorded in the Company's condensed consolidated balance sheet at their fair values at the date of acquisition. Identifiable intangible assets and goodwill relating to the purchase approximated $560,000. Identifiable intangible assets included customer relationships of $30,000. The customer relationships have an indefinite life. The customer relationships will not be amortized and will be evaluated at least annually.

     The following table details the allocation of the purchase price:

                                                              FAIR VALUE
                                                              ----------
Inventory...................................................   $ 30,952
Equipment...................................................    115,000
Intangible assets -- customer relationships.................     30,000
Goodwill....................................................    530,000
                                                               --------
Total.......................................................   $705,952
                                                               ========

     The Company purchased Tech Aviation, Inc. and Central Plains, Inc. on March 31, 2005, the last day of the quarterly reporting period ending March 31, 2005. Therefore, there are no results from Tech Aviation, Inc. reflected in the results for the three months ended March 31, 2005.

                         FBO AIR, INC. AND SUBSIDIARIES

     The following table presents the unaudited pro forma combined results of operations of the Company, Tech Aviation, Inc. and Central Plains, Inc. for each of the three-month periods ending March 31, 2005 and 2004, as if they had been acquired at the beginning of the quarters ended March 31, 2005 and 2004, respectively:

                                                               PROFORMA      PROFORMA
                                                              COMBINED AT   COMBINED AT
                                                               MARCH 31,     MARCH 31,
                                                                 2005          2004
                                                              -----------   -----------
Revenues:
  Net sales.................................................  $1,383,204    $1,406,884
Net loss....................................................    (174,249)      (16,447)
Basic net loss per common share.............................  $   (0.029)   $   (0.001)
Weighted average common shares outstanding -- basic and
  diluted...................................................   6,070,666     2,615,375

     The pro forma combined results are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed as of the beginning of the year 2004, nor are they necessarily indicative of future consolidated results.

NOTE 7 -- INVENTORY

     Inventory consists primarily of aviation fuel, which the Company dispenses to its customers.

NOTE 8 -- PROPERTY AND EQUIPMENT

     All property and equipment at March 31, 2005 was acquired on March 31, 2005 and consists of the following:

                                                                                ESTIMATED
                                                               AMOUNT          USEFUL LIFE
                                                              --------   -----------------------
Aircraft....................................................  $254,785              7 - 15 years
Vehicles....................................................   230,000               5 - 7 years
Office Furniture and equipment..............................    60,000                   7 years
Tools and shop equipment....................................   150,000              7 - 15 years
                                                              --------
Total.......................................................  $694,785
Less: accumulated depreciation..............................        --
                                                              --------
Property and equipment, net.................................  $694,785
                                                              ========

     Depreciation expense for the three-month periods ended March 31, 2005 and 2004 was $0.

                         FBO AIR, INC. AND SUBSIDIARIES

NOTE 9 -- NOTES PAYABLE -- OTHER

     Notes payable -- other, at March 31, 2005 consist of:

                                                              OUTSTANDING
                                                               BALANCE AT
                                                               MARCH 31,
                                                                  2005
                                                              ------------
Notes payable to Wilkes-Barre/Scranton International
  Airport, due September 2007...............................   $  60,681
Sellers -- Tech Aviation....................................     432,948
Seller -- Central Plains....................................     240,000
                                                               ---------
     Subtotal...............................................     733,629
     Less -- current portion................................    (236,357)
                                                               ---------
  Total -- long term........................................   $ 497,272
                                                               =========

     Aggregate annual maturities of long-term debt are as follows:

                                            TOTAL      ACQUISTION     SENIOR NOTES
FOR YEARS ENDING MARCH 31,                  AMOUNT       NOTES       (SEE NOTE 11)      OTHER
--------------------------                ----------   ----------   ----------------   -------
2006....................................  $  236,357    $236,357               --           --
2007....................................     224,947     164,266               --      $60,681
2008....................................   1,152,709      86,384       $1,066,325           --
2009....................................      90,703      90,703               --           --
2010....................................      95,238      95,238               --
                                          ----------    --------       ----------      -------
Total...................................  $1,799,954    $672,948       $1,066,325      $60,681
                                          ==========    ========       ==========      =======

NOTE 10 -- CONVERTIBLE NOTES

     In April 2004, the Company entered into a convertible note agreement with a group of investors ("Investors") to purchase five-year, 8% convertible notes in the aggregate principal amount of $400,000 as follows: a) $130,000 upon signing;
b) $270,000 upon the later to occur of: 1) the reverse merger transaction and 2) the acquisition of a fixed base operator as defined in the agreement. The convertible notes were scheduled to mature in April 2009, with interest payable quarterly, beginning with the first interest payment, which was due December 1, 2004. During January 2005, the Company entered into an amendment of the agreement with the holder of the convertible notes whereby the due date of the first interest payment was deferred to the date of closing of the first fixed base operator acquisition.

     In April 2004, the Investors funded the sale of the initial $130,000 of convertible notes under the agreement. During August 2004, October 2004, November 2004, December 2004 and January 2005, the Investors waived one provision under their agreement and funded the sale of $125,000, $45,000, $40,000, $40,000 and $20,000, respectively of convertible notes under the agreement, representing funding of the full amount.

     The Company has the option to pay interest in cash or shares of the Common Stock. For the purpose of determining the number of shares to be issued in payment of interest, such shares shall be valued at the average of their fair market value during the five trading days preceding the interest payment date. The notes plus accrued interest are convertible through the maturity date into 40% (at the time of conversion), as defined in the agreement, of the Company's outstanding shares of the Common Stock. In addition, the holders have certain piggyback registration, tag along and other rights as defined in the agreement. The Company is required to maintain certain financial and other covenants.

                         FBO AIR, INC. AND SUBSIDIARIES

     On March 31, 2005, the holders converted the entire $400,000 in convertible notes into 4,018,375 shares of the Common Stock.

NOTE 11 -- PRIVATE PLACEMENT

  PRIVATE OFFERING

     On March 31, 2005 the Company issued $1,066,325 in aggregate principal amount of Senior Notes due March 31, 2008, $2,132,651 (426 shares) of the Series A Convertible Preferred Stock (the "Convertible Preferred Stock") and warrants to purchase an aggregate of 2,132,651 shares of the Common Stock. This closing resulted in proceeds of $3,198,975.

     In conjunction with this offering, the placement agent was paid cash fees of $385,000 and was granted warrants to purchase approximately 924,000 shares of the Common Stock with a fair market value, using the Black Scholes model, on date of issue of approximately $1,253,000. The total of these fees, plus $10,000 in fees that were accrued at closing, have been capitalized and charged to equity as deferred financing costs to be amortized over a three year period.

     On March 31, 2005, the Company sold, in a related private placement, an additional $1,250,000 (250 shares) of the Series A Convertible Preferred Stock and warrants to purchase an aggregate of 625,000 shares of the Common Stock. Of the total sold, $100,000 was received in advance from investors during February 2005. The remaining amount was received in cash at closing. The placement agent received neither cash nor warrant compensation for this issue.

     The Senior Notes and the warrants issued to investors were recorded at their pro-rata estimated fair value in relation to the proceeds received on the date of issuance ($207,993 for the Senior Notes and $693,020 for the Warrants). The discount recorded for the Senior Notes will be accreted to interest expense over three years using the effective interest method. There was no accretion during the three months ended March 31, 2005. The Convertible Preferred Stock was recorded at its stated value of $3,382,650, less the discount amount to record the value of the beneficial conversion feature, as outlined below.

     The terms of the securities issued on March 31, 2005 are described below:

  CONVERTIBLE PREFERRED STOCK -- MANDATORILY REDEEMABLE

     During February 2005, the Company authorized the issuance of 1,000 shares of preferred stock, designated as Series A Convertible Preferred Stock, each share having a Stated Value ("Stated Value") of $5,000. These shares provide for cumulative dividends at the annual rate of 8%, payable quarterly and mature three years from the date of issue. The cumulative dividend, at the option of the Company, may be paid either in cash or by the issuance of additional shares of the Convertible Preferred Stock. The holders of the Convertible Preferred Stock and the holders of the shares of Common Stock shall vote as a single class, with the holders of the Convertible Preferred Stock having the number of votes based upon the formula for the conversion to Common Stock, as provided below. The holders of the Convertible Preferred Stock have the right to elect one director to the Company's Board of Directors or to have one observer at Board meetings.

     The Convertible Preferred Stock is convertible into shares of the Company's Common Stock. The shares shall automatically convert upon (a) the Company's realization of gross proceeds exceeding $5,000,000 from the sale of equity securities (a "Qualified Follow-On Offering"), separate and apart from the March 2005 Private Offering, or (b) at such time as the traded price of the Company's Common Stock exceeds 2.5 times the Initial Conversion Price ("Conversion Price"), and under both (a) and (b), the shares subject to conversion are fully registered shares. At the option of the holder, the shares, in whole or in part, may be converted at any time.

                         FBO AIR, INC. AND SUBSIDIARIES

     Subject to certain adjustments, as provided in the agreement, the Conversion price is $0.30 per share. Each share of Preferred Stock will convert into that number of shares of Common Stock determined by dividing the Stated Value of each share of Convertible Preferred Stock by the Conversion Price. In the case of a mandatory conversion on account of a Qualified Follow-on Offering, then at the option of the holder, the shares shall be converted at (a) the Conversion Price, or (b) at the same price that such securities are being sold in such Qualified Follow-On Offering, with the holder, in this case, also receiving a premium of an additional 10% in the number of such shares. Under certain conditions whereupon the Company sells shares of Common Stock at a price below the Conversion Price, then the Conversion Price shall be reduced, as provided for in the agreement.

     On the third anniversary of the original date of issue of the Convertible Preferred Stock, the Company shall redeem for cash all remaining outstanding shares at a redemption price equal to the aggregate Stated Value, plus all accrued and unpaid dividends.

     In the event of a liquidation of the Company, the holders of the Convertible Preferred Stock then outstanding will be entitled to receive 115% of the stated value of each share, plus any accrued and unpaid dividends.

  BENEFICIAL CONVERSION FEATURE

     Under the terms of the Convertible Preferred Stock, the holders may convert these securities into Common Stock of the Company at a fixed price of $0.30, subject to certain adjustments. At March 31, 2005, the date of issuance, this fixed conversion price represents a discount to the market value of the Company's Common Stock, which was a quoted price of $1.75 per share. This difference in price is considered a benefit of the conversion feature in the security. This benefit was calculated and its value exceeded the face amount of the issued Convertible Preferred Stock. The Company is required to record the value of this beneficial conversion feature, but at an amount not greater than the face amount of the related Convertible Preferred Stock. Accordingly, the Company has recorded this beneficial conversion feature discount of $3,382,650 as a reduction to the Convertible Preferred Stock and as a credit to additional paid in capital. The beneficial conversion feature discount to the Convertible Preferred Stock will be accreted to its stated value over a three year period.

     Under a mandatory redemption provision, the Company is required to redeem the Convertible Preferred Stock by March 31, 2008, if not already converted by the holder into the Common Stock. The shares shall be redeemed at their stated value of $5,000 per share. As of March 31, 2005, there are no dividends in arrears on this Convertible Preferred Stock.

     The Company's Convertible Preferred Stock contains a feature that requires the Company to redeem the instrument for the shares that remain outstanding, on March 30, 2008. Accordingly, as of March 31, 2005, the Company's Convertible Preferred Stock is classified in the accompanying Condensed Consolidated Balance Sheet as a liability, shares subject to mandatory redemption, in accordance with Statement of Financial Accounting Standards No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, issued in May of 2003.

  WARRANTS

     On March 31, 2005, the Company issued warrants to purchase shares of the Company's common stock aggregating approximately 2,758,000 to investors and 924,000 to the placement agent. Each warrant provides a five-year right to purchase a share of the Company's Common Stock at the initial exercise price (the "Warrant Exercise Price") of $0.60 per share, with such price and the number of shares to be adjusted in the event of stock splits and certain other events, as provided in the agreement, and upon the sale by the Company of additional equity securities at a price below the Warrant Exercise Price. At the option of the Company, the

                         FBO AIR, INC. AND SUBSIDIARIES

Warrants may be redeemed at any time, in whole, but not in part, at a price of $0.01 per share provided that: (a) there is an effective registration statement covering the resale of the Warrant shares; (b) the volume weighted average closing price of the Common Stock for the prior 20 trading days is not less than 250% of the Warrant Exercise Price; and (c) the average daily trading volume of the Company's Common Stock is not less than 200,000 shares per day during such 20-day trading period.

  SENIOR NOTES

     The Senior Notes issued on March 31, 2005 carry a maturity date of three
(3) years; bear interest at the rate of 10% per annum, payable quarterly; are secured by the current and to be acquired assets of the Company and its present and future subsidiaries; and are subject to certain covenants of the Company.

NOTE 12 -- STOCKHOLDERS' EQUITY

     On January 4, 2004 (date of incorporation), the Company capitalized the deficit of $104,393 incurred for the period from January 17, 2003 (date of inception) through December 31, 2003, during which time, prior to incorporation, the Company operated as a proprietorship.

     On January 4, 2004, amounts owed to affiliates of $94,818 were converted into additional paid-in capital.

     During June 2004, the Company issued 1,906,250 shares of the Common Stock as consideration for services performed by various individuals valued in the aggregate amount of $69,227.

     On August 20, 2004, the Company issued 1,504,397 shares in connection with its reverse merger with Shadows Bend and the assumption of existing Shadows Bend liabilities of $19,151. In connection therewith, Shadows Bend's shareholders approved a 1 for 4 reverse stock split, increased the authorized common shares to 100,000,000 and authorized 10,000,000 shares of preferred stock.

  STOCK OPTIONS

     During September 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares, 25,000 to each of the four independent directors and 50,000 to a consultant/shareholder of the Company. These options have an exercise price of $0.01 per share and expire four years from the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options estimated at the date of grant using the Black-Scholes option pricing model was not deemed material.

     Effective April 1, 2005, the Board of Directors granted options to purchase an aggregate of 750,000 shares of the Common Stock. An option expiring March 31, 2010 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and the Chief Operating Officer of the Company; (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman of the Board and the Executive Vice President of Business Development of the Company and (iii) Ronald J. Ricciardi, the President and Chief Executive Officer of the Company.

NOTE 13 -- EMPLOYEE BENEFIT PLAN

     FBO Air -- Wilkes-Barre maintains a 401(K) plan covering substantially all employees, which requires Company contributions equal to 25% of each participant's contribution of up to 4% of salary.

                         FBO AIR, INC. AND SUBSIDIARIES

NOTE 14 -- COMMITMENTS AND CONTINGENCIES

  OPERATING LEASES

     The Company leases facilities from the City of Garden City, Kansas. Effective on April 1, 2005 and in conjunction with the Company's purchase of the fixed base operator assets in Garden City, Kansas, the Company executed a new lease which provides for: (a) a ten-year lease term expiring March 31, 2015, with two five year renewal periods; (b) a base rent of $1,550 and $1,750 per month for years one through five and years six through ten of the lease, respectively. In addition a fuel flowage fee of $.06 per gallon of fuel received by the Company will be due monthly. The fuel flowage fee is to be reviewed annually by the Garden City Regional Airport, the City of Garden City, and the Company.

     The Company leases its operating facility under the terms of a Fixed Base Operator's Lease and Operating agreement with the Wilkes-Barre/Scranton International Airport. The agreement is for an initial term of ten years with two five-year renewal periods. The agreement requires payment of monthly rents of $6,250 plus additional payments based on certain of the Company's revenues. These include per-gallon fees for certain fuel sales and commissions on landing, parking, tie-down and other types of fees charged by the company to its aviation customers.

     In May 2004, the Company entered into a non-cancelable operating lease of an automobile for a Company officer, expiring on August 3, 2008. Future minimum lease payments under this operating lease at March 31, 2005 are as follows:

YEARS ENDED MARCH 31:                                         AMOUNT
---------------------                                         -------
2006........................................................  $ 5,640
2007........................................................    5,640
2008........................................................    3,760
                                                              -------
                                                              $15,040
                                                              =======

     The Company leases refueling trucks and airplanes. The refueling trucks lease on a month-to-month basis. As of March 31, 2005, the refueling truck lease requires monthly rental payments of $4,351. Several airplane leases require monthly rental payments based upon the number of hours the planes are used.

  PROPOSED ACQUISITIONS

     The Company has negotiated and issued letters of intent for two potential fixed base operator acquisitions and a memorandum of understanding regarding charter operations: 1) A fixed base operator located in the southern region of the country, requiring cash at closing of approximately $1,250,000; and 2) A fixed base operator located in the southern region of the country, requiring a combination of cash, stock, and notes totaling approximately $2.8 million. In addition, the Company has issued a memorandum of understanding with a charter operator in the northeast region of the country in which the two organizations would share resources and capabilities under a strategic alliance that may lead to a more formal relationship and/or transaction. There can be no assurance that any or all of these acquisitions will be consummated.

  CONSULTING AGREEMENT

     The Company entered into a six-month engagement agreement (the "Agreement") with a financial advisor in April 2004, whereby the financial advisor will provide advisory services for financial structuring and planning, bridge financing, special situation transactional services and private equity financing. The agreement calls for an initial fee of $15,000 plus $5,000 per month for six months, payable after the closing of the first fixed base operator acquisition. Included in accounts payable and accrued expenses at March 31, 2005 is an obligation of $45,000 pursuant to this agreement.

                         FBO AIR, INC. AND SUBSIDIARIES

  EMPLOYMENT AGREEMENT

     On March 31, 2005, the Board of Directors authorized execution of the First Amendment effective April 1, 2005 (the "First Amendment") to the employment agreement (the "Ricciardi Employment Agreement") for Mr. Ronald J. Ricciardi, the Company's President and CEO. The First Amendment provides that Mr. Ricciardi's employment under the Ricciardi Employment Agreement is effective April 1, 2005 and will continue for three years thereafter subject to automatic one-year renewals. The First Amendment increases his base salary to $175,000. Mr. Ricciardi is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the Common Stock, commencing April 1, 2005

     On March 31, 2005, the Company entered into an employment agreement dated as of April 1, 2005 (the "Ettinger Employment Agreement") with Robert J. Ettinger. Pursuant to the Ettinger Employment Agreement, Mr. Ettinger is employed as the Chief Operating Officer of the Company and as the President of its Big Bird Division. He also is to serve as a Vice Chairman of the Company. The term of the Ettinger Employment Agreement is for three years, commencing April 1, 2005, and thereafter automatically renews for additional one-year periods. Mr. Ettinger's base annual salary is $150,000 and he is guaranteed an annual bonus payment of $100,000, both the salary and the bonus payment to be paid in equal monthly installments. In addition, he may receive an annual performance bonus based on the Board's evaluation of the Company's (particularly the Division's) performance and his performance. Mr. Ettinger is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the Common Stock, commencing April 1, 2005.

     On March 31, 2005, the Company elected Mr. Jeffrey Trenk as an officer of the Company, terminated Mr. Trenk's consulting agreement and entered into an employment agreement with Mr. Trenk dated April 1, 2005 (the "Jeffrey Trenk Employment Agreement"). Pursuant to the Jeffrey Trenk Employment Agreement, Mr. Trenk is employed as the Executive Vice President of Business Development of the Company. He is also to serve as a Vice Chairman of the Company. The term of the Jeffrey Trenk Employment Agreement is for three years, commencing April 1, 2005, and thereafter automatically renews for additional one-year periods Pursuant to Jeffrey Trenk Employment Agreement, Mr. Trenk's base annual salary is $175,000. In addition, he is eligible to receive annually an incentive bonus equal to three percent of the Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA") of the Company earned by meeting or exceeding the annual plan for EBITDA developed by management and approved by the Board annually. Mr. Trenk is to be granted an option each April 1 during the initial term to purchase 250,000 shares of the common stock, commencing April 1, 2005.

  LITIGATION

     In early 2005, the Company was served with a complaint which names the Company, among others, as a defendant in a suit brought by a broker dealer, seeking approximately $100,000 in damages arising from Shadows Bend canceling a stock certificate in the year 2002. Captioned Institutional Capital Management, Inc. vs Michael W. Sciacchetano, et. at., the suit is currently pending in the 215th Judicial District Court, Harris County, Texas. On March 28, 2005, the Company filed a general denial. The Company disputes the allegations and intends to vigorously defend itself in this matter.

  CLAIMS

     The Company entered into a business relationship to operate an aircraft with Raintree Express ("Raintree") for charter flights. Due to mechanical problems, the Company was never able to achieve full reimbursement for its costs of operation and maintenance and there remains approximately $22,000 in charges unpaid. Raintree has demanded damages in excess of $75,000 because of the failure to operate the plan "in accordance with the agreement" which was never executed. The Company retains possession of the aircraft pending payment of its charges, claiming a common law artisan's lien against the aircraft. Raintree has commenced an action in Monroe County, Pennsylvania, by filing and serving a Writ of Summons. In the

                         FBO AIR, INC. AND SUBSIDIARIES
opinion of the Company's litigation attorney, there is an appropriate objection as to venue in Monroe County and a good defense as to any claims for damages which might be made by Raintree, and the defense of the artisan's liens to replevin.

NOTE 15 -- SUBSEQUENT EVENTS

  PRIVATE PLACEMENT -- SECOND AND FINAL CLOSING

     On April 8 and April 15, 2005 (the "Second and Final Closing Dates"), the Company issued additional Secured Notes in the aggregate principal amounts of $399,999 due March 31, 2008 and $30,000 due March 31, 2008, $800,001 (160
shares) and $60,000 (12 shares) of the Convertible Preferred Stock and Warrants to purchase on aggregate of 800,001 and 60,000 shares of the Common Stock, respectively. The placement agent was paid cash issuance expenses of $120,000 and $9,000 for the April 8 and April 15, 2005 closings, respectively.

Due from Stockholder

Effective May 23, 2005, the stockholder has repaid all amounts due to the Company.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders FBO Air, Inc.

     We have audited the accompanying consolidated balance sheet of FBO Air, Inc. and Subsidiary (a Development Stage Enterprise) as of December 31, 2004, and the related consolidated statement of operations, stockholders' deficiency, and cash flows for period from January 17, 2003 (inception) through December 31, 2003, the year ended December 31, 2004, and the period from January 17, 2003 (inception) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004, and the consolidated results of its operations and its cash flows for period from January 17, 2003 (inception) through December 31, 2003, the year ended December 31, 2004, and the period from January 17, 2003 (inception) through December 31, 2004 in conformity with U.S. generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has no revenues and has incurred significant operating losses since inception, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ Marcum & Kliegman, LLP
                                          --------------------------------------
                                          Marcum & Kliegman, LLP

New York, NY
March 18, 2005

                          FBO AIR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET

                                                               DECEMBER 31,
                                                                   2004
                                                              ---------------
                                   ASSETS
CURRENT ASSETS
  Cash......................................................     $  14,117
  Prepaid insurance.........................................         2,668
  Due from stockholder......................................        15,510
                                                                 ---------
     Total current assets...................................        32,295
OTHER ASSETS
  Deposit for acquisition...................................        10,000
  Option on lease of real estate, net.......................         3,400
                                                                 ---------
     Total other assets.....................................        13,400
                                                                 ---------
       TOTAL ASSETS.........................................     $  45,695
                                                                 =========

                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable and accrued expenses.....................     $ 198,693
LONG-TERM LIABILITIES
  Convertible notes.........................................       380,000
                                                                 ---------
       TOTAL LIABILITIES....................................       578,693
                                                                 ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIENCY
Preferred stock -- $.001 par value; authorized 10,000,000;
  none issued and outstanding...............................            --
Common stock -- $.001 par value; authorized 100,000,000;
  6,026,022 issued and outstanding..........................         6,026
Additional paid-in capital..................................        34,475
Deficit accumulated during development stage................      (573,499)
                                                                 ---------
     TOTAL STOCKHOLDERS' DEFICIENCY.........................      (532,998)
                                                                 ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY.........     $  45,695
                                                                 =========

                See notes to consolidated financial statements.

                          FBO AIR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FOR THE PERIOD                               FOR THE PERIOD
                                              FROM JANUARY 17, 2003      FOR THE YEAR      FROM JANUARY 17, 2003
                                                  (INCEPTION) TO             ENDED             (INCEPTION) TO
                                                   DECEMBER 31,          DECEMBER 31,           DECEMBER 31,
                                                       2003                  2004                   2004
                                             ------------------------   ---------------   ------------------------
REVENUE....................................         $       --            $       --             $      --
                                                    ----------            ----------             ---------
EXPENSES
  General and administrative expenses......            104,393               491,735               596,128
  Compensatory element of stock issuances
     (for general and administrative
     expenses).............................                 --                69,227                69,227
                                                    ----------            ----------             ---------
     TOTAL EXPENSES........................            104,393               560,962               665,355
                                                    ----------            ----------             ---------
     OPERATING LOSS........................           (104,393)             (560,962)             (665,355)
INTEREST EXPENSE...........................                 --                12,537                12,537
                                                    ----------            ----------             ---------
     NET LOSS..............................         $ (104,393)           $ (573,499)            $(677,892)
                                                    ==========            ==========             =========
Basic and Diluted Loss Per Common Share....         $    (0.04)           $    (0.14)
                                                    ==========            ==========
Weighted Average Common Shares
  Basic and Diluted........................          2,615,375             4,136,013
                                                    ==========            ==========

                See notes to consolidated financial statements.

                          FBO AIR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
   FOR THE PERIOD FROM JANUARY 17, 2003 (INCEPTION) THROUGH DECEMBER 31, 2004

                                                                            DEFICIT
                                                                          ACCUMULATED
                                           COMMON STOCK      ADDITIONAL     DURING          TOTAL
                                        ------------------    PAID-IN     DEVELOPMENT   STOCKHOLDERS'
                                         SHARES     AMOUNT    CAPITAL        STAGE       DEFICIENCY
                                        ---------   ------   ----------   -----------   -------------
BALANCE -- January 17, 2003
  (Inception).........................  2,615,375   $2,616   $  (2,616)    $      --      $      --
Net loss..............................         --       --          --      (104,393)      (104,393)
                                        ---------   ------   ---------     ---------      ---------
BALANCE -- December 31, 2003..........  2,615,375    2,616      (2,616)     (104,393)      (104,393)
Capitalization of deficit at time of
  incorporation.......................         --       --    (104,393)      104,393             --
Conversion of advances from
  affiliates -- January 4, 2004.......         --       --      94,818            --         94,818
Common stock issued for services on
  June 27, 2004 at $.03 per share.....  1,906,250    1,906      67,321            --         69,227
Common stock issued in connection with
  Shadows Bend reverse merger --
  August 20, 2004.....................  1,504,397    1,504     (20,655)           --        (19,151)
Net loss..............................         --       --          --      (573,499)      (573,499)
                                        ---------   ------   ---------     ---------      ---------
BALANCE -- December 31, 2004..........  6,026,022   $6,026   $  34,475     $(573,499)     $(532,998)
                                        =========   ======   =========     =========      =========

                See notes to consolidated financial statements.

                          FBO AIR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    FOR THE PERIOD                               FOR THE PERIOD
                                                FROM JANUARY 17, 2003      FOR THE YEAR      FROM JANUARY 17, 2003
                                                    (INCEPTION) TO             ENDED             (INCEPTION) TO
                                                     DECEMBER 31,          DECEMBER 31,           DECEMBER 31,
                                                         2003                  2004                   2004
                                               ------------------------   ---------------   ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss...................................         $(104,393)             $(573,499)            $(677,892)
                                                      ---------              ---------             ---------
Adjustments to reconcile net loss to net cash
  used in operating activities:
Compensatory element of stock issuances......                --                 69,227                69,227
Amortization of option on lease of real
  estate.....................................                --                    200                   200
Changes in operating assets and liabilities:
Due from stockholder.........................                --                (15,510)              (15,510)
Prepaid insurance............................                --                 (2,668)               (2,668)
Accounts payable and accrued expenses........             9,575                169,967               179,542
                                                      ---------              ---------             ---------
TOTAL ADJUSTMENTS............................             9,575                221,216               230,791
                                                      ---------              ---------             ---------
NET CASH USED IN OPERATING ACTIVITIES........           (94,818)              (352,283)             (447,101)
                                                      ---------              ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase deposit for acquisition.............                --                (10,000)              (10,000)
Purchase of Option on lease of real estate...                --                 (3,600)               (3,600)
                                                      ---------              ---------             ---------
NET CASH USED IN INVESTING ACTIVITIES........                --                (13,600)              (13,600)
                                                      ---------              ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of convertible
  notes......................................                --                380,000               380,000
Advances from affiliates.....................            94,818                     --                94,818
                                                      ---------              ---------             ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES....            94,818                380,000               474,818
                                                      ---------              ---------             ---------
NET INCREASE IN CASH.........................                --                 14,117                14,117
CASH -- Beginning............................                --                     --                    --
                                                      ---------              ---------             ---------
CASH -- Ending...............................         $      --              $  14,117             $  14,117
                                                      =========              =========             =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
     Cash paid during the periods for:
       Interest..............................         $      --              $      --             $      --
                                                      =========              =========             =========
       Income taxes..........................         $      --              $      --             $      --
                                                      =========              =========             =========
     Non-cash investing and financing
       activities:
       Accrued liabilities assumed in the
          merger.............................         $      --              $  19,151             $  19,151
                                                      =========              =========             =========
       Advances from affiliates converted to
          equity.............................         $      --              $  94,818             $  94,818
                                                      =========              =========             =========

     In connection with the Shadows Bend merger, liabilities assumed exceeded assets acquired by $19,151.

                See notes to consolidated financial statements.

                          FBO AIR, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS AND BASIS OF PRESENTATION

  NATURE OF OPERATIONS

     FBO Air, Inc., a Development Stage Enterprise, ("FBO Air") was formed on January 17, 2003 (date of inception) as a proprietorship to acquire and operate fixed base operations. On January 2, 2004, FBO Air was incorporated in the State of Arizona. A fixed base operator ("FBO") is the primary provider of services to general aviation aircraft operators. FBO Air's business strategy is to purchase and consolidate FBOs in the secondary and tertiary markets located within the United States.

  BUSINESS AND REVERSE MERGER

     Effective August 20, 2004, Shadows Bend Development, Inc. ("Shadows Bend"), a publicly-traded company with no active business, entered into a merger transaction with FBO Air, a privately-held Arizona corporation. Upon completion of the merger transaction, Shadows Bend changed its name to FBO Air, and the original FBO Air shareholders owned 75% of the outstanding shares of common stock of the Company. Accordingly, this transaction has been accounted for as a reverse merger with FBO Air as the acquirer, for accounting purposes, of Shadows Bend. The reverse merger was accounted for as a recapitalization of FBO Air and the stockholders' equity of FBO Air was retroactively restated to its inception on January 17, 2003. The historical financial statements presented are those of FBO Air for all periods presented.

     In July 2004, FBO Air formed FBO Air -- Garden City, Inc. ("FBO Garden City") so that in the future FBO Garden City, a wholly-owned subsidiary, may acquire the net assets and/or stock of a target FBO. Through December 31, 2004, FBO Garden City has not acquired an FBO. FBO Air and its wholly-owned subsidiary, FBO Air Garden City, are hereinafter referred to as the "Company."

  BASIS OF PRESENTATION

     The Company is in the development stage and its efforts to date have been principally devoted to the organizational activities of raising capital, recruiting and hiring of key personnel, and identifying and screening of potential acquisitions.

     The accompanying financial statements have been prepared in accordance with Statement of Financial Accounting Standards No. 7, Development Stage Enterprises, since planned principal operations have not yet commenced.

NOTE 2 -- GOING CONCERN AND MANAGEMENT'S PLANS

     The Company's primary source of operating funds since inception has been provided by its shareholders and convertible note financing. The Company intends to raise additional capital through private debt and equity investors. The Company is currently a development stage enterprise and there is no assurance that these funds, if raised, will be sufficient to enable the Company to fully complete its development activities, attain profitable operations or continue as a going concern. As of December 31, 2004, the Company had stockholders' and working capital deficiencies of $532,998 and $166,398, respectively. The Company had no revenues and incurred an operating loss of $677,892 during the period from January 17, 2003 (date of inception) through December 31, 2004.

     Management has taken steps to improve the Company's liquidity. There can be no assurance that the Company will be successful in these endeavors and therefore may have to consider other alternatives. The Company has obtained an extension from the holders of its convertible notes to defer the start of interest payments until after the closing of the first FBO acquisition. In addition, the Company has minimized its overhead costs by limiting its full time employees to just one, the Company's President.

                          FBO AIR, INC. AND SUBSIDIARY

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of FBO Air and its wholly-owned subsidiary FBO Garden City. All significant intercompany accounts and transactions have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  DEPOSITS

     Deposits consists of advance payments made to secure contractual obligations of the Company.

  OPTION ON REAL ESTATE LEASE

     The option on a real estate lease consists of a purchased right for a period of time to enter into a lease of real property. The option is amortized on a straight-line basis over the option period.

  INCOME TAXES

     The Company was a proprietorship for the period from January 17, 2003 through December 31, 2003. The proprietorship itself is not a taxpaying entity for purposes of Federal and State income taxes. Federal and State income taxes of the proprietor are computed on its total income from all sources. Accordingly, no provision for income taxes is made for the period from January 17, 2003 (date of inception) through December 31, 2003. Tax expense would not have been different had the Company been a tax paying entity.

     As of January 2, 2004 (date of incorporation), the Company accounts for income taxes using the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the year ended December 31, 2004, as a result of net operating losses incurred during the period. As of December 31, 2004, the Company has available approximately $500,000 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carryforwards expire in various years through 2024. At December 31, 2004, the Company has a deferred tax asset of approximately $200,000, which consists primarily of temporary differences relating to net operating losses. The Company's deferred tax asset has been fully reserved by a valuation allowance since realization of its benefit is uncertain. The difference between the statutory rate of 35% and the Company's effective tax rate of 0% is due to the increase in the valuation allowance of approximately $200,000. The Company's ability to utilize its NOL carryforwards may be subject

                          FBO AIR, INC. AND SUBSIDIARY
to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The reported amounts of our financial instruments, including accounts payable and accrued liabilities, approximate their fair value due to their short maturities. The carrying amounts of debt approximate fair value since the debt agreements provide for interest rates that approximate market.

  STOCK OPTIONS

     As permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("FAS 123"), which establishes a fair value based method of accounting for equity-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") for recognizing equity-based compensation expense for financial statement purposes. Under APB 25, no compensation expense is recognized at the time of option grant if the exercise price of the employee stock option is fixed and equals or exceeds the fair market value of the underlying Common Stock on the date of grant and the number of shares to be issued pursuant to the exercise of such options are known and fixed at the grant date.

     The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and the Emerging Issues Task Force in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or In Conjunction with Selling, Goods or Services which require that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.

     In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure ("FAS 148"). This standard amends the disclosure requirements of FAS 123 for fiscal years ending after December 15, 2002 to require prominent disclosure in both annual and interim financial statements about the method used and the impact on reported results. The Company follows the disclosure-only provisions of FAS 123 which require disclosure of the pro forma effects on net income (loss) as if the fair value method of accounting prescribed by FAS 123 had been adopted, as well as certain other information.

     Option valuation models require the input of highly subjective assumptions including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  NET LOSS PER COMMON SHARE

     Basic net loss per common share is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents, consisting of options and convertible notes discussed in the notes to the financial statements, were not included in the calculation of the diluted loss per share because their inclusion would have had the effect of decreasing the loss per share otherwise computed. The total shares issuable upon the exercise of stock options and the convertible notes as of December 31, 2004 and 2003 approximated 4,168,000 and 0, respectively.

  EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB issued SFAS No. 123R "Shared Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB

                          FBO AIR, INC. AND SUBSIDIARY

Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R addresses all forms of shared based payment ("SBP") awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation cost in the historical financial statements. This statement is effective for public entities that file as small business issuers -- as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is in the process of evaluating whether the SFAS No. 123R will have a significant impact on the Company's overall results of operations or financial position.

     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and, otherwise, is effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 in the third quarter of 2003. The adoption did not have an impact on the consolidated financial statements.

     In January 2003, as revised in December 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 for provisions effective during 2003 did not have a material impact on the consolidated financial statements.

     In November 2004, the FASB ratified the release of Emerging Issue Task Force ("EITF") Issue No. 04-08 ("EITF 04-08"), "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share." EITF 04-08 reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock and other such securities should be reflected in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus is effective for reporting periods ending after December 15, 2004. EITF 04-08 did not have a material impact on the consolidated financial statements.

NOTE 4 -- DUE FROM STOCKHOLDER

     As of December 31, 2004, the Company had advances due from a stockholder in the amount of $15,510 .

NOTE 5 -- DEPOSIT FOR ACQUISITION

     In October 2004, the Company paid a sum of $10,000 as an earnest money deposit to the two principal stockholders of an FBO located in the northeast region of the country (See Note 8). This payment is to be applied to the total purchase price of approximately $2,800,000 and may be refunded under certain circumstances.

NOTE 6 -- CONVERTIBLE NOTES

     In April 2004, the Company entered into a convertible note agreement with a group of investors ("Investors") to purchase five-year, 8% convertible notes in the aggregate principal amount of $400,000 as

                          FBO AIR, INC. AND SUBSIDIARY
follows: a) $130,000 upon signing; b) $270,000 upon the later to occur of: 1) the reverse merger transaction, and 2) the acquisition of an FBO as defined in the agreement. The convertible notes mature April 2009, with interest payable quarterly, beginning with the first interest payment, which was due December 1, 2004. During January 2005, the Company entered into an amendment of the agreement with the holder of the convertible notes whereby the due date of the first interest payment is deferred to the date of closing of the first FBO acquisition (See Note 9[A]).

     In April 2004, the Investors funded the sale of the initial $130,000 of convertible notes under the agreement. During August 2004, October 2004, November 2004 and December 2004, the Investors waived one provision under their agreement and funded the sale of $125,000, $45,000, $40,000 and $40,000, respectively of convertible notes under the agreement (See Note 9[A]).

     The Company has the option to pay interest in cash or shares of the Common Stock. For the purpose of determining the number of shares to be issued in payment of interest, such shares shall be valued at the average of their fair market value during the five trading days preceding the interest payment date. The notes plus accrued interest are convertible through the maturity date, into 40%, as defined in the agreement, of the Company's outstanding shares of the Common Stock. In addition, the holders have certain piggyback registration, tag along and other rights as defined in the agreement. The Company is required to maintain certain financial and other covenants.

NOTE 7 -- STOCKHOLDERS' DEFICIENCY

     On January 4, 2004 (date of incorporation), the Company capitalized the deficit of $104,393 incurred for the period from January 17, 2003 (date of inception) through December 31, 2003, during which time, prior to incorporation, the Company operated as a proprietorship.

     On January 4, 2004, amounts owed to affiliates of $94,818 were converted into additional paid-in capital.

     During June 2004, the Company issued 1,906,250 shares of the Common Stock as consideration for services performed by various individuals valued in the aggregate amount of $69,227.

     On August 20, 2004, the Company issued 1,504,397 shares in connection with its reverse merger with Shadows Bend and the assumption of existing Shadows Bend liabilities of $19,151. In connection therewith, Shadows Bend's shareholders approved a 1 for 4 reverse stock split, increased the authorized common shares to 100,000,000 and authorized 10,000,000 shares of preferred stock.

  STOCK OPTIONS

     During September 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares, 25,000 to each of the four independent directors and 50,000 to a consultant/shareholder of the Company. These options have an exercise price of $0.01 per share and expire four years from the date of grant. Options granted to non-employees are accounted for under SFAS No. 123, whereby compensation measurement of equity awards is based on their fair value. The fair market value of these options estimated at the date of grant using the Black-Scholes option pricing model was not deemed material.

                          FBO AIR, INC. AND SUBSIDIARY

NOTE 8 -- COMMITMENTS AND CONTINGENCIES

  OPERATING LEASE

     In May 2004, the Company entered into a non-cancelable operating lease of an automobile for a Company officer expiring in August 3, 2008. Future minimum lease payments under this operating lease at December 31, 2004 are as follows:

YEARS ENDED DECEMBER 31:                                      AMOUNT
------------------------                                      -------
2005........................................................  $ 5,640
2006........................................................    5,640
2007........................................................    3,290
                                                              -------
                                                              $14,570
                                                              =======

  PROPOSED ACQUISITIONS

     The Company has negotiated and issued letters of intent for four potential FBO acquisitions: 1) An FBO located in Garden City, Kansas, requiring cash at closing of approximately $435,000 and the issuance of a 5% note for approximately $240,000 to be paid out over 18 months; 2) An FBO located in the northeast region of the country, acquiring the stock of the company with a combination of cash and debt totaling approximately $2,800,000; 3) An FBO located in the southern region of the country, requiring cash at closing of approximately $1,250,000; and 4) A flight school, including certain aircraft, located in the southwest region of the country, requiring a combination of cash and notes totaling approximately $2,495,000. Completion of these acquisitions is subject to customary closing conditions including the raising of capital. There can be no assurance that any or all of these acquisitions will be consummated.

  CONSULTING AGREEMENTS

     The Company entered into a six-month engagement agreement (the "Agreement") with a financial advisor in April 2004, whereby the financial advisor will provide advisory services for financial structuring and planning, bridge financing, special situation transactional services and private equity financing. The agreement calls for an initial fee of $15,000 plus $5,000 per month for six months, payable after the closing of the first FBO acquisition. Included in accounts payable and accrued expenses at December 31, 2004 is an obligation of $45,000 pursuant to this agreement.

     In January 2004, the Company entered into a three-year consulting agreement ("Consulting Agreement") with a stockholder to provide merger and acquisition advisory services, effective upon an acquisition. The agreement calls for annual consulting fees of $125,000, $150,000 and $200,000, respectively. For each year of the agreement the consultant shall be issued an option to purchase 50,000 shares of the Common Stock of the Company. As of December 31, 2004, the agreement was not in effect. In September 2004, in lieu of the stock option to be granted in the first year pursuant to the Consulting Agreement, the Board of Directors granted an option to purchase 50,000 shares of Common Stock exercisable at $.01 per share, which shall vest on September 30, 2005 and expire on September 29, 2008.

  EMPLOYMENT AGREEMENTS

     In January 2004, the Company entered into a three-year employment agreement with its President and Chief Executive Officer, which will become effective upon the closing of an FBO acquisition and provides for an annual salary of $125,000, $150,000 and $200,000, respectively, plus an annual incentive bonus based upon the Company's Earnings Before Income Taxes, Depreciation and Amortization ("EBITDA"), as further defined in the agreement. In addition, the executive is entitled to receive an option to purchase shares of the

                          FBO AIR, INC. AND SUBSIDIARY

Common Stock in an amount to be determined by the Board of Directors. As of December 31, 2004, the agreement was not in effect and no option has been granted.

     In October 2004, the Company entered into a three-year employment agreement with an executive to serve as its Chief Financial Officer and Executive Vice President. The executive's employment by the Company under this agreement shall commence in two weeks from the date of the initial FBO acquisition and the firm commitment and written agreement by the Board of Directors in securing no less than $20.0 million in debt and equity financing by the Company. This agreement provides for an annual salary of $125,000, $150,000 and $200,000, respectively, plus an annual incentive bonus upon the Company's EBITDA. In addition, the executive is entitled to receive an option to purchase at the listed price at the date of grant a total of 750,000 shares, with an option to purchase 250,000 shares to be granted by the Company on March 1 of each of the years 2005, 2006 and 2007. The options shall vest at the time of issuance and the executive shall have five years to acquire the stock from the date of issuance. As of December 31, 2004, the agreement was not in effect and no option has been granted.

NOTE 9 -- SUBSEQUENT EVENTS

  [A] CONVERTIBLE NOTES

     During January 2005, the Investors waived one provision under their loan agreement and funded the sale of the remaining $20,000 convertible notes under the agreement. Also, during January 2005, the Company entered into an amendment of the agreement with the Investors whereby the due date of the first interest payment is deferred to the date of closing of the first FBO acquisition (see
Note 6).

  [B] DUE FROM STOCKHOLDER

     During February 2005, a stockholder repaid advances totaling $2,500 (See
Note 4).

  [C] AUTHORIZATION OF SERIES A CONVERTIBLE PREFERRED STOCK

     During February 2005, the Company authorized the issue of 1,000 shares of preferred stock, designated as Series A Convertible Preferred Stock ("the Convertible Preferred Stock"), each share having a Stated Value ("Stated Value") of $10,000. These shares provide for cumulative dividends at the annual rate of 8%, payable quarterly and mature three years from the date of issue. The cumulative dividend, at the option of the Company, may be paid either in cash or by the issuance of additional shares of the Convertible Preferred Stock. The holders of the Convertible Preferred Stock and the holders of the shares of the Common Stock shall vote as a single class, with the holders of the Convertible Preferred Stock having the number of votes based upon the formula for the conversion to shares of the Common Stock, as provided below. The holders of the Convertible Preferred Stock have the right to elect one director to the Company's Board of Directors.

     The Convertible Preferred Stock is convertible into shares of the Common Stock. The shares shall automatically convert upon (a) the Company's realization of gross proceeds exceeding $5,000,000 from the sale of equity securities (a "Qualified Follow-On Offering"), separate and apart from a private placement in which the shares of the Convertible Preferred Stock are offered for sale, or (b) at such time as the traded price of the Company's Common Stock exceeds 2.5 times the Initial Conversion Price ("Conversion Price"), and under both (a) and (b), the shares subject to conversion are fully registered shares. At the option of the holder, the shares, in whole or in part, may be converted at any time.

     Subject to certain adjustments in the event of stock splits and other events, as provided in the agreement, and upon the sale of additional equity securities at a price below the Conversion Price, the Conversion Price is $0.30 per share. Each share of Preferred Stock will convert into that number of shares of Common Stock determined by dividing the Stated Value of each share of Convertible Preferred Stock by the Conversion Price. In the case of a mandatory conversion on account of a Qualified Follow-on Offering, then at the option

                          FBO AIR, INC. AND SUBSIDIARY
of the holder, the shares shall be converted at (a) the Conversion Price, or (b) at the same price that such securities are being sold in such Qualified Follow-On Offering, with the holder, in this case, also receiving a premium of an additional 10% in the number of such shares. Under certain conditions whereupon the Company sells shares of Common Stock at a price below the Conversion Price, then the Conversion Price shall be reduced, as provided for in the agreement.

     On the third anniversary of the original date of issue of the Convertible Preferred Stock, the Company shall redeem for cash all remaining outstanding shares at a redemption price equal to the Stated Value, plus all accrued and unpaid dividends.

     In the event of a liquidation of the Company, the holders of the Convertible Preferred Stock then outstanding will be entitled to receive 115% of the stated value of each share, plus any accrued and unpaid dividends.

     During February 2005, investors purchased for cash $100,000 of the Convertible Preferred Stock.

  [D] SEEKING FINANCING

     The Company has agreed with a firm on a non-exclusive basis to seek financing.

  [E] LITIGATION

     In early 2005, the Company was served with a complaint which names the Company, among others, as a defendant in a suit brought by a broker-dealer, seeking damages of approximately $100,000 arising from Shadows Bend's cancellation of a stock certificate in the year 2002, evidencing shares allegedly sold by the plaintiff for the account of a shareholder of Shadows Bend. The Company disputes the allegations, has engaged local trial counsel and intends to vigorously defend itself in this matter.

         -------------------------------------------------------------
         -------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY SUCH INFORMATION OR REPRESENTATIONS IS GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

         -------------------------------------------------------------
         -------------------------------------------------------------
         -------------------------------------------------------------
         -------------------------------------------------------------
                                 FBO AIR, INC.
                               31,366,821 SHARES
                                OF COMMON STOCK
                               ($.001 PAR VALUE)
                                   OFFERED BY
                              SELLING STOCKHOLDERS
                           -------------------------

                                   PROSPECTUS

                           -------------------------
                                          , 2005

         -------------------------------------------------------------
         -------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The provisions hereinafter set forth from the bylaws of FBO Air, Inc., a Nevada corporation and a small business issuer (the "Company"), and from the Nevada General Corporation Law (the "NGCL") provide for indemnification of a controlling person, director or officer of the Company, permit insurance to cover such indemnification by the Company and limit such person's liability in such capacity.

     Section 6.1 of the bylaws provides that the Company shall indemnify its officers, directors and agents to the fullest extent permitted under Nevada law.

     Section 6.2 of the bylaws provides that, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 6.3 upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in our bylaws.

     Section 6.3 of the bylaws provides that any indemnification under Section
6.1 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Nevada law.

     Section 6.4 of the bylaws provides that the indemnification provided by the bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other agreement, or by a vote of stockholders or disinterested directors or otherwise, both as to an action in his or her official capacity and as to an action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.5 of the bylaws provides that the Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the bylaws.

     The Company's indemnity of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the Company or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

     Section 6.6 of the bylaws provides that nothing contained in these bylaws shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or any other applicable state or federal law.

     Section 6.7 of the bylaws provides that references to "the Company" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of the bylaws with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     Section 78.51 of the NGCL authorizes the foregoing provisions in our bylaws. It also provides that any discretionary indemnification by a corporation, unless ordered by a court or provided in the articles of incorporation, bylaws or an agreement, can only be authorized by a determination made (a) by the stockholders, (b) by a majority vote of a quorum consisting of directors who are not parties to the action, suit or proceeding, or by independent legal counsel in a written opinion if such directors are not available. The section also provides that discretionary indemnification cannot be made if there is a final adjudication establishing that the act or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. Finally, this section provides that the indemnification continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executers and administrators of such a person.

     Section 78.7502 of the NGCL permits a corporation to indemnify any person in a threatened pending or completed action or proceeding (other than a derivative action if he or she (a) is not liable pursuant to Section 78.138 of the Nevada General Corporation Law or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person is liable pursuant to
Section 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
Section 78.7502 also permits indemnification in a derivative action but only if ordered by a court.

     Section 78.138 of the NGCL provides that, with certain specified statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. One of the statutory exceptions is for violations of the Nevada Securities Act.

     Section 78.752 of the NGCL governs how a corporation may purchase and maintain insurance or make other financial arrangements for any person who is or was a director, officer, employee or agent of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settle by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Securities and Exchange Commission fee......................  $  1,292.16
Accountant's fees...........................................    25,000.00
Legal fees and expenses.....................................    50,000.00
Blue sky fees and expenses..................................     5,000.00
Printing and engraving expenses.............................    20,000.00
Miscellaneous...............................................     3,707.84
                                                              -----------
Total.......................................................  $105,000.00

---------------

* Estimated, except for the Securities and Exchange Commission fee.

     All of the expenses related to this Registration Statement shall be paid by the Company and the only expense of a Selling Stockholder named in the prospectus shall be the charges from a broker-dealer used by a Selling Stockholder.

ITEM 26.  RECENT SALE OF UNREGISTERED SECURITIES.

     From June 1, 2002, until August 20, 2004, when FBO Air, Inc., an Arizona corporation ("FBO Air"), was merged (the "Merger") with and into the Company (then called Shadows Bend Development, Inc.), the Company sold or issued none of its securities, whether or not registered under the Securities Act. During the period which commenced August 20, 2004, the Company sold or issued the securities hereinafter described in the numbered paragraphs which were not registered under the Securities Act.

     1. (a) On August 20, 2004, the Company issued an aggregate of 4,521,625 shares of its Common Stock, $0.001 par value (the "Common Stock").

     (b) There were no underwriters. The shares were issued to the 15 former shareholders of FBO Air pursuant to an Agreement and Plan of Merger dated as of July 26, 2004 by and between the Company and FBO Air.

     (c) The shares were not sold for cash and there were no underwriting discounts or commissions. Each former shareholder of FBO received 7,625 shares of the Common Stock for each share of Common Stock, $0.001 par value, of FBO Air owned by such shareholder. Prior to the Merger, the Company had effected a one-for-four reverse stock split of the Common Stock reducing the then outstanding shares of the Common Stock from 6,016,054 to 1,504,393 shares.

     (d) The Company claims that the issuances of shares of the Common Stock to the former shareholders of FBO Air were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act in that it was a transaction (i.e., the Merger) not involving a public offering. Each of the 15 former FBO Air shareholders gave a written investment representation to the Company with respect to the shares of the Common Stock to be received by said shareholder.

     (e) There were no options, warrants or convertible securities issued by the Company to the former shareholders of FBO Air pursuant to the Merger. However, the Company assumed FBO Air's obligation to pay $400,000 in principal amount of Convertible Notes, plus interest to certain investors, none of whom was then a shareholder of FBO Air, or to issue to these investors shares of the Common Stock upon conversion. For information relating to the conversion of these Convertible Notes, see Item 5 in this Item 26.

     (f) Not applicable.

     2. (a) On September 20, 2004, the Board of Directors granted options to purchase an aggregate of 150,000 shares of the Common Stock.

     (b) There were no underwriters. An option expiring September 29, 2008 to purchase 25,000 shares of the Common Stock was granted to each of William R. Colaianni, Jeffrey B. Mendell, George Reenstra and Alvin S. Trenk, four of the five then directors of the Company. In addition, an option also expiring September 29,

2008 to purchase 50,000 shares of the Common Stock was granted to Jeffrey M. Trenk, then a consultant to the Company.

     (c) The options were not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to the performed for the Company by each of the four directors and by the consultant.

     (d) The Company claims that the grants of these option were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the five optionees represented to the Company that he was acquiring the options, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution of securities of the Company (as the term "distribution" is contemplated under the Securities Act).

     (e) Each of the options is exercisable at $0.01 per share, there being no quoted market price for the Common Stock on the date of grant. Each option is exercisable, from time to time in its entirety or in part, on and after September 20, 2005 until September 29, 2008.

     (f) Not applicable.

     3. (a) On March 31, 2005, (the "Initial Closing Date"), the Company sold
42.65295 units (the "Units"), each Unit consisting of: (i) a 10% Senior Secured Promissory Note due March 31, 2008 (the "Senior Secured Note") in the principal amount of $25,000; (ii) ten shares of the Company's Series A Convertible Preferred Stock, $0.001 par value (the "Series A Preferred Stock"); and (iii) a warrant expiring March 30, 2010 (the "Investor Warrant") to purchase 50,000 shares of the Common Stock. As a result of this closing, the Company issued on the Initial Closing Date $1,066,325 in aggregate principal amount of the Senior Secured Notes, 426 shares of the Series A Preferred Stock and Investor Warrants to purchase an aggregate of 2,132,651 shares of the Common Stock.

     (b) There was no underwriter for the Units, although Laidlaw & Company (UK) Ltd. ("Laidlaw") acted as the non-exclusive placement agent for this private placement (the "Offering") on a "reasonable efforts $3,000,000 all-or-none" basis. The Offering was conditioned upon investors purchasing a minimum of 40 Units for an aggregate purchase price of $3,000,000. Assuming that such minimum was attained, the Company could, from time to time through May 15, 2005 (the "Final Closing Date"), accept at closings (the "Closings") additional subscriptions for up to an aggregate of 60 Units for an aggregate purchase price of $4,500,000. As a result of the sales at the Closing on the Initial Closing Date, the Company could offer up to an additional 17.34705 Units through the Final Closing Date. The Offering was made, and continued to be made, only to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

     (c) The Units were offered at $75,000 per Unit; however, the Company and Laidlaw reserved the right to accept subscriptions for partial Units and did in fact do so at each of the three Closings. As a result, the total offering price on the Initial Closing Date was $3,198,975, more than the minimum amount required to close the Offering. There were no underwriting discounts or commissions. However, Laidlaw was entitled to receive, at any Closing on or prior to the Final Closing Date: (i) a cash fee of 10% of the gross proceeds delivered at each Closing and (ii) a warrant expiring March 30, 2010 (the "Agent's Warrant") to purchase 10% of the shares of the Common Stock underlying the shares of the Series A Preferred Stock and the Investors Warrants issued at each closing. The Agent's Warrant is similar in terms to the Investor Warrant. As a result of the Closing on the Initial Closing Date, the Company paid to Laidlaw a cash fee of $319,898 and issued to Laidlaw an Agent's Warrant to purchase 924,932 shares of the Common Stock. The Company also paid Laidlaw a non-accountable expense reimbursement of $35,000.

     (d) The Company claims that the Offering was exempt from the registration requirements of Section 5 of the Securities Act pursuant to the exemption of
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction not involving a public offering. Each investor represented to the Company that he, she or it was acquiring the Units, and, unless registered under the

Securities Act at that time, the shares of the Common Stock issuable upon the conversions of the shares of the Series A Preferred Stock and the exercises of the Investor Warrants, for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term "distribution" is contemplated under the Securities Act). Laidlaw made a similar investment representation to the Company with respect to the Agent's Warrant issued to it on the Initial Closing Date and the shares of the Common Stock issuable upon the exercise thereof.

     (e) The following terms are applicable to the conversions of shares of the Series A Preferred Stock and the exercises of the Investor Warrants and the Agent's Warrants:

          (i) Series A Preferred Stock -- Optional Conversion. From time to time after issuance a holder may convert a share of the Series A Preferred Stock into that number of shares of the Common Stock determined by dividing the Stated Value of a share of the Series A Preferred Stock (initially $5,000) by the Conversion Price (the Initial Conversion Price is $.30 per share). Accordingly, subject to the anti-dilution provisions described below in subsection (e)(iv), a share of the Series A Preferred Stock would initially be convertible into 16,666.666 shares of the Common Stock. No fractional shares are to be issued upon conversion -- instead what would otherwise be a fractional share is rounded up or down to the nearest whole share.

          (ii) Series A Preferred Stock -- Mandatory Conversion. Shares of the Series A Preferred Stock automatically convert into shares of the Common Stock upon the occurrence of one of the following events (a "Mandatory Conversion Event"): (1) upon the sale by the Company subsequent to consummation of the Offering of its equity securities resulting in the receipt by the Company of no less than $5,000,000 in gross proceeds (a "Qualified Follow-On Offering") or (2) at such time as the closing bid price for the Common Stock has equaled or exceeded 2.5 times the Initial Conversion Price of $.30 (i.e., the closing bid price must equal or exceed $.75) for a period of 20 consecutive trading days prior to the date of the Mandatory Conversion, provided that: (A) the Common Stock shall have traded no less than 200,000 shares per trading day for no less than 20 consecutive trading days prior to the date of the Mandatory Conversion and (B) the shares issued upon conversion are fully registered for resale pursuant to an effective registration statement under the Securities Act and are not subject to a lock-up agreement requested by the Company, its underwriters or placement agents. This Registration Statement is intended to fulfill condition (B). In the event of a Mandatory Conversion due to a Qualified Follow-On Offering, the holder may convert his, her or its shares of the Series A Preferred Stock into (x) shares of the Common Stock at the Conversion Price in effect on the date of the Mandatory Conversion Event or
     (y) the securities being sold in the Qualified Follow-On Offering at the same price that such securities are being sold in such Qualified Follow-On Offering. The holder pays the purchase price therefor by converting the aggregate Stated Value and accrued but unpaid dividends on the shares of the Series A Preferred Stock so converted. Each holder who so converts into such securities shall receive an additional ten percent of the identical securities of the Qualified Follow-On Offering that such person converted into in the Qualified Follow-On Offering.

          (iii) The Investor Warrants and the Agent's Warrants will be exercisable at $.60 per share (the "Exercise Price") subject to adjustment as provided in subsection (1)(e)(iv) below.

          (iv) The Conversion Price (initially $.30 per share) of the Series A Preferred Stock and the number of shares of the Common Stock issuable upon conversion are subject to adjustment in the event of a stock dividend, a stock split, a recapitalization, or a combination or a subdivision of the Common Stock or a similar event. In addition, if the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common Stock) for a purchase price less than the then Conversion Price, then the Company must reduce the Conversion Price to such lower sale price.

     The Exercise Price (initially $.60 per share) of the Investor Warrants and the Agent's Warrants and the number of shares of the Common Stock issuable upon exercise are subject to adjustment in the event of a stock dividend, a stock split, a reorganization, a recapitalization or a combination or subdivision of the Common Stock or a similar event. In addition, if the Company sells shares of the Common Stock (or a security convertible or exercisable into shares of the Common Stock) for a purchase price less than the then Exercise Price, then the Company must reduce the Exercise Price of the warrant to such lower sale price.

     (f) Not applicable.

     4. (a) On the Initial Closing Date, the Company sold 12.5 units (the "Co-Investment Units"), each Co-Investment Unit consisting of (1) 20 shares of the Series A Preferred Stock and a warrant expiring March 30, 2010 (the "Co-Investor Warrant") to purchase 50,000 shares of the Common Stock. As a result of this closing, the Company issued an aggregate of 249 shares of the Series A Preferred Stock and Co-Investor Warrants to purchase an aggregate of 625,000 shares of the Common Stock.

     (b) There was no underwriter for the Co-Investor Units. The Co-Investors had agreed to make the purchase if the Company sold at least the minimum amount in the Offering, which, as reported in Item 3(c) of this Item 26, it did. The sale of the Co-Investor Units was not credited against the minimum or maximum amounts to be sold in the Offering. The Co-Investors were all "accredited investors (as such term is defined in Rule 501(a) of Regulation D under Securities Act).

     (c) The Co-Investor Units were offered at $100,000 per Co-Investor Unit; however, the Company reserved the right to accept subscriptions for partial Co-Investor Units and did in fact do so at the Initial Closing Date. The total offering price was $1,250,000. There were no underwriting discounts or commissions. Laidlaw received no compensation for the sale of the Co-Investor Units.

     (d) The Company claims that the sales of the Co-Investor Units were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the 11 Co-Investors represented to the Company that he or it was acquiring the Co-Investor Units, and, unless registered under the Securities Act at that time, the shares of the Common Stock issuable upon the conversions of the shares of the Series A Preferred Stock and the exercises of the Co-Investor Warrants, for investment, and not with a view toward, or in connection with, any distribution of securities of the Company (as the term "distribution" is contemplated under the Securities Act).

     (e) The Co-Investor Warrants are similar in terms to the Investor Warrants. For information as to the conversion provisions of the Series A Preferred Stock and the exercise provisions of the Co-Investor Warrants (i.e., the similar Investor Warrants) see paragraph 3(e) above.

     (f) Not applicable.

     5. (a) On the Initial Closing Date, the Company issued an aggregate of 4,018,375 shares of the Common Stock upon the conversion of the Company's 8% Convertible Notes due April 15, 2009 (the "Convertible Notes") in the principal amount of $400,000.

     (b) There was no underwriter in connection with the conversion of the Convertible Notes. All of the 11 holders who or which converted the Convertible Notes were "accredited investors" (as such term is defined in Rule 501(a) of Regulation D under the Securities Act) and were either the purchasers of the Convertible Notes in the private placement of FBO Air which closed on April 16, 2004 or their assignee. In addition, each was a Co-Investor. See Item 4 in this
Item 26. Upon the Merger, the Company had assumed FBO Air's obligations under the Convertible Notes. See Item 1(e) of this Item 26.

     (c) The Company received no cash upon the conversion of the Convertible Notes, having received $400,000 in drawdowns with respect to the Convertible Notes.

     (d) The Company claims that the issuances of the shares of the Common Stock were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the 11 holders of the Convertible Notes represented to the Company that he or it was acquiring the shares of the Common Stock for investment and not with a view toward, or in connection with, any distribution of securities of the Company (as the term "distribution" is contemplated under the Securities Act).

     (e) The Convertible Notes were converted into 40%, as defined therein, of the Company's outstanding shares of the Common Stock prior to giving effect to the Offering.

     (f) Not Applicable.

     6. (a) On March 31, 2005, the Board of Directors granted options to purchase an aggregate of 750,000 shares of the Common Stock.

     (b) There were no underwriters. An option expiring March 31, 2010 to purchase 250,000 shares of the Common Stock was granted to each of (i) Robert J. Ettinger, who was elected as a Vice Chairman of the Board and the Chief Operating Officer of the Company; (ii) Jeffrey M. Trenk, who was elected as a Vice Chairman of the Board and the Executive Vice President of Business Development of the Company, and (iii) Ronald J. Ricciardi, the President, and Chief Executive Officer of the Company.

     (c) The options were not issued for cash and there were no underwriting discounts or commissions. As indicated in subsection (b) above, these options were issued in consideration of the services to the performed for the Company by these three principal officers of the Company and pursuant to their respective employment agreements with the Company.

     (d) The Company claims that the grants of these options were exempt from the registration requirement of Section 5 of the Securities Act pursuant to the exemption of Section 4(2) of the Securities Act as transactions not involving a public offering. Each of the optionees represented to the Company that he was acquiring the options, and, if not registered under the Securities Act at the time, the shares of the Common Stock issuable upon the exercise of the option, for investment, and not with a view toward, or in connection with, a distribution of securities of the Company (as the term "distribution" is contemplated under the Securities Act).

     (e) Each of the options is exercisable at $1.60 per share, the closing sales price on April 1, 2005. Each option is exercisable, from time to time in its entirety or in part, until March 31, 2010.

     (f) Not applicable.

     7. (a) On April 8, 2005 (the "Second Closing Date"), the Company sold an additional 15.99998 Units. For information as to contents of a Unit, see Item 3(a) of this Item 26. As a result of the sales on the Second Closing Date, the Company issued $399,999 in aggregate principal amount of the Senior Secured Notes, 159 shares of the Series A Preferred Stock and Investor Warrants to purchase an aggregate of 800,001 shares of the Common Stock.

     (b) See Item 3(b) of this Item 26.

     (c) The total offering price on the Second Closing Date was $1,200,000. As a result of the Closing on the Second Closing Date, the Company paid Laidlaw a cash fee of $120,000 and issued to Laidlaw an Agent's Warrant to purchase 345,000 shares of the Common Stock.

     (d) See Item 3(d) of this Item 26.

     (e) See Item 3(e) of this Item 26.

     (f) Not applicable.

     8. (a) On April 15, 2005 (the "Third Closing Date"), the Company sold an additional 1.2 Units. For information as to the contents of a Unit, see Item 3(a) of this Item 26. As a result of the sales on the Third Closing Date, the Company issued $30,000 in aggregate principal amount of the Senior Secured Notes, 12 shares of the Series A Preferred Stock and Investor Warrants to purchase an aggregate of 60,000 shares of the Common Stock.

     As a result of the three Closings described in Items 3, 7 and 8 of this
Item 26, the Company sold an aggregate of 59.85293 Units as compared with the 60 Units to be offered as the maximum in the Offering. On such basis the Company and Laidlaw terminated the Offering. As a result of these three Closings, the Company issued $1,496,324 in aggregate principal amount of the Senior Secured Notes, 597 shares of the

Series A Preferred Stock and Investor Warrants to purchase an aggregate of 2,992,652 shares of the Common Stock.

     (b) See Item 3(b) of this Item 26.

     (c) The total offering price on the Third Closing Date was $90,000. As a result of the Closing on the Third Closing Date, the Company paid Laidlaw a cash fee of $9,000 and issued to Laidlaw an Agent's Warrant to purchase 25,950 shares of the Common Stock.

     As a result of the three closings described in Items 3,7 and 8 of this Item 26, the Company had paid Laidlaw aggregate cash placement agent's fees of $439,907 and issued to Laidlaw Agent's Warrants to purchase in the aggregate 1,295,882 shares of the Common Stock.

     (d) See Item 3(d) of this Item 26.

     (e) See Item 3(e) of this Item 26.

     (f) Not applicable.

ITEM 27.  EXHIBITS

  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
  -------                         ----------------------
     2.1       Articles of Merger by and between the Company and Silver
               Beaver Mining Company, Inc., an Idaho corporation, filed on
               June 30, 1998.(1)

     2.2 Agreement and Plan of Merger dated as of July 26, 2004 by and between the Company (then named Shadows Bend
               Development, Inc.) and FBO Air, Inc., an Arizona corporation.(2)

3(i)(1)        Articles of Incorporation of the Company filed on June 2,
               1998.(1)

3(i)(2)        Certificate of Amendment to Articles of Incorporation
               (Exhibit 3(i)(1)) filed on October 15, 1999.(1)

3(i)(3)        Certificate of Amendment to Articles of Incorporation
               (Exhibit 3(i)(1)) filed on June 2, 2000.(1)

3(i)(4)        Certificate of Amendment to Articles of Incorporation
               (Exhibit 3(i)(1)) filed on July 30, 2004.(2)

3(i)(5)        Certificate of Designations.(3)

     3(ii)     Bylaws of the Company currently in effect.(1)

     4.1       Common Stock Certificate.(1)

     4.2       Form of 10% Senior Secured Promissory Note due March 31,
               2008.(4)

     4.3       Copy of General Security Agreement dated as of March 31,
               2005.(4)

     4.4       Copy of Investor Warrant.(4)

     4.5 Form of Registration Rights Agreement (without schedule or exhibit).(4)

     4.6 Form of Co-Investor Registration Rights Agreement (without schedule or exhibits).(4)

     4.7       Letter Agreement dated May 24, 2005 by and between the
               Company and Laidlaw & Company (UK) Ltd.(5)

     5         Opinion of Wachtel & Masyr, LLP.(5)

    10.1 Copy of Asset Purchase Agreement dated March 31, 2005 by and among Central Plains Aviation, Inc., FBO Air-Garden City,
               Inc. and Jon A. Crotts.

    10.2 Copy of Stock Purchase Agreement dated March 31, 2005 by and among Tech Aviation Service, Inc., Ronald D. Ertley, Frank
               E. Paczewski and FBO Air Wilkes-Barre, Inc.(4)

    10.3 Copy of Employment Agreement dated as of January 2, 2004 by and between Ronald J. Ricciardi and the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation).(6)

    10.4       Copy of First Amendment effective April 1, 2005 to the
               Employment Agreement filed as Exhibit 10.3 hereto.(4)

    10.5 Copy of Employment Agreement dated as of April 1, 2005 by and between Robert J. Ettinger and the Company.(4)

  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBIT
  -------                         ----------------------

    10.6       Copy of Business Development Agreement dated as of January
               2, 2004 by and between Jeffrey M. Trenk and the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation).(6)

    10.7 Copy of Employment Agreement dated as of April 1, 2005 by and between Jeffrey M. Trenk and the Company.(4)

    10.8       Copy of Employment Agreement dated March 31, 2005 between
               FBO Air-Garden City , Inc. and Jon A. Crotts.(4)

    10.9       Copy of Employment Agreement dated March 31, 2005 between
               Tech Aviation Service, Inc. and Frank E. Paczewski.(4)

    10.10 Convertible Loan Agreement dated April 16, 2004 by and among the Company (as the successor by merger to FBO Air, Inc., an Arizona corporation) and the Investors named in Schedule A thereto.(2)

    10.11 Form of Convertible Note due April 15, 2009 issued pursuant to the Convertible Loan Agreement filed as Exhibit 10.10 hereto.(2)

    10.12      Copy of Letter Agreement dated as of July 26, 2004 to the
               Convertible Loan Agreement filed as Exhibit 10.10 hereto.(7)

    10.13      Copy of Letter Agreement dated October 21, 1004 amending the
               Convertible Notes, the form of which is filed as Exhibit
               10.11 hereto.(7)

    21         Subsidiaries of the Company.(5)

    23.1 The consent of Wachtel & Masyr, LLP is included in its opinion filed as Exhibit 5 hereto.

    23.2       Consent of Marcum & Kleigman LLP(5)

---------------

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, File No. 333-56046.

(2) Incorporated by reference to the Company's Current Report on Form 8-K filed on August 27, 2004.

(3) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

(4) Incorporated by reference to the Company's Current Report on Form 8-K filed on April 6, 2005.

(5) Filed herewith.

(6) Incorporated by reference to the Company's Current Report on Form 8-K filed on October 5, 2004.

(7) Incorporated by reference to the Company's Current Report on Form 8-K/A filed on November 4, 2004

ITEM 28.  UNDERTAKINGS.

     The small business issuer will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Not-withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) Include any addition or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each such post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

          (3) File a post-effective amendment to remove from registration any of the securities remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the even that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction in the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Avoca, Commonwealth of Pennsylvania, on June 13, 2005.

                                          FBO AIR INC.
                                                       (Registrant)

                                          By: Ronald J. Ricciardi
                                            ------------------------------------
                                              Name:    Ronald J. Ricciardi
                                            Title:   President and Chief
                                                     Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on June 13, 2005.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

/s/ Ronald J. Ricciardi                              President (Principal Executive Officer and Acting
------------------------------------------------        Principal Financial Officer) and a director
Ronald J. Ricciardi


Position Vacant                                                 Principal Accounting Officer

/s/ William R. Colaianni                                                  Director
------------------------------------------------
William R. Colaianni


/s/ Robert J. Ettinger                                                    Director
------------------------------------------------
Robert J. Ettinger


/s/ Jeffrey B. Mendell                                                    Director
------------------------------------------------
Jeffrey B. Mendell


/s/ George Reenstra                                                       Director
------------------------------------------------
George Reenstra


/s/ Alvin S. Trenk                                                        Director
------------------------------------------------
Alvin S. Trenk


/s/ Jeffrey M. Trenk                                                      Director
------------------------------------------------
Jeffrey M. Trenk


/s/ William B. Wachtel                                                    Director
------------------------------------------------
William B. Wachtel

                                 FBO AIR, INC.

                          LIST OF EXHIBITS FILED WITH
                      REGISTRATION STATEMENT ON FORM SB-2

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
-------                      ----------------------                      ----
  4.7     Letter Agreement dated May 24, 2005 by and between the         E-2
          Company and Laidlaw & Company (UK) Ltd. ....................
  5       Opinion of Wachtel & Masyr, LLP.............................   E-4
 21       Subsidiaries of the Company.................................   E-6
 23.1     Consent of Wachtel & Masyr, LLP is included in Exhibit 5....   E-4
 23.2     Consent of Marcum & Keligman LLP............................   E-7